                                  EXHIBIT 4.1

                                                             EXECUTION VERSION

                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

                        as Depositor and Master Servicer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                   as Trustee

                                       and

                      DEUTSCHE BANK TRUST COMPANY DELAWARE,

                               as Delaware Trustee

                         POOLING AND SERVICING AGREEMENT

                                 $899,173,380.28

                   Washington Mutual Mortgage Securities Corp.

                     WaMu Mortgage Pass-Through Certificates

                                 Series 2004-AR7

                           Cut-Off Date: June 1, 2004

                                TABLE OF CONTENTS

                                                                Page
                                                                -----
ARTICLE I                                                        5

Section 1.01.  Definitions                                       5
Adjustment Date                                                  5
Aggregate Certificate Principal Balance                          5
Appraised Value                                                  5
Assignment of Proprietary Lease                                  5
Auction Administrator:                                           5
Auction Administration Agreement:                                5
Auction Certificates:                                            5
Authenticating Agent                                             5
Authorized Denomination                                          5
Bankruptcy Coverage                                              5
Bankruptcy Loss                                                  6
Beneficial Holder                                                6
Benefit Plan Opinion                                             6
Book-Entry Certificates                                          6
Business Day                                                     6
Buydown Agreement                                                6
Buydown Fund                                                     6
Buydown Fund Account                                             7
Buydown Loan                                                     7
Carry-Forward Subsequent Recoveries Amount                       7
Certificate                                                      7
Certificate Account                                              7
Certificateholder or Holder                                      7
Certificate Interest Rate                                        8
Certificate of Trust                                             8
Certificate Principal Balance                                    8
Certificate Register and Certificate Registrar                   8
Class                                                            8
Class A Certificates                                             8
Class A-L Regular Interests                                      8
Class A-1 Certificates                                           9
Class A-1-L Regular Interest                                     9
Class A-2A Certificates                                          9
Class A-2A-L Regular Interest                                    9
Class A-2B Certificates                                          9
Class A-2B-L Regular Interest                                    9
Class A-3 Certificates                                           9
Class A-3-L Regular Interest                                     9
Class A-4 Certificates                                           9
Class A-4-L Regular Interest                                     9
Class A-5 Certificates                                           9
Class A-5-L Regular Interest                                     9

                                      i

Class A-6 Certificates                                           9
Class A-6-L Regular Interest                                     9
Class B Certificates                                             9
Class B-L Regular Interests                                      10
Class B-1 Certificates                                           10
Class B-1-L Regular Interest                                     10
Class B-2 Certificates                                           10
Class B-2-L Regular Interest                                     10
Class B-3 Certificates                                           10
Class B-3-L Regular Interest                                     10
Class B-4 Certificates                                           10
Class B-4-L Regular Interest                                     10
Class B-5 Certificates                                           10
Class B-5-L Regular Interest                                     10
Class B-6 Certificates                                           10
Class B-6-L Regular Interest                                     10
Class Principal Balance                                          10
Class R Certificates                                             11
Class R Residual Interests                                       11
Class R-1 Residual Interest                                      11
Class R-2 Residual Interest                                      11
Clean-Up Call Percentage                                         11
Clearing Agency                                                  12
Closing Date                                                     12
Code                                                             12
Company                                                          12
Compensating Interest                                            12
Cooperative                                                      12
Cooperative Apartment                                            12
Cooperative Lease                                                12
Cooperative Loans                                                12
Cooperative Stock                                                12
Cooperative Stock Certificate                                    12
Corporate Trust Office                                           12
Corporation                                                      13
Corresponding Class                                              13
Credit Support Depletion Date                                    13
Cumulative Carry-Forward Subsequent Recoveries Amount            13
Curtailment                                                      13
Curtailment Shortfall                                            13
Custodial Account for P&I                                        13
Custodial Account for Reserves                                   14
Custodial Agreement                                              14
Custodian                                                        14
Cut-Off Date                                                     14

Definitive Certificates                                          14
Delaware Trustee                                                 15
Depositary Agreement                                             15
Destroyed Mortgage Note                                          15
Determination Date                                               15
Disqualified Organization                                        15
Distribution Date                                                15
DTC                                                              15
DTC Participant                                                  15
Due Date                                                         15
Eligible Institution                                             15
Eligible Investments                                             16
ERISA                                                            17
ERISA Restricted Certificate                                     17
Event of Default                                                 17
Excess Liquidation Proceeds                                      17
Excess Subsequent Recoveries                                     17
FDIC                                                             17
FHA                                                              17
Fannie Mae                                                       17
Final Maturity Date                                              18
Fitch:                                                           18
Fixed Servicing Fee Rate:                                        18
Fraud Coverage                                                   18
Fraud Loss                                                       18
Freddie Mac                                                      18
GCD                                                              18
Index                                                            18
Indirect DTC Participants                                        18
Initial Custodial Agreement                                      19
Initial Custodian                                                19
Insurance Proceeds                                               19
Interest Distribution Amount                                     19
Investment Account                                               20
Investment Depository                                            20
Junior Subordinate Certificates                                  20
Last Scheduled Distribution Date                                 20
Lender                                                           20
Liquidated Mortgage Loan                                         20
Liquidation Principal                                            20
Liquidation Proceeds                                             20
Loan-to-Value Ratio                                              20
Lowest Class B Owner                                             20
Margin                                                           20
Master Servicer                                                  21

                                      iii

Master Servicer Business Day                                     21
Master Servicing Fee                                             21
Master Servicing Fee Rate                                        21
MERS                                                             21
MERS Loan                                                        21
MERS(R) System                                                   21
MIN                                                              21
MOM Loan                                                         21
Monthly P&I Advance                                              21
Monthly Payment                                                  21
Moody's                                                          21
Mortgage                                                         21
Mortgage File                                                    21
Mortgage Interest Rate                                           24
Mortgage Loan Schedule                                           24
Mortgage Loans                                                   25
Mortgage Note                                                    25
Mortgage Pool                                                    25
Mortgage Pool Assets                                             25
Mortgaged Property                                               25
Mortgagor                                                        26
No-Delay Class A Accrual Period                                  26
Nonrecoverable Advance                                           26
Non-U.S. Person                                                  26
Notice Addresses                                                 26
OTS                                                              26
Officer's Certificate                                            26
One-Year CMT                                                     26
One-Year LIBOR                                                   26
Opinion of Counsel                                               27
Original Trust Agreement                                         27
Original Value                                                   27
Ownership Interest                                               27
Pass-Through Entity                                              27
Pass-Through Rate                                                27
Paying Agent                                                     27
Payoff                                                           27
Payoff Earnings                                                  27
Payoff Interest                                                  28
Payoff Period                                                    28
Percentage Interest                                              28
Periodic Cap                                                     28
Permitted Transferee                                             28
Person                                                           29
Prepaid Monthly Payment                                          29

Primary Insurance Policy                                         29
Principal Balance                                                29
Principal Payment                                                30
Principal Payment Amount                                         30
Principal Prepayment                                             30
Principal Prepayment Amount                                      30
Prior Period                                                     30
Pro Rata Allocation                                              30
Prospectus                                                       30
Purchase Obligation                                              30
Purchase Price                                                   30
Qualified Insurer                                                31
Rate Ceiling                                                     31
Rate Floor                                                       31
Rating Agency                                                    31
Ratings                                                          31
Realized Loss                                                    31
Recognition Agreement                                            33
Record Date                                                      33
Regular Interests                                                33
Relief Act Shortfall                                             33
REMIC                                                            33
REMIC Provisions                                                 33
REMIC I                                                          33
REMIC I Assets                                                   33
REMIC I Available Distribution Amount                            33
REMIC I Distribution Amount                                      34
REMIC I Regular Interests                                        37
REMIC II                                                         38
REMIC II Assets                                                  38
REMIC II Available Distribution Amount                           38
REMIC II Distribution Amount                                     38
REMIC II Regular Interests                                       39
Residual Certificates                                            39
Residual Distribution Amount                                     39
Responsible Officer                                              39
S&P                                                              39
Secretary of State                                               39
Securities Act                                                   40
Security Agreement                                               40
Selling and Servicing Contract                                   40
Senior Certificates                                              40
Senior Liquidation Amount                                        40
Senior Percentage                                                40
Senior Prepayment Percentage                                     40

                                      v

Senior Principal Distribution Amount                             42
Senior Subordinate Certificates                                  42
Servicer                                                         42
Servicing Fee                                                    42
Servicing Officer                                                42
Special Hazard Coverage                                          43
Special Hazard Loss                                              43
Special Primary Insurance Policy                                 43
Special Primary Insurance Premium                                44
Statutory Trust Statute                                          44
Subordinate Certificates                                         44
Subordinate Liquidation Amount                                   44
Subordinate Percentage                                           44
Subordinate Prepayment Percentage                                44
Subordinate Principal Distribution Amount                        44
Subordinate Principal Prepayments Distribution Amount            44
Subordination Level                                              44
Subsequent Recoveries                                            45
Substitute Mortgage Loan                                         45
Swap Agreement:                                                  45
Tax Matters Person                                               45
Termination Date                                                 45
Termination Payment                                              45
Transfer                                                         45
Transferee                                                       45
Transferee Affidavit and Agreement                               45
Trust                                                            46
Trustee                                                          46
Uncollected Interest                                             46
Uncompensated Interest Shortfall                                 46
Underwriters                                                     46
Underwriting Standards                                           46
Uninsured Cause                                                  46
U.S. Person                                                      46
VA                                                               46
Variable Servicing Interest                                      47
Weighted Average Pass-Through Rate                               47
Wells Fargo                                                      47
Withdrawal Date                                                  47

ARTICLE II  Creation of the Trust; Conveyance of the Mortgage    47
Pool Assets and REMIC I Regular Interests; REMIC Election and
Designations; Original Issuance of Certificates

Section 2.01.  Creation of the Trust                             47

Section 2.02.  Restrictions on Activities of the Trust           48

Section 2.03.  Separateness Requirements                         49

Section 2.04.  Conveyance of Mortgage Pool Assets; Security      50
Interest

Section 2.05.  Delivery of Mortgage Files                        51

Section 2.06.  REMIC Election for REMIC I                        53

Section 2.07.  Acceptance by Trustee                             54

Section 2.08.  Representations and Warranties of the Company     56
Concerning the Mortgage Loans

Section 2.09.  Acknowledgment of Transfer of Mortgage Pool       61
Assets

Section 2.10.  Conveyance of REMIC II Assets; Security Interest  61

Section 2.11.  REMIC Election for REMIC II                       62

Section 2.12.  Acknowledgement of Transfer of REMIC II Assets;   63
Authentication of Certificates

Section 2.13.  Legal Title                                       63

Section 2.14.  Compliance with ERISA Requirements                63

Section 2.15.  Additional Representation of the Company          63
Concerning the Mortgage Loans
ARTICLE III  Administration and Servicing of Mortgage Loans      64

Section 3.01.  The Company to Act as Master Servicer             64

Section 3.02.  Custodial Accounts and Buydown Fund Accounts      66

Section 3.03.  The Investment Account; Eligible Investments      68

Section 3.04.  The Certificate Account                           69

Section 3.05.  Permitted Withdrawals from the Certificate        70
Account, the Investment Account and Custodial Accounts for P&I
and of Buydown Funds from the Buydown Fund Accounts

Section 3.06.  Maintenance of Primary Insurance Policies;        72
Collections Thereunder

Section 3.07.  Maintenance of Hazard Insurance                   72

Section 3.08.  Enforcement of Due-on-Sale Clauses; Assumption    73
Agreements

Section 3.09.  Realization Upon Defaulted Mortgage Loans         73

Section 3.10.  Trustee to Cooperate; Release of Mortgage Files   75

Section 3.11.  Compensation to the Master Servicer and the       76
Servicers

Section 3.12.  Reports to the Trustee; Certificate Account       77
Statement

Section 3.13.  Annual Statement as to Compliance                 77

                                      vii

Section 3.14.  Access to Certain Documentation and Information   77
Regarding the Mortgage Loans

Section 3.15.  Annual Independent Public Accountants'            77
Servicing Report

Section 3.16.  [Reserved.]                                       78

Section 3.17.  Auction Administration Agreement; Swap Agreement  78

Section 3.18.  [Reserved.]                                       78

Section 3.19.  [Reserved.]                                       78

Section 3.20.  Assumption or Termination of Selling and          78
Servicing Contracts by Trustee
ARTICLE IV  Payments to Certificateholders; Payment of Expenses  79

Section 4.01.  Distributions to Holders of REMIC I Regular       79
Interests and Class R-1 Residual Interest

Section 4.02.  Advances by the Master Servicer; Distribution     79
Reports to the Trustee

Section 4.03.  Nonrecoverable Advances                           81

Section 4.04.  Distributions to Certificateholders and Holder    81
of the Variable Servicing Interest; Payment of Special Primary
Insurance Premiums

Section 4.05.  Statements to Certificateholders                  82
ARTICLE V  The Certificates                                      83

Section 5.01.  The Certificates                                  83

Section 5.02.  Certificates Issuable in Classes; Distributions   90
of Principal and Interest; Authorized Denominations

Section 5.03.  Registration of Transfer and Exchange of          91
Certificates

Section 5.04.  Mutilated, Destroyed, Lost or Stolen              91
Certificates

Section 5.05.  Persons Deemed Owners                             92

Section 5.06.  Temporary Certificates                            92

Section 5.07.  Book-Entry for Book-Entry Certificates            93

Section 5.08.  Notices to Clearing Agency                        94

Section 5.09.Definitive Certificates.                            94

Section 5.10.Office for Transfer of Certificates.                95

Section 5.11.Nature of Certificates.                             95

                                      viii

ARTICLE VI  The Company and the Master Servicer                  95

Section 6.01. Liability of the Company and the Master Servicer   95

Section 6.02.  Merger or Consolidation of the Company, or the    95
Master Servicer

Section 6.03.  Limitation on Liability of the Company, the       95
Master Servicer and Others

Section 6.04.  The Company and the Master Servicer not to        96
Resign

Section 6.05.  Trustee Access.                                   96
ARTICLE VII  Default                                             97

Section 7.01.  Events of Default                                 97

Section 7.02.  Trustee to Act; Appointment of Successor          99

Section 7.03.  Notification to Certificateholders                100
ARTICLE VIII  Concerning the Trustees                            101

Section 8.01.  Duties of Trustees                                101

Section 8.02.  Certain Matters Affecting the Trustees            102

Section 8.03.  Trustees Not Liable for Certificates or           103
Mortgage Loans

Section 8.04.  Trustees May Own Certificates                     104

Section 8.05.  The Master Servicer to Pay Trustees' Fees and     104
Expenses

Section 8.06.  Eligibility Requirements for Trustees             104

Section 8.07.  Resignation and Removal of Trustees               104

Section 8.08.  Successor Trustee                                 105

Section 8.09.  Merger or Consolidation of Trustee                106

Section 8.10.  Appointment of Co-Trustee or Separate Trustee     106

Section 8.11.  Authenticating Agents                             107

Section 8.12.  Paying Agents                                     108

Section 8.13.  Duties of Delaware Trustee                        108

Section 8.14.  Amendment to Certificate of Trust                 109

ARTICLE IX  Termination                                          109

Section 9.01.  Termination Upon Purchase by the Master           109
Servicer or Liquidation of All Mortgage Loans

Section 9.02.  Additional Termination Requirements               111

Section 9.03.  Trust Irrevocable                                 112

ARTICLE X  Miscellaneous Provisions                              112

Section 10.01.  Amendment                                        112

Section 10.02.  Recordation of Agreement                         113

Section 10.03.  Limitation on Rights of Certificateholders       113

Section 10.04.  Access to List of Certificateholders             114

Section 10.05.  Governing Law                                    115

Section 10.06.  Notices                                          115

Section 10.07.  Severability of Provisions                       115

Section 10.08.  Counterpart Signatures                           115

Section 10.09.   Benefits of Agreement                           115

Section 10.10.  Notices and Copies to Rating Agencies            115

                                      x

Exhibit A  Form of Certificates (other than Class R Certificates)
Exhibit B  Form of Class R Certificates
Exhibit C  Anti-Predatory Lending Categorization
Exhibit D  Mortgage Loan Schedule
Exhibit E  Selling And Servicing Contract
Exhibit F  Form of Transferor Certificate For Junior Subordinate Certificates
Exhibit G  Form of Transferee's Agreement For Junior Subordinate Certificates
Exhibit H  Form of Additional Matter Incorporated Into The Certificates
Exhibit I  Transferor Certificate
Exhibit J  Transferee Affidavit And Agreement
Exhibit K  [Reserved]
Exhibit L  Form of Investment Letter
Exhibit M  Form of Trustee's Certification Pursuant to Section 2.07
Exhibit N  Officer's Certificate With Respect to ERISA Matters Pursuant to Section 5.01(d)
Exhibit O  Officer's Certificate With Respect to ERISA Matters Pursuant to Section 5.01(g)
Exhibit P  Officer's Certificate With Respect to ERISA Matters Pursuant to Section 5.01(h)

         This Pooling and Servicing Agreement, dated and effective as of June 1,
2004 (this "Agreement"), is executed by and among Washington Mutual Mortgage
Securities Corp., as depositor and Master Servicer (the "Company"), Deutsche
Bank National Trust Company, a national banking association with a corporate trust office at 1761 East St. Andrew Place, Santa Ana, CA 92705, as Trustee (the
"Trustee"), and Deutsche Bank Trust Company Delaware, as Delaware Trustee (the
"Delaware Trustee"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

                              PRELIMINARY STATEMENT

The Company at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trust. On the Closing Date, the Company
will acquire the REMIC I Regular Interests and the Class R-1 Residual Interest
from the Trust as consideration for its transfer to the Trust of the Mortgage
Loans and certain other assets and will be the owner of the REMIC I Regular
Interests and the Class R-1 Residual Interest. Thereafter on the Closing Date,
the Company will acquire the Certificates (other than the Class R Certificates)
and the Class R-2 Residual Interest and the Variable Servicing Interest from the
Trust as consideration for its transfer to the Trust of the REMIC I Regular
Interests and will be the owner of the Certificates and the Variable Servicing
Interest. The Company has duly authorized the execution and delivery of this
Agreement to provide for (i) the conveyance to the Trust of the Mortgage Loans and certain other assets, (ii) the issuance to the Company of the REMIC I
Regular Interests and the Class R-1 Residual Interest representing in the aggregate the entire beneficial interest in REMIC I, (iii) the conveyance to the
Trust of the REMIC I Regular Interests and (iv) the issuance to the Company of the Variable Servicing Interest and the Certificates, such Variable Servicing
Interest and Certificates (other than the portion of the Class R Certificates representing ownership of the Class R-1 Residual Interest) representing in the aggregate the entire beneficial interest in REMIC II. The Company is entering into this Agreement, and the Trustee and the Delaware Trustee are each accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Certificates issued hereunder, other than the Junior Subordinate
Certificates, have been offered for sale pursuant to a Prospectus, dated
February 10, 2004, and a Prospectus Supplement, dated June 21, 2004, of the
Company (together, the "Prospectus"). The Junior Subordinate Certificates have been offered for sale pursuant to a Private Placement Memorandum, dated June 24,
2004. The Trust created hereunder is intended to be the "Trust" described in the
Prospectus and the Private Placement Memorandum and the Certificates are
intended to be the "Certificates" described therein. The following tables set forth the designation, type of interest, Certificate Interest Rate, initial
Class Principal Balance and Final Maturity Date for the REMIC I Regular
Interests, the Class R Residual Interests, the Certificates and the Variable
Servicing Interest:

                                                     REMIC I Interests

    Class Designation for
    each REMIC I Regular                          Certificate            Initial Class
   Interest and the Class       Type of            Interest                Principal               Final Maturity
    R-1 Residual Interest      Interest            Rate (1)                 Balance                     Date*
  ------------------------    ------------    --------------------    --------------------     ------------------------
  Class A-1-L                  Regular             Variable (2)         $ 172,500,000.00              July 2034
  Class A-2A-L                 Regular             Variable (2)            35,000,000.00              July 2034
  Class A-2B-L                 Regular             Variable (2)            46,000,000.00              July 2034
  Class A-3-L                  Regular             Variable (2)           129,000,000.00              July 2034
  Class A-4-L                  Regular             Variable (2)           103,500,000.00              July 2034
  Class A-5-L                  Regular             Variable (2)            88,451,000.00              July 2034
  Class A-6-L                  Regular             Variable (2)           294,600,000.00              July 2034
  Class B-1-L                  Regular             Variable (2)            11,689,000.00              July 2034
  Class B-2-L                  Regular             Variable (2)             8,092,000.00              July 2034
  Class B-3-L                  Regular             Variable (2)             4,495,000.00              July 2034
  Class B-4-L                  Regular             Variable (2)             1,798,000.00              July 2034
  Class B-5-L                  Regular             Variable (2)             1,348,000.00              July 2034
  Class B-6-L                  Regular             Variable (2)             2,700,280.28              July 2034
  Class R-1+                   Residual            3.963%                         100.00              July 2034

*        The Distribution Date in the specified month, which is the Distribution
         Date in the month following the month the latest maturing Mortgage Loan matures. For federal income tax purposes, for each Class of REMIC I
         Regular and Residual Interests, the "latest possible maturity date"
         shall be the Final Maturity Date.
+        The Class R-1 Residual Interest is entitled to receive the applicable
         Residual Distribution Amount and any Excess Liquidation Proceeds.
(1)      Interest distributed to the REMIC I Regular Interests and the Class R-1
         Residual Interest on each Distribution Date will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class
         Principal Balance outstanding immediately before such Distribution
         Date.
(2)      For each Distribution Date, the Certificate Interest Rate on each Class of Class A-L and Class B-L Regular Interests shall equal the Weighted
         Average Pass-Through Rate for such Distribution Date.

As provided herein, with respect to REMIC I, the Company will cause an election to be made on behalf of REMIC I to be treated for federal income tax purposes as a REMIC. The REMIC I Regular Interests will be designated regular interests in
REMIC I and the Class R-1 Residual Interest will be designated the sole class of residual interest in REMIC I, for purposes of the REMIC Provisions.

                                                     REMIC II Interests

    Class Designation for
        each Class of
      Certificates, the
     Variable Servicing                           Certificate            Initial Class
   Interest and the Class       Type of            Interest                Principal               Final Maturity
    R-2 Residual Interest      Interest            Rate (1)                 Balance                     Date*
  ------------------------    ------------    --------------------    --------------------     ------------------------
  Class A-1                     Regular           (2)                   $ 172,500,000.00              July 2034
  Class A-2A                    Regular           (3)                      35,000,000.00              July 2034
  Class A-2B                    Regular           Variable (4)             46,000,000.00              July 2034
  Class A-3                     Regular           Variable (4)            129,000,000.00              July 2034
  Class A-4                     Regular           Variable (4)            103,500,000.00              July 2034
  Class A-5                     Regular           Variable (4)             88,451,000.00              July 2034
  Class A-6                     Regular           Variable (4)            294,600,000.00              July 2034
  Class B-1                     Regular           Variable (4)             11,689,000.00              July 2034
  Class B-2                     Regular           Variable (4)              8,092,000.00              July 2034
  Class B-3                     Regular           Variable (4)              4,495,000.00              July 2034
  Class B-4                     Regular           Variable (4)              1,798,000.00              July 2034
  Class B-5                     Regular           Variable (4)              1,348,000.00              July 2034
  Class B-6                     Regular           Variable (4)              2,700,280.28              July 2034
  Variable Servicing            Regular            (5)                          -----                March 2009
  Interest
  Class R-2 (6)                 Residual              -----                     -----                 July 2034

*        The Distribution Date in the specified month, which is (i) with respect to the Certificates and the Class R-2 Residual Interest, the
         Distribution Date in the month following the month the latest maturing
         Mortgage Loan matures and (ii) with respect to the Variable Servicing
         Interest, the last Distribution Date on which the Variable Servicing
         Interest is entitled to distributions. For federal income tax purposes, for each Class of REMIC II Regular and Residual Interests, the "latest possible maturity date" shall be the Final Maturity Date.
(1)      Interest distributed on each Distribution Date to the Certificates will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class Principal Balance outstanding immediately before such Distribution Date.
(2)      For each Distribution Date in or before March 2009, the Certificate
         Interest Rate on the Class A-1 Certificates shall equal the lesser of
         (i) 2.388% per annum and (ii) the Weighted Average Pass-Through Rate for such Distribution Date. For each Distribution Date in or after
         April 2009, the Certificate Interest Rate on the Class A-1 Certificates
         shall equal the Weighted Average Pass-Through Rate for such
         Distribution Date.
(3)      For each Distribution Date in or before March 2009, the Certificate
         Interest Rate on the Class A-2A Certificates shall equal the lesser of
         (i) 3.537% per annum and (ii) the Weighted Average Pass-Through Rate for such Distribution Date. For each Distribution Date in or after
         April 2009, the Certificate Interest Rate on the Class A-2A
         Certificates shall equal the Weighted Average Pass-Through Rate for such Distribution Date.
(4)      For each Distribution Date, the Certificate Interest Rate on each Class of the Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6 and Class
         B Certificates shall equal the Weighted Average Pass-Through Rate for such Distribution Date.
(5)      For each Distribution Date in or before March 2009, the Variable
         Servicing Interest shall be entitled to receive (to the extent of amounts available pursuant to the terms hereof) the Interest
         Distribution Amount (as defined herein) for the Variable Servicing
         Interest. The Variable Servicing Interest shall not be entitled to receive any distributions of principal.
(7)      The Class R-2 Residual Interest shall be entitled to receive the applicable Residual Distribution Amount. The Class R-2 Residual
         Interest shall not be entitled to receive any distributions of interest or principal.

As provided herein, with respect to REMIC II, the Company will cause an election to be made on behalf of REMIC II to be treated for federal income tax purposes as a REMIC. The Certificates (other than the Class R Certificates) and the
Variable Servicing Interest will be designated regular interests in REMIC II and the Class R-2 Residual Interest will be designated the sole class of residual interest in REMIC II, for purposes of the REMIC Provisions. As of the Cut-Off
Date, the Mortgage Loans have an aggregate Principal Balance of $899,173,380.28 and the Certificates have an Aggregate Certificate Principal Balance of
$899,173,380.28.

In addition, the Trust will issue the Class R Certificates, which will represent ownership of the Class R-1 and Class R-2 Residual Interests.

                              W I T N E S S E T H :

WHEREAS, the Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to undertake the obligations undertaken by it herein;

WHEREAS, the Trustee is a national banking association duly organized and existing under the laws of the United States and has full power and authority to enter into this Agreement;

WHEREAS, the Delaware Trustee is a banking corporation duly organized and existing under the laws of the State of Delaware and has full power and authority to enter into this Agreement;

WHEREAS, prior to the execution and delivery hereof, the Company and the
Delaware Trustee have entered into the Original Trust Agreement, and the
Delaware Trustee has filed the Certificate of Trust;

WHEREAS, it is the intention of the Company, the Trustee and the Delaware
Trustee that the Trust created by this Agreement constitute a statutory trust under the Statutory Trust Statute, that this Agreement constitute the governing instrument of the Trust, and that this Agreement amend and restate the Original
Trust Agreement;

WHEREAS, the Company is the owner of the Mortgage Loans identified in the
Mortgage Loan Schedule hereto having unpaid Principal Balances on the Cut-Off
Date as stated therein; and

WHEREAS, the Company has been duly authorized to create the Trust to (i) hold the Mortgage Loans and certain other property, (ii) issue the REMIC I Regular
Interests and the Class R-1 Residual Interest, (iii) hold the REMIC I Regular
Interests and (iv) issue the Certificates and the Variable Servicing Interest.

NOW, THEREFORE, in order to declare the terms and conditions upon which the
REMIC I Regular Interests, the Class R Residual Interests, the Variable
Servicing Interest and the Certificates are to be issued, and in consideration of the premises and of the purchase and acceptance of the Certificates by the
Holders thereof, the Company covenants and agrees with the Trustee and the
Delaware Trustee, for the equal and proportionate benefit of the respective
Holders from time to time of the REMIC I Regular Interests, the Variable
Servicing Interest and the Certificates, as applicable, as follows:

                                   ARTICLE I

Section 1.01.     Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Adjustment Date: As to each Mortgage Loan, a Due Date on or about the fifth anniversary of the first Due Date and annually thereafter, as set forth in the related Mortgage Note, on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective.

Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of the Certificates.

Appraised Value: The amount set forth in an appraisal made by or for (a) the mortgage originator in connection with its origination of each Mortgage Loan
(including a Mortgage Loan originated to refinance mortgage debt), (b) with respect to a Mortgage Loan originated to refinance mortgage debt, the originator of the mortgage debt that was refinanced or (c) the Servicer, at any time, in accordance with the Selling and Servicing Contract.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment or mortgage of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

Auction Administrator: The meaning given to such term in Section 3.17(a).

Auction Administration Agreement: The Auction Administration Agreement, dated as of June 24, 2004, between GCD and the Auction Administrator

Auction Certificates: The Class A Certificates.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11.

Authorized Denomination: With respect to each Class of Certificates (other than the Class R Certificates), an initial Certificate Principal Balance equal to
$25,000 and multiples of $1 in excess thereof, except that one Certificate of each Class of the Junior Subordinate Certificates may be issued in an amount that is not an integral multiple of $1. With respect to the Class R
Certificates, one Certificate with a Percentage Interest equal to 0.01% and one
Certificate with a Percentage Interest equal to 99.99%.

Bankruptcy Coverage: $100,000 less (a) any scheduled or permissible reduction in the amount of Bankruptcy Coverage pursuant to the second paragraph of this definition and (b) Bankruptcy Losses allocated to the Certificates.

The Bankruptcy Coverage may be reduced upon written confirmation from the Rating
Agencies that such reduction will not adversely affect the then current ratings assigned to the Certificates by the Rating Agencies.

Bankruptcy Loss: A loss on a Mortgage Loan arising out of (i) a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than any such reduction that arises out of clause (ii) of this definition of "Bankruptcy
Loss," including, without limitation, any such reduction that results in a permanent forgiveness of principal, or (ii) with respect to any Mortgage Loan, a valuation, by a court of competent jurisdiction in a case under such Bankruptcy
Code, of the related Mortgaged Property in an amount less than the then outstanding Principal Balance of such Mortgage Loan.

Beneficial Holder: A Person holding a beneficial interest in any Book-Entry
Certificate as or through a DTC Participant or an Indirect DTC Participant or a
Person holding a beneficial interest in any Definitive Certificate.

Benefit Plan Opinion: With respect to any Certificate presented for registration in the name of any Person, an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company to the effect that the purchase or holding of such Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and will not subject the
Trust, the Trustee, the Delaware Trustee, the Master Servicer or the Company to
any obligation or liability (including obligations or liabilities under Section
406 of ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Delaware Trustee, the Master Servicer or the Company.

Book-Entry Certificates: The Class A and Senior Subordinate Certificates,
beneficial ownership and transfers of which shall be made through book entries as described in Section 5.07.

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in Stockton, California, Chicago, Illinois, New York, New
York, Seattle, Washington or any city in which the Corporate Trust Office is located (which shall initially be Santa Ana, California) are authorized or obligated by law or executive order to be closed or, (iii) as used (a) for purposes of determining the Distribution Date (pursuant to the definition thereof) in March 2009 or (b) in the Swap Agreement and the Auction
Administration Agreement, also a day on which banking institutions in London are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between a Person and a Mortgagor pursuant to which such Person has provided a Buydown Fund.

Buydown Fund: A fund provided by the originator of a Mortgage Loan or another
Person with respect to a Buydown Loan which provides an amount sufficient to subsidize regularly scheduled principal and interest payments due on such
Buydown Loan for a period. Buydown Funds may be (i) funded at the par values of future payment subsidies, or (ii) funded in an amount less than the par values of future payment subsidies, and determined by discounting such par values in accordance with interest accruing on such amounts, in which event they will be deposited in an account bearing interest. Buydown Funds may be held in a separate Buydown Fund Account or may be held in a Custodial Account for P&I or a
Custodial Account for Reserves and monitored by a Servicer.

Buydown Fund Account: A separate account or accounts created and maintained pursuant to Section 3.02 (a) with a financial institution approved by the Master
Servicer, (b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution (including the Trustee). Such account or accounts may be non-interest bearing or may bear interest. In the event that a Buydown Fund Account is established pursuant to clause (b) of the preceding sentence, amounts held in such Buydown Fund Account shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one
Buydown Fund Account may be established.

Buydown Loan: A Mortgage Loan for which the Mortgage Interest Rate has been subsidized through a Buydown Fund provided at the time of origination of such
Mortgage Loan.

Carry-Forward Subsequent Recoveries Amount: For any Distribution Date, the
excess, if any, of (i) the Subsequent Recoveries for such Distribution Date over
(ii) the amount by which the Class Principal Balance of the Class of Subordinate
Certificates with the lowest priority is increased in respect of Subsequent
Recoveries on such Distribution Date pursuant to the definition of "Class
Principal Balance" herein.

Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibit A and B hereto.
The additional matter appearing in Exhibit H shall be deemed incorporated into
Exhibit A as though set forth at the end of such Exhibit.

Certificate Account: The separate trust account created and maintained with the
Trustee, the Investment Depository or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.04, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may
be invested in Eligible Investments pursuant to Section 3.04(b) and reinvestment earnings thereon shall be paid to the Master Servicer as additional servicing compensation. Funds deposited in the Certificate Account (exclusive of the
Master Servicing Fee) shall be held in trust for the Certificateholders and for the uses and purposes set forth in Section 2.01, Section 3.04, Section 3.05,
Section 4.01 and Section 4.04.

Certificateholder or Holder: With respect to the Certificates, the person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any
Certificate registered in the name of the Company, the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage
Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained; provided, that the Trustee may conclusively rely upon an Officer's Certificate to determine whether any Person is an affiliate of the Company or the Master Servicer. With respect to the REMIC I Regular
Interests, the owner of the REMIC I Regular Interests, which as of the Closing
Date shall be the Trust. With respect to the Variable Servicing Interest, the initial Servicer or any successor Servicer.

Certificate Interest Rate: For each Class of Certificates and REMIC I Regular
Interests, the per annum rate set forth as the Certificate Interest Rate for such Class in the Preliminary Statement hereto.

Certificate of Trust: The certificate of trust filed with respect to the Trust with the Secretary of State in accordance with Section 3810(a) of the Statutory
Trust Statute.

Certificate Principal Balance: For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed, respectively, pursuant to Section 5.03.

Class: All REMIC I Regular Interests or the Class R-1 Residual Interest having the same priority and rights to payments on the Mortgage Loans from the REMIC I
Available Distribution Amount, and all REMIC II Regular Interests or the Class
R-2 Residual Interest having the same priority and rights to payments on the
REMIC I Regular Interests from the REMIC II Available Distribution Amount, as applicable, which REMIC I Regular Interests, REMIC II Regular Interests and
Class R Residual Interests, as applicable, shall be designated as a separate
Class, and which, in the case of the Certificates (including the Class R
Certificates representing ownership of the Class R Residual Interests), shall be set forth in the applicable forms of Certificates attached hereto as Exhibits A and B. Each Class of REMIC I Regular Interests and the Class R-1 Residual
Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of "REMIC I Distribution Amount" only to the extent of the REMIC I Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of "REMIC I Distribution Amount" and each Class of REMIC II Regular Interests
(including, to the extent applicable, the Variable Servicing Interest) and the
Class R-2 Residual Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of "REMIC II Distribution Amount" only to the extent of the REMIC II Available Distribution Amount for such
Distribution Date remaining after distributions in accordance with prior clauses of the definition of "REMIC II Distribution Amount."

Class A Certificates: The Class A-1, Class A-2A, Class A-2B, Class A-3, Class
A-4, Class A-5 and Class A-6 Certificates.

Class A-L Regular Interests: The Class A-1-L, Class A-2A-L, Class A-2B-L, Class
A-3-L, Class A-4-L, Class A-5-L and Class A-6-L Regular Interests.

Class A-1 Certificates: The Certificates designated as "Class A-1" on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class A-2A Certificates: The Certificates designated as "Class A-2A" on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-2A-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class A-2B Certificates: The Certificates designated as "Class A-2B" on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-2B-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class A-3 Certificates: The Certificates designated as "Class A-3" on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-3-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class A-4 Certificates: The Certificates designated as "Class A-4" on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-4-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class A-5 Certificates: The Certificates designated as "Class A-5" on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-5-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class A-6 Certificates: The Certificates designated as "Class A-6" on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-6-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5
and Class B-6 Certificates.

Class B-L Regular Interests: The Class B-1-L, Class B-2-L, Class B-3-L, Class
B-4-L, Class B-5-L and Class B-6-L Regular Interests.

Class B-1 Certificates: The Certificates designated as "Class B-1" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-1-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class B-2 Certificates: The Certificates designated as "Class B-2" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-2-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class B-3 Certificates: The Certificates designated as "Class B-3" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-3-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class B-4 Certificates: The Certificates designated as "Class B-4" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-4-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class B-5 Certificates: The Certificates designated as "Class B-5" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-5-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class B-6 Certificates: The Certificates designated as "Class B-6" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-6-L Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Principal Balance: For any Class of Certificates or Class of REMIC I
Regular Interests and for the Class R-1 Residual Interest, the applicable initial Class Principal Balance therefor set forth in the Preliminary Statement hereto (or, in the case of the Class R Certificates, the Class Principal Balance
of the Class R-1 Residual Interest), corresponding to the rights of such Class in payments of principal due to be passed through to the Certificateholders or the Holders of the REMIC I Regular Interests from principal payments on the

                                       10

Mortgage Loans or the REMIC I Regular Interests, as applicable, as reduced from time to time by (x) distributions of principal to the Certificateholders or the
Holders of the REMIC I Regular Interests of such Class and (y) the portion of
Realized Losses allocated to the Class Principal Balance of such Class pursuant to the definition of "Realized Loss" with respect to a given Distribution Date.
For any Distribution Date, the reduction of the Class Principal Balance of any
Class of Certificates and REMIC I Regular Interests pursuant to the definition of "Realized Loss" shall be deemed effective after the determination and distribution of principal on such Class pursuant to the definitions of "REMIC I
Distribution Amount" and "REMIC II Distribution Amount."

Notwithstanding the foregoing, any amounts distributed in respect of principal losses pursuant to paragraph (I)(xxiii) of the definition of "REMIC I
Distribution Amount" shall not cause a reduction in the Class Principal Balances of the REMIC I Regular Interests or their Corresponding Classes.

In addition to the foregoing, on each Distribution Date, the Class Principal
Balance of the Class of Subordinate Certificates with the lowest priority then outstanding (and its Corresponding Class) shall be increased by an amount equal to the lesser of (i) the Subsequent Recoveries for such Distribution Date and
(ii) the amount of Realized Losses allocated to such Class on previous
Distribution Dates (the amount in this clause (ii) reduced by the amount, if any, by which such Class Principal Balance has been increased on prior
Distribution Dates pursuant to this paragraph).

The Class Principal Balance for the Class A-1 Certificates shall be referred to as the "Class A-1 Principal Balance," the Class Principal Balance for the Class
A-1-L Regular Interest shall be referred to as the "Class A-1-L Principal
Balance" and so on.

Class R Certificates: The Certificates designated as "Class R" on the face thereof in substantially the form attached hereto as Exhibit B, representing ownership of the Class R-1 and Class R-2 Residual Interests, each of which Class of Residual Interests has been designated as the sole class of "residual interest" in REMIC I and REMIC II, respectively, pursuant to Section 2.06 and
Section 2.11, respectively, for purposes of Section 860G(a)(2) of the Code.

Class R Residual Interests: The Class R-1 and Class R-2 Residual Interests
(which shall be transferable only as a unit evidenced by the Class R
Certificates, in accordance with the applicable provisions of Section 5.01).

Class R-1 Residual Interest: The uncertificated undivided beneficial interest in
REMIC I which has been designated as the single class of "residual interest" in
REMIC I pursuant to Section 2.06. The Class R-1 Residual Interest, together with the REMIC I Regular Interests, shall be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC I Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

Class R-2 Residual Interest: The uncertificated undivided beneficial interest in
REMIC II which has been designated as the single class of "residual interest" in
REMIC II pursuant to Section 2.11. The Class R-2 Residual Interest, together with the REMIC II Regular Interests, shall be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC II
Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

Clean-Up Call Percentage:  5%.

                                       11

Clearing Agency: An organization registered as a "clearing agency" pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

Closing Date: June 24, 2004, which is the date of settlement of the sale of the
Certificates to the original purchasers thereof.

Code:  The Internal Revenue Code of 1986, as amended.

Company: Washington Mutual Mortgage Securities Corp., a Delaware corporation, or its successor-in-interest.

Compensating Interest: For any Distribution Date, the lesser of (i) the sum of
(a) the aggregate Master Servicing Fee payable with respect to the Mortgage
Loans on such Distribution Date, (b) the aggregate Payoff Earnings with respect to the Mortgage Loans for such Distribution Date and (c) the aggregate Payoff
Interest with respect to the Mortgage Loans for such Distribution Date and (ii)
the aggregate Uncollected Interest with respect to the Mortgage Loans for such
Distribution Date.

Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the
Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative
Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement,
(ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a Recognition Agreement, each of which was transferred and assigned to the Trust pursuant to Section 2.04.

Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

Corporate Trust Office: The corporate trust office of the Trustee in the State of California, at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the

                                       12

execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana,
CA 92705, Attention: Trust Administration WA04A7.

Corporation: Any Person (other than an individual, partnership, joint venture or unincorporated organization) incorporated, associated, organized, chartered or existing under the laws of any state or under the federal laws of the United
States of America; provided, that such Person have indefinite existence under the law of its domicile.

Corresponding Class: With respect to the Class A and Class B Certificates and the REMIC I Regular Interests, the "Corresponding Class" shall be as indicated
in the following table:

Class A-1-L                  Class A-1
Class A-2A-L                 Class A-2A
Class A-2B-L                 Class A-2B
Class A-3-L                  Class A-3
Class A-4-L                  Class A-4
Class A-5-L                  Class A-5
Class A-6-L                  Class A-6
Class B-1-L                  Class B-1
Class B-2-L                  Class B-2
Class B-3-L                  Class B-3
Class B-4-L                  Class B-4
Class B-5-L                  Class B-5
Class B-6-L                  Class B-6

Credit Support Depletion Date: The first Distribution Date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero as a result of principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

Cumulative Carry-Forward Subsequent Recoveries Amount: For any Distribution
Date, the sum of (i) the Carry-Forward Subsequent Recoveries Amount for such
Distribution Date and (ii) the Carry-Forward Subsequent Recoveries Amounts for
prior Distribution Dates to the extent such Carry-Forward Subsequent Recoveries
Amounts have not been applied in reduction of Realized Losses on prior
Distribution Dates pursuant to the first paragraph of the definition of
"Realized Loss" herein.

Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly
Payment or a Payoff, which is applied to reduce the outstanding principal balance of the Mortgage Loan. (Prepayment penalties are not payments of principal and hence Curtailments do not include prepayment penalties.)

Curtailment Shortfall: For any Distribution Date and for any Curtailment applied with a Monthly Payment in the Prior Period other than a Prepaid Monthly Payment, an amount equal to one month's interest on such Curtailment at the applicable
Pass-Through Rate on such Mortgage Loan.

Custodial Account for P&I: The Custodial Account for principal and interest established and maintained by each Servicer pursuant to its Selling and
Servicing Contract and caused by the Master Servicer to be established and maintained pursuant to Section 3.02 (a) with a financial institution approved by the Master Servicer such that the rights of the Master Servicer, the Trust, the

                                       13

Trustee, the Delaware Trustee and the Certificateholders thereto shall be fully protected against the claims of any creditors of the applicable Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution (including the Trustee). In the event that a Custodial Account for P&I is established pursuant to clause (b) of the preceding sentence, amounts held in such Custodial Account for P&I shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Custodial Account for P&I may be established. Any amount that is at any time not protected or insured in accordance with the first sentence of this definition of "Custodial Account for P&I" shall promptly be withdrawn from such Custodial Account for P&I and be remitted to the Investment Account.

Custodial Account for Reserves: The Custodial Account for Reserves established and maintained by each Servicer pursuant to its Selling and Servicing Contract and caused by the Master Servicer to be established and maintained pursuant to
Section 3.02 (a) with a financial institution approved by the Master Servicer such that the rights of the Master Servicer, the Trust, the Trustee, the
Delaware Trustee and the Certificateholders thereto shall be fully protected against the claims of any creditors of the applicable Servicer and of any creditors or depositors of the institution in which such account is maintained,
(b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution (including the Trustee). In the event that a Custodial Account for Reserves is established pursuant to clause (b) of the preceding sentence, amounts held in such Custodial Account for Reserves shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Custodial Account for Reserves may be established. Any amount that is at any time not protected or insured in accordance with the first sentence of this definition of "Custodial Account for Reserves" shall promptly be withdrawn from such Custodial Account for Reserves and be remitted to the Investment
Account.

Custodial Agreement: The agreement, if any, between the Trustee and a Custodian
(or the Trustee, a Custodian and the Master Servicer) providing for the safekeeping of the Mortgage Files on behalf of the Trust.

Custodian: A custodian which is appointed by the Trustee with the consent of the
Master Servicer, as provided in Article II hereof, pursuant to a Custodial
Agreement. Any Custodian so appointed shall act as agent on behalf of the
Trustee. The reasonable fees and expenses of the Custodian shall be paid by the
Master Servicer. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

Cut-Off Date:  June 1, 2004.

Definitive  Certificates:  Certificates  in  definitive,  fully  registered  and certificated form.

                                       14

Delaware   Trustee:    Deutsche   Bank   Trust   Company   Delaware,    or   its
successor-in-interest  as provided in Section  8.09,  or any  successor  trustee appointed as herein provided.

Depositary Agreement: The Letter of Representations, dated June 23, 2004 by and among DTC, the Trust and the Trustee. The Trustee is authorized to enter into the Depositary Agreement on behalf of the Trust.

Destroyed  Mortgage Note: A Mortgage Note the original of which (or a portion of the  original  of which)  was  permanently  lost or  destroyed  and has not been replaced.

Determination  Date:  A day not  later  than the 10th day  preceding  a  related
Distribution Date, as determined by the Master Servicer.

Disqualified Organization: Any Person which is not a Permitted Transferee, but does not include any Pass-Through Entity which owns or holds a Residual
Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

Distribution Date: With respect to distributions on the REMIC I Regular
Interests, the Variable Servicing Interest and the Certificates, the 25th day
(or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being July 26,
2004. The "related Due Date" for any Distribution Date is the Due Date immediately preceding such Distribution Date.

DTC:  The Depository Trust Company.

DTC Participant: A broker, dealer, bank, other financial institution or other
Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

Due Date:  The day on which the Monthly Payment for each Mortgage Loan is due.

Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating
Agencies, (ii) with respect to any Custodial Account for P&I and special
Custodial Account for Reserves, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agencies,
(iii) with respect to any Buydown Fund Account or Custodial Account which also serves as a Buydown Fund Account, the highest unsecured long-term debt rating by the Rating Agencies, or (iv) the approval of the Rating Agencies. Such institution may be the Servicer if the applicable Selling and Servicing Contract requires the Servicer to provide the Master Servicer with written notice on the
Business Day following the date on which the Servicer determines that such
Servicer's short-term debt and unsecured long-term debt ratings fail to meet the requirements of the prior sentence. Notwithstanding the foregoing, Washington
Mutual Bank, FA shall be an "Eligible Institution" if the following conditions are satisfied: (i) Washington Mutual Bank, FA is acting as Servicer, (ii) if S&P is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than "A-" by S&P and the

                                       15

short-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than "A-2" by S&P, (iii) if Fitch is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than "A" by Fitch and the short-term unsecured debt obligations of
Washington Mutual Bank, FA are rated no lower than "F1" by Fitch and (iv) if
Moody's is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than "A2" by
Moody's and the short-term unsecured debt obligations of Washington Mutual Bank,
FA are rated no lower than "P-1" by Moody's; provided, that if the long-term or short-term unsecured debt obligations of Washington Mutual Bank, FA are downgraded by any of the Rating Agencies to a rating lower than the applicable rating specified in this sentence, Washington Mutual Bank, FA shall cease to be an "Eligible Institution" ten Business Days after notification of such downgrade.

Eligible Investments: Any one or more of the obligations or securities listed below in which funds deposited in the Investment Account, the Certificate
Account, the Custodial Account for P&I and the Custodial Account for Reserves
may be invested:

(i)  Obligations  of, or  guaranteed as to principal and interest by, the United
     States or any agency or  instrumentality  thereof when such obligations are backed by the full faith and credit of the United States;

(ii) Repurchase  agreements  on  obligations  described  in  clause  (i) of this
     definition   of  "Eligible   Investments,"   provided  that  the  unsecured
     obligations of the party (including the Trustee in its commercial capacity)
     agreeing to  repurchase  such  obligations  have at the time one of the two highest  short term debt ratings of the Rating  Agencies and provided  that such  repurchaser's  unsecured  long term  debt has one of the two  highest unsecured long term debt ratings of the Rating Agencies;

(iii)Federal  funds,   certificates  of  deposit,  time  deposits  and  bankers'
     acceptances of any U.S. bank or trust company  incorporated  under the laws of the United States or any state  (including the Trustee in its commercial capacity), provided that the debt obligations of such bank or trust company
     (or, in the case of the principal  bank in a bank holding  company  system, debt  obligations  of the bank holding  company) at the date of acquisition thereof  have one of the two highest  short term debt ratings of the Rating
     Agencies and unsecured long term debt has one of the two highest  unsecured long term debt ratings of the Rating Agencies;

(iv) Obligations  of, or  obligations  guaranteed  by,  any state of the  United
     States or the District of Columbia,  provided that such  obligations at the date of acquisition  thereof shall have the highest  long-term debt ratings available for such securities from the Rating Agencies;

(v)  Commercial  paper of any  corporation  incorporated  under  the laws of the
     United States or any state thereof,  which on the date of  acquisition  has the highest  commercial paper rating of the Rating Agencies,  provided that the  corporation  has  unsecured  long  term  debt  that has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(vi) Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United  States or any state  thereof  and have the  highest long-term  unsecured  rating  available for such securities from the Rating
     Agencies; provided, however, that securities issued by any such corporation will not be investments to the extent that  investment  therein would cause the outstanding  principal amount of securities  issued by such corporation

                                       16

     that are then held as part of the  Investment  Account  or the  Certificate
     Account to exceed 20% of the  aggregate  principal  amount of all  Eligible
     Investments  then  held  in the  Investment  Account  and  the  Certificate
     Account; and

(vii)Units  of  taxable  money  market  funds  (which  may be  12b-1  funds,  as contemplated  under the rules  promulgated  by the  Securities and Exchange
     Commission under the Investment  Company Act of 1940), which funds have the highest rating  available for such  securities  from the Rating Agencies or which have been  designated  in writing by the Rating  Agencies as Eligible
     Investments;

provided, however, that such obligation or security is held for a temporary period pursuant to Section 1.860G-2(g)(1) of the Treasury Regulations, and that such period can in no event exceed thirteen months.

In no event shall an instrument be an Eligible Investment if such instrument (a)
evidences a right to receive only interest payments with respect to the obligations underlying such instrument or (b) has been purchased at a price greater than the outstanding principal balance of such instrument.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate:  Any Senior Subordinate Certificate.

Event of Default:  Any event of default as specified in Section 7.01.

Excess Liquidation Proceeds: With respect to any Distribution Date, the sum of
(i) the excess, if any, of aggregate Liquidation Proceeds received during the
Prior Period over the amount that would have been received if Payoffs had been made with respect to such Mortgage Loans on the date such Liquidation Proceeds were received and (ii) any Excess Subsequent Recoveries for such Distribution
Date.

Excess Subsequent Recoveries: For any Distribution Date, the excess, if any, of
(i) amounts received by the Master Servicer during the Prior Period (after deduction of amounts reimbursable under Section 3.05(a)(i) and (ii)) in connection with the liquidation of defaulted Mortgage Loans after such Mortgage
Loans became Liquidated Mortgage Loans over (ii) the Subsequent Recoveries for such Distribution Date.

FDIC:  Federal Deposit Insurance Corporation, or any successor thereto.

FHA:  Federal Housing Administration, or any successor thereto.

Fannie  Mae:  The  entity  formerly  known  as  the  Federal  National  Mortgage
Association, or any successor thereto.

                                       17

Final Maturity Date: With respect to each Class of the REMIC I Regular Interests and the Certificates and the Variable Servicing Interest, the date set forth in the applicable table contained in the Preliminary Statement hereto.

Fitch: Fitch Ratings, provided that at any time it be a Rating Agency.

Fixed Servicing Fee Rate: For each Mortgage Loan, the per annum rate payable to the Servicer, as set forth for such Mortgage Loan in the Mortgage Loan Schedule, equal to 0.375%.

Fraud Coverage: During the period prior to the first anniversary of the Cut-Off
Date, 2.00% of the aggregate principal balance of the Mortgage Loans as of the
Cut-Off Date (the "Initial Fraud Coverage"), reduced by Fraud Losses allocated to the Certificates since the Cut-Off Date; during the period from the first anniversary of the Cut-Off Date to (but not including) the fifth anniversary of the Cut-Off Date, the amount of the Fraud Coverage on the most recent previous anniversary of the Cut-Off Date (calculated in accordance with the second sentence of this paragraph) reduced by Fraud Losses allocated to the
Certificates since such anniversary; and during the period on and after the fifth anniversary of the Cut-Off Date, zero. On each anniversary of the Cut-Off
Date, the Fraud Coverage shall be reduced to the lesser of (i) on the first, second, third and fourth anniversaries of the Cut-Off Date, 1.00% of the aggregate principal balance of the Mortgage Loans as of the Due Date in the preceding month and (ii) the excess of the Initial Fraud Coverage over cumulative Fraud Losses allocated to the Certificates since the Cut-Off Date.

The Fraud Coverage may be reduced upon written confirmation from the Rating
Agencies that such reduction will not adversely affect the then current ratings assigned to the Certificates by the Rating Agencies.

Fraud Loss: A Realized Loss (or portion thereof) with respect to a Mortgage Loan arising from any action, event or state of facts with respect to such Mortgage
Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the
Mortgagor, originator (or assignee thereof) of such Mortgage Loan, Lender, a
Servicer or the Master Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by a Primary Insurance
Policy previously issued with respect to such Mortgage Loan.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage
Corporation, or any successor thereto.

GCD:  Greenwich Capital Derivatives, Inc.

Index: Initially, either One-Year CMT or One-Year LIBOR, as set forth on the
Mortgage Loan Schedule. In the event such initial Index is no longer available, the Master Servicer will choose a new Index in accordance with the terms of the related Mortgage Note and in compliance with applicable law.

Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies, that clear through or maintain a custodial relationship with a DTC
Participant, either directly or indirectly.

                                       18

Initial Custodial Agreement: The Custodial Agreement, dated the date hereof, among the Trustee, the Master Servicer and the Initial Custodian.

Initial Custodian: Washington Mutual Bank fsb, which has been designated by the
Company to be appointed by the Trustee to act as Custodian, and whose appointment has been approved by the Master Servicer.

Insurance Proceeds: Amounts paid or payable by the insurer under any Primary
Insurance Policy or any other insurance policy (including any replacement policy permitted under this Agreement) covering any Mortgage Loan or Mortgaged
Property, including, without limitation, any hazard insurance policy required pursuant to Section 3.07, any title insurance policy required pursuant to
Section 2.08 and any FHA insurance policy or VA guaranty.

Interest Distribution Amount: For any Distribution Date, for any Class of REMIC
I Regular Interests and the Class R-1 Residual Interest, the amount of interest accrued during the Prior Period, at the related Certificate Interest Rate for such Class for such Distribution Date, on the respective Class Principal Balance immediately before such Distribution Date, reduced by Uncompensated Interest
Shortfall and the interest portion of Realized Losses allocated to such Class on such Distribution Date pursuant to the definitions of "Uncompensated Interest
Shortfall" and "Realized Loss," respectively.

For any Distribution Date, for any Class of Class A Certificates, the amount of interest accrued during the Prior Period (or, in the case of the Class A-1,
Class A-2A and Class A-2B Certificates, during the No-Delay Class A Accrual
Period), at the related Certificate Interest Rate for such Class for such
Distribution Date, on the respective Class Principal Balance immediately before such Distribution Date, reduced by Uncompensated Interest Shortfall and the interest portion of Realized Losses allocated to such Class on such Distribution
Date pursuant to the definitions of "Uncompensated Interest Shortfall" and
"Realized Loss," respectively.

For any Distribution Date in or before March 2009, for the Variable Servicing
Interest, the product of (x) 1/12 of the excess, if any, of (i) the Weighted
Average Pass-Through Rate for such Distribution Date over (ii) the weighted average of the Certificate Interest Rates for the Class A-1 and Class A-2A
Certificates for such Distribution Date and (y) the aggregate Class Principal
Balance of the Class A-1 and Class A-2A Certificates immediately before such
Distribution Date, such product reduced by Uncompensated Interest Shortfall allocated to the Variable Servicing Interest on such Distribution Date pursuant to the definition of "Uncompensated Interest Shortfall"; provided, however, that for the purpose of calculating the amount in clause (x)(ii) for the first
Distribution Date, the Certificate Interest Rate on each of the Class A-1 and
Class A-2A Certificates shall be multiplied by a ratio, the numerator of which is 31 and the denominator of which is 30.

The computation of interest accrued shall be made on the basis of a 360-day year of twelve 30-day months. The interest accrual period for each Class of Regular
Interests or Certificates shall be deemed to consist of 30 days, except that with respect to the computation of interest accrued on the Class A-1 and Class
A-2A Certificates for the first Distribution Date, the No-Delay Class A Accrual
Period shall be deemed to consist of 31 days.

                                       19

Investment Account: The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a class of certificates which has a rating equal to the highest of the Ratings of the
Certificates) maintained by the Master Servicer in the trust department of the
Investment Depository pursuant to Section 3.03 and which bears a designation acceptable to the Rating Agencies.

Investment Depository: JPMorgan Chase Bank, or another bank or trust company designated from time to time by the Master Servicer. The Investment Depository shall at all times be an Eligible Institution.

Junior  Subordinate  Certificates:  The  Class  B-4,  Class  B-5 and  Class  B-6
Certificates.

Last Scheduled Distribution Date: With respect to any Class of Certificates, the
Final Maturity Date for such Class.

Lender:  An  institution  from which the Company  purchased  any Mortgage  Loans pursuant to a Selling and Servicing Contract.

Liquidated Mortgage Loan: A Mortgage Loan (other than a Mortgage Loan with respect to which a Payoff has been made) for which the Master Servicer or the applicable Servicer has determined in accordance with its customary servicing practices that it has received all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation
Proceeds or otherwise. For purposes of this definition, acquisition of a
Mortgaged Property by the Trust shall not constitute final liquidation of the related Mortgage Loan.

Liquidation Principal: The principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the Prior Period.

Liquidation Proceeds: Amounts after deduction of amounts reimbursable under
Section 3.05(a)(i) and (ii) received and retained in connection with the liquidation of defaulted Mortgage Loans, whether through foreclosure or otherwise, other than any Subsequent Recoveries.

Loan-to-Value Ratio: The original principal amount of a Mortgage Loan divided by the Original Value; provided, however, that references to "current Loan-to-Value
Ratio" or "Loan-to-Value Ratio as of the Cut-Off Date" in Section 2.08 shall be deemed to mean the then current Principal Balance of a Mortgage Loan divided by the Original Value.

Lowest Class B Owner: An owner unaffiliated with the Company or the Master
Servicer of (i) a 100% interest in the Class of Class B Certificates with the lowest priority or (ii) a 100% interest in a class of securities representing such interest in such Class specified in clause (i) above.

Margin: For each Mortgage Loan, the applicable fixed per annum percentage rate specified in the applicable Mortgage Note and designated as such in the Mortgage
Loan Schedule.

                                       20

Master Servicer: The Company, or any successor thereto appointed as provided pursuant to Section 7.02, acting to service and administer the Mortgage Loans pursuant to Section 3.01.

Master Servicer Business Day: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Chicago, Illinois are authorized or obligated by law or executive order to be closed.

Master Servicing Fee: For each Mortgage Loan, the fee charged by the Master
Servicer for supervising the mortgage servicing and advancing certain expenses, equal to 1/12 of the product of (i) the Master Servicing Fee Rate for such
Mortgage Loan and (ii) the outstanding Principal Balance of such Mortgage Loan, payable monthly from the Certificate Account, the Investment Account or the
Custodial Account for P&I.

Master Servicing Fee Rate: For each Mortgage Loan, the per annum rate set forth for such Mortgage Loan in the Mortgage Loan Schedule, equal to 0.050%.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor thereto.

MERS Loan: Any Mortgage Loan registered on the MERS(R) System for which MERS appears as the mortgagee of record on the Mortgage or on an assignment thereof.

MERS(R) System: The system of electronically recording transfers of Mortgages maintained by MERS.

MIN:  The Mortgage Identification Number for a MERS Loan.

MOM Loan: A Mortgage Loan that was registered on the MERS(R) System at the time of origination thereof and for which MERS appears as the mortgagee of record on the Mortgage.

Monthly P&I Advance: An advance of funds by the Master Servicer pursuant to
Section 4.02 or a Servicer pursuant to its Selling and Servicing Contract to cover delinquent principal and interest installments.

Monthly Payment: The scheduled payment of principal (if any) and interest on a
Mortgage Loan (including any amounts due from a Buydown Fund, if any) which is due on the related Due Date for such Mortgage Loan.

Moody's:  Moody's  Investors  Service,  Inc.,  provided that at any time it be a
Rating Agency.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note.

Mortgage File: The following documents or instruments with respect to each
Mortgage Loan transferred and assigned by the Company pursuant to Section 2.04,
(X) with respect to each Mortgage Loan that is not a Cooperative Loan:

                                       21

(i)  The original Mortgage Note endorsed (A) in blank, without recourse,  or (B)
     to "Deutsche Bank National Trust Company, as Trustee,  without recourse" or to "WaMu Mortgage Pass-Through  Certificates Series 2004-AR7 Trust, without recourse" and all intervening  endorsements  evidencing a complete chain of
     endorsements   from  the  originator  to  the  Trustee  or  the  Trust,  as applicable,  or, in the event of any Destroyed  Mortgage  Note, a copy or a duplicate  original of the Mortgage  Note,  together  with an original lost note  affidavit from the originator of the Mortgage Loan or the Company (or any  affiliate of the Company from which the Company  acquired the Mortgage
     Loan), as applicable,  stating that the original  Mortgage Note (or portion thereof, as applicable) was lost,  misplaced or destroyed,  together with a copy of the Mortgage Note; provided, however, that in the event the Company acquired  the Mortgage  Loan from an  affiliate  of the  Company,  then the
     Mortgage  Note need not be endorsed in blank or to Deutsche  Bank  National
     Trust  Company or the Trust as  provided  above (but,  if not so  endorsed, shall be made payable to, or endorsed by the  mortgagee  named  therein to, such affiliate of the Company);

(ii) The Buydown Agreement, if applicable;

(iii) A Mortgage that is either

                  (1) (x) the original recorded Mortgage with evidence of
                  recording thereon for the jurisdiction in which the Mortgaged
                  Property is located (which original recorded Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan), (y) unless the Mortgage
                  Loan is a MERS Loan, an original Mortgage assignment thereof duly executed and acknowledged in recordable form (A) in blank or (B) to "Deutsche Bank National Trust Company, as Trustee,"
                  or to "WaMu Mortgage Pass-Through Certificates Series 2004-AR7
                  Trust," and (z) unless the Mortgage Loan is a MOM Loan,
                  recorded originals of all intervening assignments evidencing a complete chain of assignment, from the originator to the name holder or the payee endorsing the related Mortgage Note (or, in the case of a MERS Loan other than a MOM Loan, from the originator to MERS); or

                  (2) (x) a copy (which may be in electronic form) of the
                  Mortgage (which Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a
                  MOM Loan) which represents a true and correct reproduction of the original Mortgage and which has either been certified (i)
                  on the face thereof by the public recording office in the
                  appropriate jurisdiction in which the Mortgaged Property is located, or (ii) by the originator, the related Lender or the escrow or title company which provided closing services in connection with such Mortgage Loan as a true and correct copy the original of which has been sent for recordation, (y)
                  unless the Mortgage Loan is a MERS Loan, an original Mortgage assignment thereof duly executed and acknowledged in
                  recordable form (A) in blank or (B) to "Deutsche Bank National
                  Trust Company, as Trustee," or to "WaMu Mortgage Pass-Through
                  Certificates Series 2004-AR7 Trust" and (z) unless the
                  Mortgage Loan is a MOM Loan, true and correct copies,

                                       22

                  certified by the applicable county recorder or by the
                  originator or Lender as described above, of all intervening assignments evidencing a complete chain of assignment from the originator to the name holder or the payee endorsing the
                  related Mortgage Note (or, in the case of a MERS Loan other than a MOM Loan, from the originator to MERS);

         provided, however, that in the event the Company acquired the Mortgage
         Loan from an affiliate of the Company, then the Mortgage File need not include a Mortgage assignment executed in blank or to Deutsche Bank
         National Trust Company or the Trust as provided in clause
         (X)(iii)(1)(y) or (X)(iii)(2)(y) above, as applicable (but the Mortgage
         File shall, unless the Mortgage Loan was originated by such affiliate of the Company, include an intervening Mortgage assignment to such affiliate as provided in clause (X)(iii)(1)(z) or (X)(iii)(2)(z) above, as applicable); and

         (iv) For any Mortgage Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

and (Y) with respect to each Cooperative Loan:

         (i) the original Mortgage Note endorsed (A) in blank, without recourse, or (B) to "Deutsche Bank National Trust Company, as Trustee, without recourse" or to "WaMu Mortgage Pass-Through Certificates Series
         2004-AR7 Trust, without recourse" and all intervening endorsements evidencing a complete chain of endorsements, from the originator to the
         Trustee or the Trust, as applicable, or, in the event of any Destroyed
         Mortgage Note, a copy or a duplicate original of the Mortgage Note, together with an original lost note affidavit from the originator of the Cooperative Loan or the Company (or any affiliate of the Company from which the Company acquired the Mortgage Loan), as applicable, stating that the original Mortgage Note (or portion thereof, as applicable) was lost, misplaced or destroyed, together with a copy of the Mortgage Note; provided, however, that in the event the Company acquired the Cooperative Loan from an affiliate of the Company, then the Mortgage Note need not be endorsed in blank or to Deutsche Bank
         National Trust Company or the Trust as provided above (but, if not so endorsed, shall be made payable to, or endorsed by the originator or successor lender named therein to, such affiliate of the Company);

         (ii) A counterpart of the Cooperative Lease and the Assignment of
         Proprietary Lease to the originator of the Cooperative Loan;

         (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative
         Loan, together with an undated stock power (or other similar instrument) executed in blank;

         (iv) The Recognition Agreement;

         (v) The Security Agreement;

         (vi) Copies of the original UCC financing statement, and any continuation statements, filed by the originator of such Cooperative
         Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                                       23

         (vii) Copies of the filed UCC assignments or amendments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security
         Agreement and the Assignment of Proprietary Lease;

         (viii) An executed assignment of the interest of the originator in the
         Security Agreement, the Assignment of Proprietary Lease and the
         Recognition Agreement, showing an unbroken chain of title from the originator to the Trust; and

         (ix) For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

provided, however, that in the event the Company acquired the Cooperative Loan from an affiliate of the Company, then the Mortgage File need not include (1) a
UCC assignment or amendment of the security interest referenced in clause
(Y)(vi) above to the Trust as provided in clause (Y)(vii) above (but the
Mortgage File shall, unless the Cooperative Loan was originated by such affiliate of the Company, include a UCC assignment or amendment of such security interest to such affiliate) or (2) an assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and
the Recognition Agreement to the Trust as provided in clause (Y)(viii) above
(but the Mortgage File shall, unless the Cooperative Loan was originated by such affiliate of the Company, include an assignment of such interest to such affiliate).

Mortgage Interest Rate: For any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan pursuant to the terms of the related
Mortgage Note.

Mortgage Loan Schedule: The schedule, as amended from time to time, of Mortgage
Loans attached hereto as Exhibit D, which shall set forth as to each Mortgage
Loan the following, among other things:

         (i) its loan number,

         (ii) the address of the Mortgaged Property,

         (iii) the name of the Mortgagor,

         (iv) the Original Value of the property subject to the Mortgage,

         (v) the Principal Balance as of the Cut-Off Date,

         (vi) the Mortgage Interest Rate, as of the Cut-Off Date, borne by the
         Mortgage Note and the Rate Ceiling, Rate Floor, subsequent Periodic
         Cap, Index and Margin, as applicable, borne by the Mortgage Note,

                                       24

         (vii) whether a Primary Insurance Policy is in effect as of the Cut-Off
         Date, and, if so, whether such Primary Insurance Policy is a Special
         Primary Insurance Policy,

         (viii) the maturity of the Mortgage Note,

         (ix) the Master Servicing Fee Rate and the Fixed Servicing Fee Rate,
         and

         (x) whether it imposes penalties for early prepayments.

Mortgage Loans: The mortgage loans and cooperative loans (if any) listed on the
Mortgage Loan Schedule and transferred and assigned to the Trust pursuant hereto. With respect to each Mortgage Loan that is a Cooperative Loan, "Mortgage
Loan" shall include, but not be limited to, the Mortgage Note, Security
Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative
Stock Certificate and Cooperative Lease, and, with respect to each Mortgage Loan other than a Cooperative Loan, "Mortgage Loan" shall include, but not be limited to the Mortgage Note and the related Mortgage.

Mortgage  Note: The note or other  evidence of the  indebtedness  of a Mortgagor under a Mortgage Loan.

Mortgage Pool:  All of the Mortgage Loans.

Mortgage Pool Assets: (i) The Mortgage Loans (including all Substitute Mortgage
Loans) identified on the Mortgage Loan Schedule, and all rights pertaining thereto, including the related Mortgage Notes, Mortgages, Cooperative Stock
Certificates, Cooperative Leases, Security Agreements, Assignments of
Proprietary Lease, and Recognition Agreements, and all payments and distributions with respect to the Mortgage Loans payable on and after the
Cut-Off Date; (ii) the Certificate Account, the Investment Account, and all
money, instruments, investment property, and other property credited thereto, carried therein, or deposited therein (except amounts constituting the Master
Servicing Fee or the fixed portion of the Servicing Fee); (iii) the Custodial
Accounts for P&I, the Custodial Accounts for Reserves, any Buydown Fund Account
(to the extent of the amounts on deposit or other property therein attributable to the Mortgage Loans), and all money, instruments, investment property, and other property credited thereto, carried therein, or deposited therein (except amounts constituting the Master Servicing Fee or the fixed portion of the
Servicing Fee); (iv) all property that secured a Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure or, in the case of a
Cooperative Loan, a similar form of conversion, after the Cut-Off Date; and (v)
each FHA insurance policy, Primary Insurance Policy, VA guaranty, and other insurance policy related to any Mortgage Loan, and all amounts paid or payable thereunder and all proceeds thereof.

Mortgaged Property: With respect to any Mortgage Loan, other than a Cooperative
Loan, the real property, together with improvements thereto, and, with respect to any Cooperative Loan, the related Cooperative Stock and Cooperative Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.
"Mortgaged Property" shall also refer to property which once secured the indebtedness of a Mortgagor under the related Mortgage Loan but which was acquired by the Trust upon foreclosure or other liquidation of such Mortgage
Loan.

                                       25

Mortgagor:  The obligor on a Mortgage Note.

No-Delay Class A Accrual Period: For any Distribution Date, the period beginning on the 25th day of the month preceding that Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and ending on the 24th day of the month of that Distribution Date.

Nonrecoverable Advance: With respect to any Mortgage Loan, any advance which the
Master Servicer shall determine to be a Nonrecoverable Advance pursuant to
Section 4.03 and which was, or is proposed to be, made by (i) the Master
Servicer or (ii) a Servicer pursuant to its Selling and Servicing Contract.

Non-U.S. Person: A Person that is not a U.S. Person.

Notice Addresses: (a) In the case of the Company, 75 North Fairway Drive, Vernon
Hills, Illinois 60061, Attention: Master Servicing Department (with a copy to:
Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, WA
98101, Attention: WMMSC) or such other address as may hereafter be furnished to the Trustee in writing by the Company, (b) in the case of the Trustee, at its
Corporate Trust Office, or such other address as may hereafter be furnished to the Master Servicer in writing by the Trustee, (c) in the case of the Delaware
Trustee, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, or such other address as may hereafter be furnished to the Master Servicer in writing by the Delaware Trustee, (d) in the case of the Trust, c/o Deutsche Bank National
Trust Company, at the Corporate Trust Office, or such other address as may hereafter be furnished to the Master Servicer in writing by the Trustee, (e) in the case of the Certificate Registrar, at its Corporate Trust Office, or such other address as may hereafter be furnished to the Trustee in writing by the
Certificate Registrar, (f) in the case of S&P, 55 Water Street, 41st Floor, New
York, New York 10041-0003, Attention: Frank Raiter, or such other address as may hereafter be furnished to the Trustee and Master Servicer in writing by S&P, and
(g) in the case of Moody's, 99 Church Street, New York, New York 10007,
Attention: Monitoring, or such other address as may hereafter be furnished to the Trustee and Master Servicer in writing by Moody's.

OTS:  The Office of Thrift Supervision, or any successor thereto.

Officer's Certificate: A certificate signed by the Chairman of the Board, the
President, a Vice President, or the Treasurer of the Master Servicer and
delivered to the Trustee or the Delaware Trustee, as applicable.

One-Year CMT: The weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal
Reserve Board, published in Federal Reserve Statistical Release H.15(519) most recently available as of 45 days before the applicable Adjustment Date.

One-Year LIBOR: The average of interbank offered rates for one-year U.S.
dollar-denominated deposits in the London market, as published in The Wall
Street Journal and most recently available as of the date 45 days before the applicable Adjustment Date.

                                       26

Opinion of Counsel: A written opinion of counsel, who shall be reasonably acceptable to the Trustee or the Delaware Trustee, as applicable, and who may be counsel (including in-house counsel) for the Company or the Master Servicer.

Original Trust Agreement: The Trust Agreement, dated as of June 1, 2004, between the Company and the Delaware Trustee, providing for the creation of the Trust.

Original Value: With respect to any Mortgage Loan other than a Mortgage Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the
Mortgage Loan was originated or (b) the purchase price paid for the Mortgaged
Property by the Mortgagor. With respect to a Mortgage Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the Appraised Value of the Mortgaged Property.

Ownership Interest: With respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a
Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee.

Pass-Through Entity: Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

Pass-Through Rate: For each Mortgage Loan, the Mortgage Interest Rate for such
Mortgage Loan less (i) the Fixed Servicing Fee Rate for such Mortgage Loan, (ii)
the Master Servicing Fee Rate for such Mortgage Loan and (iii) if such Mortgage
Loan was covered by a Special Primary Insurance Policy on the Closing Date (even if no longer so covered), the per annum rate at which the applicable Special
Primary Insurance Premium for such Mortgage Loan is calculated. For each
Mortgage Loan, any calculation of monthly interest at such rate shall be based upon annual interest at such rate (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid Principal Balance of such Mortgage Loan divided by twelve, and any calculation of interest at such rate by reason of a
Payoff shall be based upon annual interest at such rate on the outstanding
Principal Balance of such Mortgage Loan multiplied by a fraction, the numerator of which is the number of days elapsed from the Due Date of the last scheduled payment of principal and interest to, but not including, the date of such
Payoff, and the denominator of which is (a) for Payoffs received on a Due Date,
360, and (b) for all other Payoffs, 365.

Paying Agent:  Any paying agent appointed by the Trustee pursuant to Section 8.12.

Payoff: Any Mortgagor payment of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full. (Prepayment penalties are not payments of principal and hence Payoffs do not include prepayment penalties.)

Payoff Earnings: For any Distribution Date with respect to each Mortgage Loan on which a Payoff was received by the Master Servicer during the Payoff Period, the aggregate of the interest earned by the Master Servicer from investment of each

                                       27

such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses).

Payoff Interest: For any Distribution Date with respect to a Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Pass-Through Rate from the first day of the month of distribution through the day of receipt thereof; to the extent
(together with Payoff Earnings and the aggregate Master Servicing Fee) not required to be distributed as Compensating Interest on such Distribution Date,
Payoff Interest shall be payable to the Master Servicer as additional servicing compensation.

Payoff Period: For the first Distribution Date, the period from the Cut-Off Date through July 14, 2004, inclusive; and for any Distribution Date thereafter, the period from the 15th day of the Prior Period through the 14th day of the month of such Distribution Date, inclusive.

Percentage Interest: (a) With respect to the right of each Certificate of a particular Class in the distributions allocated to such Class, "Percentage
Interest" shall mean the percentage equal to:

         (i) with respect to any Certificate (other than the Residual
         Certificates), its Certificate Principal Balance divided by the applicable Class Principal Balance; and

         (ii) with respect to any Residual Certificate, the percentage set forth on the face of such Certificate.

(b) With respect to the rights of each Certificate in connection with Sections
5.09, 7.01, 8.01(c), 8.02, 8.07, 10.01 and 10.03, "Percentage Interest" shall mean the percentage equal to:

         (i) with respect to any Certificate (other than the Residual
         Certificates), its Certificate Principal Balance divided by the
         Aggregate Certificate Principal Balance of the Certificates; and

         (ii) with respect to any Residual Certificate, zero.

Periodic Cap: For each Mortgage Loan, any applicable limit on adjustment of the
Mortgage Interest Rate for each Adjustment Date specified in the applicable
Mortgage Note and designated as such in the Mortgage Loan Schedule.

Permitted Transferee: With respect to the holding or ownership of any Residual
Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Code Section 1381(a)(2)(C), (v) any "electing large partnership" as defined in

                                       28

Section 775(a) of the Code, (vi) any Person from whom the Trustee has not received an affidavit to the effect that it is not a "disqualified organization"
within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Company based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause
REMIC I or REMIC II to fail to qualify as a REMIC at any time that the
Certificates are outstanding. The terms "United States," "State" and
"International Organization" shall have the meanings set forth in Code Section
7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepaid Monthly Payment: Any Monthly Payment received prior to its scheduled Due
Date, which is intended to be applied to a Mortgage Loan on its scheduled Due
Date and held in the related Custodial Account for P&I until the Withdrawal Date following its scheduled Due Date.

Primary Insurance Policy: A policy of mortgage guaranty insurance, if any, on an individual Mortgage Loan or on pools of mortgage loans that include an individual Mortgage Loan, providing coverage as required by Section 2.08(xi)
(including any Special Primary Insurance Policy).

Principal Balance: Except as used in Sections 2.07, 3.09 and 9.01 and for purposes of the definition of Purchase Price, at the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts distributed or (except when such determination occurs earlier in the month than the Distribution Date) to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan.

For purposes of the definition of Purchase Price and as used in Sections 2.07,
3.09 and 9.01, at the time of any determination, the principal balance of a
Mortgage Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all scheduled principal payments due on or before the Cut-Off
Date, whether or not received, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan.

In the case of a Substitute Mortgage Loan, "Principal Balance" shall mean, at the time of any determination, the principal balance of such Substitute Mortgage
Loan transferred to the Trust, on the date of substitution, reduced by all amounts distributed or to be distributed to Certificateholders through the
Distribution Date in the month of determination that are reported as allocable to principal of such Substitute Mortgage Loan.

                                       29

The Principal Balance of a Mortgage Loan (including a Substitute Mortgage Loan)
shall not be adjusted solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period. Whenever a Realized Loss has been incurred with respect to a Mortgage Loan during a calendar month, the
Principal Balance of such Mortgage Loan shall be reduced by the amount of such
Realized Loss as of the Due Date next following the end of such calendar month.

Principal Payment: Any payment of principal on a Mortgage Loan other than a
Principal Prepayment.

Principal Payment Amount: For any Distribution Date, the sum of (i) the
scheduled principal payments (if any) on the Mortgage Loans due on the related
Due Date, (ii) the principal portion of proceeds received with respect to any
Mortgage Loan which was purchased or repurchased pursuant to a Purchase
Obligation or as permitted by this Agreement during the Prior Period and (iii)
any other unscheduled payments of principal which were received with respect to any Mortgage Loan during the Prior Period, other than Payoffs, Curtailments,
Liquidation Principal and Subsequent Recoveries.

Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or a Curtailment.

Principal Prepayment Amount: For any Distribution Date, the sum of (i)
Curtailments received during the Prior Period from the Mortgage Loans and (ii)
Payoffs received during the Payoff Period from the Mortgage Loans.

Prior Period: With respect to any Distribution Date, the calendar month immediately preceding such Distribution Date.

Pro Rata Allocation: The allocation of the principal portion of Realized Losses to all Classes of REMIC I Regular Interests pro rata according to their respective Class Principal Balances in reduction thereof, and the allocation of the interest portion of Realized Losses to all Classes of REMIC I Regular
Interests pro rata according to the amount of interest accrued but unpaid on each such Class, in reduction thereof, and then to such Classes pro rata according to their respective Class Principal Balances in reduction thereof.

Any losses allocated to an outstanding Class of REMIC I Regular Interests pursuant to this definition of "Pro Rata Allocation" in reduction of the Class
Principal Balance thereof shall also be allocated to the Corresponding Class of
Certificates in reduction of the Class Principal Balance thereof by the same amount.

Prospectus: The Prospectus, dated February 10, 2004, and the Prospectus
Supplement, dated June 21, 2004, of the Company.

Purchase Obligation: An obligation of the Company to repurchase Mortgage Loans under the circumstances and in the manner provided in Section 2.07 or Section
2.08.

Purchase Price: With respect to any Mortgage Loan to be purchased pursuant to a
Purchase Obligation or pursuant to Section 3.01, an amount equal to the sum of
(i) the Principal Balance thereof, (ii) unpaid accrued interest thereon, if any, during the calendar month in which the date of purchase occurs to the last day of such month at a rate equal to the applicable Pass-Through Rate and (iii) with respect to any Mortgage Loan to be purchased pursuant to Section 2.08, any costs and damages incurred by the Trust in connection with any violation by such

                                       30

Mortgage Loan of any predatory and abusive lending laws, to the extent such costs and damages result from a breach of the representation and warranty made by the Company pursuant to clause (viii) of Section 2.08; provided, however, that to the extent that such costs and damages constitute a set-off against the principal balance of the Mortgage Loan, such costs and damages will not be paid pursuant to this clause (iii), and the amount paid pursuant to clause (i) above will be calculated without regard to such set-off; provided, further, that no
Mortgage Loan shall be purchased or required to be purchased pursuant to Section
2.08, or more than two years after the Closing Date under Section 2.07, unless
(a) the Mortgage Loan to be purchased is in default, or default is in the judgment of the Company reasonably imminent, or (b) the Company, at its expense, delivers to the Trustee an Opinion of Counsel addressed to the Trust and the
Trustee to the effect that the purchase of such Mortgage Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code.

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located if such qualification is necessary to issue the applicable insurance policy or bond, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the Primary Insurance
Policies and approved as an insurer by the Master Servicer. A Qualified Insurer must have the rating required by the Rating Agencies.

Rate Ceiling:  The maximum per annum Mortgage  Interest Rate permitted under the related Mortgage Note.

Rate Floor:  The minimum per annum Mortgage  Interest Rate  permitted  under the related Mortgage Note.

Rating Agency: Initially, each of S&P and Moody's and thereafter, each nationally recognized statistical rating organization that has rated the
Certificates at the request of the Company, or their respective successors in interest.

Ratings: As of any date of determination, the ratings, if any, of the
Certificates as assigned by the applicable Rating Agencies.

Realized Loss: For any Distribution Date, with respect to any Mortgage Loan which became a Liquidated Mortgage Loan during the related Prior Period, the sum of (i) the principal balance of such Mortgage Loan remaining outstanding and the principal portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage Loan (the principal portion of such Realized Loss), and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage
Loan (the interest portion of such Realized Loss); provided, however, that for purposes of allocating Realized Losses to the Certificates and the REMIC II

                                       31

Regular Interests pursuant to this definition of "Realized Loss," the aggregate principal portion of Realized Losses for any Distribution Date shall be reduced by the Cumulative Carry-Forward Subsequent Recoveries Amount for such
Distribution Date. For any Distribution Date, with respect to any Mortgage Loan which is not a Liquidated Mortgage Loan, the amount of the Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date.

Except for Special Hazard Losses in excess of the Special Hazard Coverage, Fraud
Losses in excess of the Fraud Coverage and Bankruptcy Losses in excess of the
Bankruptcy Coverage, Realized Losses shall be allocated among the REMIC I
Regular Interests (i) for Realized Losses allocable to principal (a) first, to the Class B-6-L Regular Interest, until the Class B-6-L Principal Balance has been reduced to zero, (b) second, to the Class B-5-L Regular Interest, until the
Class B-5-L Principal Balance has been reduced to zero, (c) third, to the Class
B-4-L Regular Interest, until the Class B-4-L Principal Balance has been reduced to zero, (d) fourth, to the Class B-3-L Regular Interest, until the Class B-3-L
Principal Balance has been reduced to zero, (e) fifth, to the Class B-2-L
Regular Interest, until the Class B-2-L Principal Balance has been reduced to zero, (f) sixth, to the Class B-1-L Regular Interest, until the Class B-1-L
Principal Balance has been reduced to zero and (g) seventh, to the Class A-L
Regular Interests, pro rata according to the Class Principal Balances thereof, in reduction thereof; and (ii) for Realized Losses allocable to interest (a)
first, to the Class B-6-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-6-L Principal Balance, (b)
second, to the Class B-5-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-5-L Principal Balance, (c)
third, to the Class B-4-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-4-L Principal Balance, (d)
fourth, to the Class B-3-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-3-L Principal Balance, (e)
fifth, to the Class B-2-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-2-L Principal Balance, (f)
sixth, to the Class B-1-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-1-L Principal Balance and
(g) seventh, to the Class A-L Regular Interests, pro rata according to accrued but unpaid interest on such Classes, in reduction thereof, and then to such
Classes, pro rata according to the Class Principal Balances thereof, in reduction thereof.

Special Hazard Losses in excess of the Special Hazard Coverage, Fraud Losses in excess of the Fraud Coverage and Bankruptcy Losses in excess of the Bankruptcy
Coverage shall be allocated among the REMIC I Regular Interests by Pro Rata
Allocation.

Realized Losses allocated to any Class of REMIC I Regular Interests pursuant to this definition of "Realized Loss" in reduction of the Class Principal Balance thereof shall also be allocated to the Corresponding Class of Certificates in reduction of the Class Principal Balance thereof by the same amount.

The aggregate of Realized Losses allocable to interest allocated to the Class
A-L Regular Interests pursuant to the second or third paragraph, as applicable, of this definition of "Realized Loss" in reduction of accrued but unpaid interest thereon shall be allocated among the Class A Certificates pro rata according to accrued but unpaid interest on such Classes, in reduction thereof.

                                       32

On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the aggregate Class Principal Balance of all outstanding Classes of REMIC I Regular Interests and the Class R-1 Residual Interest (plus any
Cumulative Carry-Forward Subsequent Recoveries Amount for such Distribution
Date) exceeds the aggregate principal balance of the Mortgage Loans remaining to be paid at the close of business on the Cut-Off Date, after deduction of (i) all principal payments due on or before the Cut-Off Date in respect of each Mortgage
Loan whether or not paid, and (ii) all amounts of principal in respect of each
Mortgage Loan that have been received or advanced and included in the REMIC I
Available Distribution Amount and all losses in respect of each Mortgage Loan that have been allocated to the REMIC I Regular Interests on such Distribution
Date or prior Distribution Dates, then such excess will be deemed a principal loss and will be allocated to the most junior Class of Class B-L Regular
Interests, in reduction of the Class Principal Balance thereof.

Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

Regular Interests: (i) With respect to REMIC I, the REMIC I Regular Interests and (ii) with respect to REMIC II, the REMIC II Regular Interests.

Relief Act Shortfall: For any Distribution Date for any Mortgage Loan with respect to which the Servicemembers Civil Relief Act, formerly known as the
Soldiers' and Sailors' Civil Relief Act of 1940, or any comparable state legislation (collectively, the "Relief Act"), limits the amount of interest payable by the related Mortgagor, an amount equal to one month's interest on such Mortgage Loan at an annual interest rate equal to the excess, if any, of
(i) the annual interest rate at which interest otherwise accrued during the
Prior Period under the terms of the related Mortgage Note over (ii) the annual interest rate at which interest accrued during the Prior Period by application of the Relief Act.

REMIC: A real estate mortgage investment conduit, as such term is defined in the
Code.

REMIC Provisions: Sections 860A through 860G of the Code, related Code provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC I: The segregated pool of assets of the Trust consisting of the REMIC I
Assets, which shall be a REMIC pursuant to the Code, with respect to which a separate REMIC election is to be made and the beneficial interests in which shall be the REMIC I Regular Interests and the Class R-1 Residual Interest.

REMIC I Assets:  All of the Mortgage Pool Assets.

REMIC I Available Distribution Amount: For any Distribution Date, the sum of the
following amounts with respect to the Mortgage Loans:

                                       33

(1) the total amount of all cash received by or on behalf of the Master Servicer with respect to such Mortgage Loans by the Determination Date for such
Distribution Date and not previously distributed, including Monthly P&I Advances made by Servicers, Liquidation Proceeds and scheduled amounts of distributions from Buydown Funds respecting Buydown Loans, if any, except:

         (a) all scheduled payments of principal and interest collected but due subsequent to such Distribution Date;

         (b) all Curtailments received after the Prior Period;

         (c) all Payoffs received after the Payoff Period immediately preceding such Distribution Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period subsequent to the
         Prior Period), and interest which was accrued and received on Payoffs received during the period from the 1st to the 14th day of the month of such Distribution Date, which interest shall not be included in the calculation of the REMIC I Available Distribution Amount for any
         Distribution Date;

         (d) Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries
         received on such Mortgage Loans after the Prior Period;

         (e) all amounts in the Certificate Account which are due and reimbursable to a Servicer or the Master Servicer pursuant to the terms of this Agreement;

         (f) the sum of the Master Servicing Fee and the fixed portion of the
         Servicing Fee for each such Mortgage Loan, and any Special Primary
         Insurance Premium payable on such Distribution Date with respect to such Mortgage Loan; and

         (g) Excess Liquidation Proceeds;

(2) the sum, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Master Servicer:

         (a) any Monthly P&I Advance made by the Master Servicer to the Trustee with respect to such Distribution Date relating to such Mortgage Loans;
         and

         (b)  Compensating Interest; and

(3) the total amount of any cash received during the Prior Period by the Trustee or the Master Servicer in respect of a Purchase Obligation under Section 2.07 and Section 2.08 or any permitted purchase of such a Mortgage Loan.

REMIC I Distribution Amount: (I) For any Distribution Date prior to the Credit
Support Depletion Date, the REMIC I Available Distribution Amount for such
Distribution Date shall be distributed to the REMIC I Regular Interests and the
Class R-1 Residual Interest in the following amounts and priority, to the extent of the REMIC I Available Distribution Amount for such Distribution Date:

                                       34

         (i) first, to the Class A-L Regular Interests and the Class R-1
         Residual Interest, concurrently, the sum of the Interest Distribution
         Amounts for such Classes remaining unpaid from previous Distribution
         Dates, pro rata according to their respective shares of such unpaid amounts;

         (ii) second, to the Class A-L Regular Interests and the Class R-1
         Residual Interest, concurrently, the sum of the Interest Distribution
         Amounts for such Classes for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

         (iii) third, to the Class R-1 Residual Interest, until the Class R-1
         Principal Balance has been reduced to zero;

         (iv) fourth, to the Class A-L Regular Interests, as principal, the
         Senior Principal Distribution Amount, sequentially, as follows:

                  (a) first, to the Class A-1-L Regular Interest, until the
                  Class A-1-L Principal Balance has been reduced to zero;

                  (b) second, to the Class A-2A-L and Class A-2B-L Regular
                  Interests, pro rata, until their Class Principal Balances have each been reduced to zero;

                  (c) third, to the Class A-3-L Regular Interest, until the
                  Class A-3-L Principal Balance has been reduced to zero;

                  (d) fourth, to the Class A-4-L Regular Interest, until the
                  Class A-4-L Principal Balance has been reduced to zero;

                  (e) fifth, to the Class A-5-L Regular Interest, until the
                  Class A-5-L Principal Balance has been reduced to zero; and

                  (f) sixth, to the Class A-6-L Regular Interest, until the
                  Class A-6-L Principal Balance has been reduced to zero;

         (v) fifth, to the Class B-1-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

         (vi) sixth, to the Class B-1-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests for the current
         Distribution Date;

         (vii) seventh, to the Class B-1-L Regular Interest, the portion of the
         Subordinate Principal Distribution Amount allocable to such Class of
         Regular Interests pursuant to the definition of "Subordinate Principal
         Distribution Amount," until the Class B-1-L Principal Balance has been reduced to zero;

         (viii) eighth, to the Class B-2-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

                                       35

         (ix) ninth, to the Class B-2-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests for the current
         Distribution Date;

         (x) tenth, to the Class B-2-L Regular Interest, the portion of the
         Subordinate Principal Distribution Amount allocable to such Class of
         Regular Interests pursuant to the definition of "Subordinate Principal
         Distribution Amount," until the Class B-2-L Principal Balance has been reduced to zero;

         (xi) eleventh, to the Class B-3-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

         (xii) twelfth, to the Class B-3-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests for the current
         Distribution Date;

         (xiii) thirteenth, to the Class B-3-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Subordinate
         Principal Distribution Amount," until the Class B-3-L Principal Balance has been reduced to zero;

         (xiv) fourteenth, to the Class B-4-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

         (xv) fifteenth, to the Class B-4-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests for the current
         Distribution Date;

         (xvi) sixteenth, to the Class B-4-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Subordinate
         Principal Distribution Amount," until the Class B-4-L Principal Balance has been reduced to zero;

         (xvii) seventeenth, to the Class B-5-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

         (xviii) eighteenth, to the Class B-5-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests for the current
         Distribution Date;

         (xix) nineteenth, to the Class B-5-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Subordinate
         Principal Distribution Amount," until the Class B-5-L Principal Balance has been reduced to zero;

         (xx) twentieth, to the Class B-6-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

                                       36

         (xxi) twenty-first, to the Class B-6-L Regular Interest, the Interest
         Distribution Amount for such Class of Regular Interests for the current
         Distribution Date;

         (xxii) twenty-second, to the Class B-6-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such
         Class of Regular Interests pursuant to the definition of "Subordinate
         Principal Distribution Amount," until the Class B-6-L Principal Balance has been reduced to zero;

         (xxiii) twenty-third, to the outstanding Classes of REMIC I Regular
         Interests in the order of seniority (which, from highest to lowest, shall be as follows: the Class A-L Regular Interests of equal seniority, and then Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L,
         Class B-5-L and Class B-6-L of decreasing seniority) the remaining portion, if any, of the REMIC I Available Distribution Amount, up to
         the amount of unreimbursed Realized Losses allocable to principal previously allocated or to be allocated on such Distribution Date to such Class, if any; provided, however, that in the case of Classes of equal seniority, the amount distributable to such Classes shall be allocated among such Classes according to the amount of losses allocated thereto; provided, further, that any amounts distributed pursuant to this paragraph (I)(xxiii) of this definition of "REMIC I
         Distribution Amount" shall not cause a reduction in the Class Principal
         Balances of any of the Classes of REMIC I Regular Interests; and (xxiv)
         twenty-fourth, to the Class R-1 Residual Interest, the Residual
         Distribution Amount for the Class R-1 Residual Interest for such
         Distribution Date.

(II) For any Distribution Date on or after the Credit Support Depletion Date, the REMIC I Available Distribution Amount for such Distribution Date shall be distributed to the outstanding Classes of REMIC I Regular Interests and the
Class R-1 Residual Interest in the following amounts and priority, to the extent of the REMIC I Available Distribution Amount for such Distribution Date:

         (i) first, to the Class A-L Regular Interests, the amount payable to each such Class of Regular Interests on prior Distribution Dates pursuant to clause (I)(ii) or (II)(ii) of this definition of "REMIC I
         Distribution Amount," and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

         (ii) second, to the Class A-L Regular Interests, concurrently, the sum of the Interest Distribution Amounts for such Classes of Regular
         Interests for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

         (iii) third, to the Class A-L Regular Interests, pro rata according to
         Class Principal Balance, as principal, the Senior Principal
         Distribution Amount; and

         (iv) fourth, to the Class R-1 Residual Interest, the Residual
         Distribution Amount for the Class R-1 Residual Interest for such
         Distribution Date.

REMIC I Regular Interests: The Classes of undivided beneficial interests in
REMIC I designated as "regular interests" in the table titled "REMIC I
Interests" in the Preliminary Statement hereto. The REMIC I Regular Interests, together with the Class R-1 Residual Interest, shall be deemed to be a separate

                                       37

series of beneficial interests in the assets of the Trust consisting of the
REMIC I Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

REMIC II: The segregated pool of assets of the Trust consisting of the REMIC II
Assets, which shall be a REMIC pursuant to the Code, with respect to which a separate REMIC election is to be made, and the beneficial interests in which shall be the REMIC II Regular Interests and the Class R-2 Residual Interest.

REMIC II Assets:  The REMIC I Regular Interests.

REMIC II Available Distribution Amount: For any Distribution Date, the aggregate of all distributions to the REMIC I Regular Interests (which amount shall be available for distributions to the Certificates, the Variable Servicing Interest
and the Class R-2 Residual Interest as provided herein).

REMIC II Distribution Amount: The REMIC II Available Distribution Amount for any
Distribution Date shall be distributed to the Certificates, the Variable
Servicing Interest and the Class R-2 Residual Interest in the following amounts and priority, to the extent of the REMIC II Available Distribution Amount for such Distribution Date:

(a) With respect to the Class A Certificates and the Variable Servicing
Interest:

         (i) for any Distribution Date after the Distribution Date in March
         2009, to each Class of Class A Certificates, the amounts distributed to its Corresponding Class on such Distribution Date; and

         (ii) for any Distribution Date in or before March 2009:

                  (a) to each Class of Class A Certificates, the amount
                  distributed as principal to its Corresponding Class on such
                  Distribution Date; and

                  (b) to the Class A Certificates and the Variable Servicing
                  Interest, the aggregate amount distributed as interest to the
                  Class A-L Regular Interests on such Distribution Date,
                  sequentially, as follows:

                           (1) first, to the Class A Certificates, concurrently,
                           the sum of the Interest Distribution Amounts for such
                           Classes remaining unpaid from previous Distribution
                           Dates, pro rata according to their respective shares
                           of such unpaid amounts;

                           (2) second, to the Class A Certificates,
                           concurrently, the sum of the Interest Distribution
                           Amounts for such Classes for the current Distribution
                           Date, pro rata according to their respective Interest
                           Distribution Amounts;

                           (3) third, to the Variable Servicing Interest, the
                           Interest Distribution Amount for the Variable
                           Servicing Interest remaining unpaid from previous
                           Distribution Dates; and

                                       38

                           (4) fourth, to the Variable Servicing Interest, the
                           Interest Distribution Amount for the Variable
                           Servicing Interest for the current Distribution Date;

(b) With respect to the Class B Certificates, to each such Class of
Certificates, the amounts distributed to its Corresponding Class on such
Distribution Date; and

(c) To the extent of the REMIC II Available Distribution Amount for such
Distribution Date remaining after the distributions pursuant to clauses (a) and
(b) of this definition of "REMIC II Distribution Amount," to the Class R-2
Residual Interest, the Residual Distribution Amount for the Class R-2 Residual
Interest for such Distribution Date.

REMIC II Regular Interests: The Classes of undivided beneficial interests in
REMIC II designated as "regular interests" in the table titled "REMIC II
Interests" in the Preliminary Statement hereto. The REMIC II Regular Interests, together with the Class R-2 Residual Interest, shall be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the
REMIC II Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

Residual Certificates:  The Class R Certificates.

Residual Distribution Amount: For any Distribution Date, with respect to the
Class R-1 Residual Interest, any portion of the REMIC I Available Distribution
Amount remaining after all distributions of the REMIC I Available Distribution
Amount pursuant to clauses (I) and (II), as applicable, of the definition of
"REMIC I Distribution Amount" (other than the distributions pursuant to the last subclause of clauses (I) and (II)).

For any Distribution Date, with respect to the Class R-2 Residual Interest, any portion of the REMIC II Available Distribution Amount remaining after all distributions of the REMIC II Available Distribution Amount pursuant to clauses
(a) and (b) of the definition of "REMIC II Distribution Amount."

Upon termination of the obligations created by this Agreement and liquidation of
REMIC I and REMIC II, the amounts which remain on deposit in the Certificate
Account after payment to the Holders of the REMIC I Regular Interests of the
amounts set forth in Section 9.01 of this Agreement, and subject to the conditions set forth therein, shall be distributed to the Class R-1 and Class
R-2 Residual Interests in accordance with the preceding sentences of this definition as if the date of such distribution were a Distribution Date.

Responsible Officer: When used with respect to the Trustee or the Delaware
Trustee, any officer assigned to and working in the Corporate Trust Office (in the case of the Trustee) or its corporate trust office (in the case of the
Delaware Trustee) or, in each case, in a similar group and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

S&P:  Standard  &  Poor's  Ratings  Services,  a  division  of  The  McGraw-Hill
Companies, Inc., provided that at any time it be a Rating Agency.

Secretary of State:  The Secretary of State of the State of Delaware.

                                       39

Securities Act:  The Securities Act of 1933, as amended.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the
Cooperative Loan in the related Cooperative Stock.

Selling and Servicing Contract: (a) The contract (including the Washington
Mutual Mortgage Securities Corp. Selling Guide and Washington Mutual Mortgage
Securities Corp. Servicing Guide to the extent incorporated by reference therein) between the Company and a Person relating to the sale of the Mortgage
Loans to the Company and the servicing of such Mortgage Loans for the benefit of the Certificateholders, which contract is substantially in the form of Exhibit E hereto, as such contract may be amended or modified from time to time; provided, however, that any such amendment or modification shall not materially adversely affect the interests and rights of Certificateholders or (b) any other similar contract, including any mortgage loan purchase and servicing agreement or any assignment, assumption and recognition agreement related to a mortgage loan purchase and sale agreement, providing substantially similar rights and benefits as those provided by the forms of contract attached as Exhibit E hereto.

Senior Certificates:  The Class A and Class R Certificates.

Senior Liquidation Amount: For any Distribution Date, the sum of (A) the
aggregate, for each Mortgage Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Senior Percentage of the Principal
Balance of such Mortgage Loan and (ii) the Senior Prepayment Percentage of the
Liquidation Principal with respect to such Mortgage Loan and (B) the Senior
Prepayment Percentage of any Subsequent Recoveries for such Distribution Date.

Senior Percentage: For any Distribution Date, the aggregate Class Principal
Balance of the Class A and Residual Certificates divided by the aggregate Class
Principal Balance of the Class A, Class B and Residual Certificates, in each case immediately before such Distribution Date.

Senior Prepayment Percentage: Subject to the immediately succeeding paragraph,
(A) for any Distribution Date prior to the seventh anniversary of the first
Distribution Date, the Senior Prepayment Percentage shall equal 100% and (B) for any Distribution Date on or after the seventh anniversary of the first
Distribution Date, the Senior Prepayment Percentage shall be calculated as follows: (1) for any such Distribution Date on or after the seventh anniversary but before the eighth anniversary of the first Distribution Date, the Senior
Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; (2) for any such Distribution Date on or after the eighth anniversary but before the ninth anniversary of the first Distribution
Date, the Senior Percentage for such Distribution Date plus 60% of the
Subordinate Percentage for such Distribution Date; (3) for any such Distribution
Date on or after the ninth anniversary but before the tenth anniversary of the first Distribution Date, the Senior Percentage for such Distribution Date plus
40% of the Subordinate Percentage for such Distribution Date; (4) for any such
Distribution Date on or after the tenth anniversary but before the eleventh

                                       40

anniversary of the first Distribution Date, the Senior Percentage for such
Distribution Date plus 20% of the Subordinate Percentage for such Distribution
Date; and (5) for any such Distribution Date thereafter, the Senior Percentage for such Distribution Date; provided, however, that (x) for any Distribution
Date on or prior to the Distribution Date in June 2007, if (i) the Subordinate
Percentage for such Distribution Date is greater than or equal to twice the
Subordinate Percentage as of the Closing Date and (ii) cumulative Realized
Losses on the Mortgage Loans allocated to the Class B Certificates, as a percentage of the aggregate Class Principal Balance of the Class B Certificates
as of the Closing Date, do not exceed 20%, then the Senior Prepayment Percentage shall equal the Senior Percentage for such Distribution Date plus 50% of the
Subordinate Percentage for such Distribution Date and (y) for any Distribution
Date after the Distribution Date in June 2007, if (i) the Subordinate Percentage
for such Distribution Date is greater than or equal to twice the Subordinate
Percentage as of the Closing Date and (ii) cumulative Realized Losses on the
Mortgage Loans allocated to the Class B Certificates, as a percentage of the aggregate Class Principal Balance of the Class B Certificates as of the Closing
Date, do not exceed 30%, then the Senior Prepayment Percentage shall equal the
Senior Percentage for such Distribution Date.

Notwithstanding the immediately preceding paragraph, (A) for any Distribution
Date, if the Senior Percentage for such Distribution Date is greater than the
Senior Percentage as of the Closing Date, then the Senior Prepayment Percentage shall equal 100%, (B) for any Distribution Date on or before the seventh anniversary of the first Distribution Date, if any of the tests specified in clauses (a) and (b) below is met, then the Senior Prepayment Percentage shall equal 100% and (C) for any Distribution Date after the seventh anniversary of the first Distribution Date, if any of the tests specified in clauses (a) and
(b) below is met (unless either (x) the Senior Percentage for such Distribution
Date is greater than the Senior Percentage as of the Closing Date or (y) there is no Earlier Distribution Date (as defined below), in each of which case the
Senior Prepayment Percentage shall equal 100%), then the Senior Prepayment
Percentage shall be calculated as follows: (1) if the most recent preceding
Distribution Date on which none of the tests specified in clauses (a) and (b)
below was met (such date referred to as the "Earlier Distribution Date") is on or after the seventh anniversary but before the eighth anniversary of the first
Distribution Date, then the Senior Prepayment Percentage shall equal the Senior
Percentage for the current Distribution Date plus 70% of the Subordinate
Percentage for the current Distribution Date, (2) if the Earlier Distribution
Date is on or after the eighth anniversary but before the ninth anniversary of the first Distribution Date, then the Senior Prepayment Percentage shall equal the Senior Percentage for the current Distribution Date plus 60% of the
Subordinate Percentage for the current Distribution Date, (3) if the Earlier
Distribution Date is on or after the ninth anniversary but before the tenth anniversary of the first Distribution Date, then the Senior Prepayment
Percentage shall equal the Senior Percentage for the current Distribution Date plus 40% of the Subordinate Percentage for the current Distribution Date, (4) if the Earlier Distribution Date is on or after the tenth anniversary but before the eleventh anniversary of the first Distribution Date, then the Senior
Prepayment Percentage shall equal the Senior Percentage for the current
Distribution Date plus 20% of the Subordinate Percentage for the current
Distribution Date, and (5) if the Earlier Distribution Date is on or after the eleventh anniversary of the first Distribution Date, then the Senior Prepayment
Percentage shall equal the Senior Percentage for the current Distribution Date:

                  (a) the mean aggregate Principal Balance, as of the
                  Distribution Date in each of the immediately preceding six calendar months, of the Mortgage Loans which were 60 or more days delinquent as of such date (including Mortgage Loans in

                                       41

                  bankruptcy or foreclosure and Mortgaged Properties held by
                  REMIC I) is greater than 50% of the aggregate Class Principal
                  Balance of the Class B Certificates as of the current
                  Distribution Date, or

                  (b) cumulative Realized Losses on the Mortgage Loans allocated to the Class B Certificates, as a percentage of the aggregate
                  Class Principal Balance of the Class B Certificates as of the
                  Closing Date, are greater than, for any Distribution Date (1)
                  before the eighth anniversary of the first Distribution Date,
                  30%, (2) on or after the eighth anniversary but before the ninth anniversary of the first Distribution Date, 35%, (3) on or after the ninth anniversary but before the tenth
                  anniversary of the first Distribution Date, 40%, (4) on or after the tenth anniversary but before the eleventh
                  anniversary of the first Distribution Date, 45%, and (5) on or after the eleventh anniversary of the first Distribution Date,
                  50%.

If on any Distribution Date the allocation to the Class A Certificates of
Principal Prepayments in the percentage required would reduce the aggregate
Class Principal Balance of such Certificates below zero, the Senior Prepayment
Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such aggregate Class Principal Balance to zero.

Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Senior Percentage of the Principal Payment Amount, (b) the
Senior Prepayment Percentage of the Principal Prepayment Amount and (c) the
Senior Liquidation Amount.

Senior  Subordinate  Certificates:  The Subordinate  Certificates other than the
Junior Subordinate Certificates.

Servicer: A mortgage loan servicing institution to which the Master Servicer has assigned servicing duties with respect to any Mortgage Loan under a Selling and
Servicing Contract; provided, however, the Master Servicer may designate itself or one or more other mortgage loan servicing institutions as Servicer upon termination of an initial Servicer's servicing duties.

Servicing Fee: The monthly fee paid to the Servicer to perform primary servicing functions for the Master Servicer with respect to the Mortgage Loans, consisting of (A) for each Mortgage Loan, a fixed fee (the fixed portion of the Servicing
Fee) equal to 1/12 of the product of (i) the Fixed Servicing Fee Rate for such
Mortgage Loan and (ii) the outstanding Principal Balance of such Mortgage Loan and (B) a variable fee (the variable portion of the Servicing Fee) equal to the distributions on the Variable Servicing Interest. In addition, any prepayment penalty received on a Mortgage Loan will be paid as additional servicing compensation to the Master Servicer or the related Servicer.

Servicing Officer: Any officer of the Master Servicer (or of the Servicer, but only with respect to the Custodial Agreement) involved in, or responsible for, the administration and servicing of the Mortgage Loans or the Certificates, as applicable, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

                                       42

Special Hazard Coverage: The Special Hazard Coverage on the most recent anniversary of the Cut-Off Date (calculated in accordance with the second sentence of this paragraph) or, if prior to the first such anniversary,
$19,878,706, in each case reduced by Special Hazard Losses allocated to the
Certificates since the most recent anniversary of the Cut-Off Date (or, if prior to the first such anniversary, since the Cut-Off Date). On each anniversary of the Cut-Off Date, the Special Hazard Coverage shall be reduced, but not increased, to an amount equal to the lesser of (1) the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single
California zip code area containing the largest aggregate principal balance of
Mortgage Loans, (b) 1.0% of the aggregate unpaid principal balance of the
Mortgage Loans and (c) twice the unpaid principal balance of the largest single
Mortgage Loan, in each case calculated as of the Due Date in the immediately preceding month, and (2) $19,878,706, as reduced by the Special Hazard Losses allocated to the Certificates since the Cut-Off Date.

The Special Hazard Coverage may be reduced upon written confirmation from the
Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Certificates by the Rating Agencies.

Special Hazard Loss: A Realized Loss (or portion thereof) with respect to a
Mortgage Loan arising from any direct physical loss or damage to a Mortgaged
Property not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government of sovereign power
(de jure or de facto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii)
insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

Special Primary Insurance Policy: Any Primary Insurance Policy covering a
Mortgage Loan the premium of which is payable by the Trustee pursuant to Section
4.04(a), if so identified in the Mortgage Loan Schedule. There are no Special
Primary Insurance Policies with respect to any of the Mortgage Loans.

                                       43

Special Primary Insurance Premium: With respect to any Special Primary Insurance
Policy, the monthly premium payable thereunder.

Statutory  Trust  Statute:  Chapter  38 of Title  12 of the  Delaware  Code,  12
Del.C.ss.3801 et seq., as the same may be amended from time to time.

Subordinate Certificates:  The Class B Certificates.

Subordinate Liquidation Amount: For any Distribution Date, the excess, if any, of the sum of (A) the aggregate of Liquidation Principal for all Mortgage Loans which became Liquidated Mortgage Loans during the Prior Period and (B) any
Subsequent Recoveries for such Distribution Date, over the Senior Liquidation
Amount for such Distribution Date.

Subordinate Percentage: For any Distribution Date, the excess of 100% over the
Senior Percentage for such date.

Subordinate Prepayment Percentage: For any Distribution Date, the excess of 100%
over the Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the Class A and
Residual Certificates has been reduced to zero, then the Subordinate Prepayment
Percentage shall equal 100%.

Subordinate Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Subordinate Percentage of the Principal Payment Amount, (ii) the
Subordinate Principal Prepayments Distribution Amount and (iii) the Subordinate
Liquidation Amount.

For any Distribution Date, the Subordinate Principal Distribution Amount shall be allocated pro rata, by Class Principal Balance, among the Classes of Class
B-L Regular Interests and paid in the order of distribution to such Classes pursuant to paragraph (I) of the definition of "REMIC I Distribution Amount"
except as otherwise stated in such definition. Notwithstanding the foregoing, for any Distribution Date prior to distributions on such date, if the
Subordination Level for any Class or Classes of Class B-L Regular Interests is
less than such Subordination Level as of the Closing Date, then the pro rata portion of the Subordinate Principal Prepayments Distribution Amount, if any,
otherwise allocable to such Class or Classes of Class B-L Regular Interests shall be allocated to the more senior Classes of Class B-L Regular Interests, pro rata according to the Class Principal Balances of such Classes. For purposes of this definition and the definition of "Subordination Level," the relative seniority, from highest to lowest, of the Class B-L Regular Interests shall be as follows: Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L and
Class B-6-L.

Subordinate  Principal  Prepayments  Distribution  Amount:  For any Distribution
Date, the Subordinate Prepayment Percentage of the Principal Prepayment Amount.

Subordination Level: On any specified date, with respect to any Class of Class
B-L Regular Interests, the percentage obtained by dividing the aggregate Class
Principal Balance of such Class and the Classes of Class B-L Regular Interests which are subordinate in right of payment to such Class by the aggregate Class
Principal Balance of the REMIC I Regular Interests and the Class R-1 Residual
Interest as of such date prior to giving effect to distributions of principal and interest and allocations of Realized Losses on the Mortgage Loans on such date.

                                       44

Subsequent Recoveries: For any Distribution Date, amounts received by the Master
Servicer during the Prior Period (after deduction of amounts reimbursable under
Section 3.05(a)(i) and (ii)) in connection with the liquidation of defaulted
Mortgage Loans after such Mortgage Loans became Liquidated Mortgage Loans, for each such Mortgage Loan up to the amount of Realized Losses, if any, previously allocated in respect of such Mortgage Loan in reduction of the Class Principal
Balance of any Class of Certificates.

Substitute Mortgage Loan: A Mortgage Loan which is substituted for another
Mortgage Loan pursuant to and in accordance with the provisions of Section 2.07.

Swap Agreement: The transactions evidenced by the ISDA Master Agreement dated as of June 24, 2004, together with the Schedule, Swap Confirmation and any related documents thereto between GCD and the Auction Administrator.

Tax Matters Person: With respect to each of REMIC I and REMIC II, a Holder of a
Class R Certificate with a Percentage Interest of at least 0.01% or any
Permitted Transferee of such Class R Certificateholder designated as succeeding to the position of Tax Matters Person in a notice to the Trustee signed by authorized representatives of the transferor and transferee of such Class R
Certificate. The Company is hereby appointed to act as the Tax Matters Person for REMIC I and REMIC II so long as it holds a Class R Certificate with a
Percentage Interest of at least 0.01%. The Company is hereby appointed to act as agent for the Tax Matters Person for REMIC I and REMIC II, to perform the functions of such Tax Matters Person as provided herein, so long as the Company is the Master Servicer hereunder, in the event that the Company ceases to hold a
Class R Certificate with the required Percentage Interest. In the event that the
Company ceases to be the Master Servicer hereunder, the successor Master
Servicer is hereby appointed to act as agent for the Tax Matters Person for
REMIC I and REMIC II, to perform the functions of such Tax Matters Person as provided herein. If the Tax Matters Person for REMIC I and REMIC II becomes a
Disqualified Organization, the last preceding Holder, that is not a Disqualified
Organization, of the Class R Certificate held by the Disqualified Organization shall be Tax Matters Person pursuant to and as permitted by Section 5.01(c). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

Termination Date: The date upon which final payment of the Certificates will be made pursuant to the procedures set forth in Section 9.01(b).

Termination Payment: The final payment delivered to the Certificateholders on the Termination Date pursuant to the procedures set forth in Section 9.01(b).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a
Residual Certificate.

Transferee:  Any Person who is acquiring by Transfer any Ownership Interest in a
Residual Certificate.

Transferee  Affidavit  and  Agreement:  An affidavit  and  agreement in the form attached hereto as Exhibit J.

                                       45

Trust: WaMu Mortgage Pass-Through Certificates Series 2004-AR7 Trust, a Delaware
statutory trust, created pursuant to this Agreement.

Trustee:  Deutsche Bank National Trust Company, or its  successor-in-interest as provided in Section 8.09, or any successor trustee appointed as herein provided.

Uncollected Interest: With respect to any Distribution Date for any Mortgage
Loan on which a Payoff was made by a Mortgagor during the related Payoff Period, except for Payoffs received during the period from the first through the 14th day of the month of such Distribution Date, an amount equal to one month's interest at the applicable Pass-Through Rate on such Mortgage Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

Uncompensated Interest Shortfall: For any Distribution Date, the sum of (i) the
aggregate Relief Act Shortfall for such Distribution Date, (ii) aggregate
Curtailment Shortfall for such Distribution Date and (iii) the excess, if any, of (a) aggregate Uncollected Interest for such Distribution Date over (b)
Compensating Interest for such Distribution Date.

Uncompensated Interest Shortfall shall be allocated to the REMIC I Regular
Interests pro rata according to the amount of interest accrued on each such
Class during the immediately preceding accrual period, in reduction thereof.

Uncompensated Interest Shortfall shall be allocated to each Class of
Certificates (other than the Class R Certificates) and the Variable Servicing
Interest pro rata according to (a) in the case of the Certificates, the amount of interest accrued on each such Class during the immediately preceding accrual period and (b) in the case of the Variable Servicing Interest, its Interest
Distribution Amount (calculated pursuant to the definition of "Interest
Distribution Amount" without regard to the reduction thereof for Uncompensated
Interest Shortfall), in reduction thereof.

Underwriters: Greenwich Capital Markets, Inc., WaMu Capital Corp., Bear, Stearns
& Co. Inc. and Lehman Brothers Inc.

Underwriting Standards: The underwriting standards of the Company, Washington
Mutual Bank, FA, or Washington Mutual Bank, a Washington state chartered savings bank, as applicable.

Uninsured Cause: Any cause of damage to a Mortgaged Property, the cost of the complete restoration of which is not fully reimbursable under the hazard insurance policies required to be maintained pursuant to Section 3.07.

U.S. Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the
United States, any state thereof or the District of Columbia, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

VA: The Department of Veterans Affairs, formerly known as the Veterans
Administration, or any successor thereto.

                                       46

Variable Servicing Interest: The uncertificated undivided beneficial interest in
REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Weighted Average Pass-Through Rate: For any Distribution Date, the weighted average of the Pass-Through Rates on the Mortgage Loans as of the second preceding Due Date (after giving effect to the payments due on the Mortgage
Loans on that Due Date).

Wells Fargo:  Wells Fargo Bank, National Association.

Withdrawal Date: Any day during the period commencing on the 18th day of the month of the related Distribution Date (or if such day is not a Business Day, the immediately preceding Business Day) and ending on the last Business Day prior to the 21st day of the month of such Distribution Date. The "related Due
Date" for any Withdrawal Date is the Due Date immediately preceding the related
Distribution Date.

                                   ARTICLE II

             Creation of the Trust; Conveyance of the Mortgage Pool
            Assets and REMIC I Regular Interests; REMIC Election and
                Designations; Original Issuance of Certificates

Section 2.01. Creation of the Trust. The Trust is hereby created and shall be known as "WaMu Mortgage Pass-Through Certificates Series 2004-AR7 Trust". The
purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities, all as provided by and subject to the terms of this Agreement:

                  (i) to acquire, hold, lease, manage, administer, control,
                  invest, reinvest, operate and/or transfer the Mortgage Pool
                  Assets and the REMIC II Assets;

                  (ii) to issue the REMIC I Regular Interests, the Class R-1 and
                  Class R-2 Residual Interests, the Variable Servicing Interest
                  and the Certificates;

                  (iii) to make distributions to the REMIC I Regular Interests, the Variable Servicing Interest and the Certificates; and

                  (iv) to engage in such other activities, including entering into agreements, as are described in or required by the terms of this Agreement or as are necessary, suitable or convenient to accomplish the foregoing or incidental thereto.

Deutsche Bank National Trust Company is hereby appointed as a trustee of the
Trust, to have all the rights, duties and obligations of the Trustee with respect to the Trust hereunder, and Deutsche Bank National Trust Company hereby accepts such appointment and the Trust created hereby. Deutsche Bank Trust
Company Delaware, is hereby appointed as a Delaware trustee of the Trust, to have all the rights, duties and obligations of the Delaware Trustee with respect to the Trust hereunder, and Deutsche Bank Trust Company Delaware, hereby accepts such appointment and the Trust created hereby. It is the intention of the
Company, the Trustee and the Delaware Trustee that the Trust constitute a statutory trust under the Statutory Trust Statute, that this Agreement

                                       47

constitute the governing instrument of the Trust, and that this Agreement amend and restate the Original Trust Agreement. The parties hereto acknowledge and agree that, prior to the execution and delivery hereof, the Delaware Trustee has filed the Certificate of Trust.

The assets of the Trust shall remain in the custody of the Trustee, on behalf of the Trust, and shall be owned by the Trust except as otherwise expressly set forth herein. Moneys to the credit of the Trust shall be held by the Trustee and invested as provided herein. All assets received and held in the Trust will not be subject to any right, charge, security interest, lien or claim of any kind in favor of either of Deutsche Bank National Trust Company or Deutsche Bank Trust
Company Delaware in its own right, or any Person claiming through it. Neither the Trustee nor the Delaware Trustee, on behalf of the Trust, shall have the power or authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the assets of the Trust to any Person, except as permitted herein. No creditor of a beneficiary of the Trust, of the Trustee, of the Delaware Trustee,
of the Master Servicer or of the Company shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, except in accordance with the terms of this
Agreement.

Section 2.02. Restrictions on Activities of the Trust. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, so long as any Certificates are outstanding, the Trust shall not, and none of the Trustee, the Delaware Trustee, the Company or the Master Servicer
shall (except by amendment of this Agreement permitted by Section 10.01)
knowingly cause the Trust to, do any of the following:

                  (i) engage in any business or activity other than those set forth in Section 2.01;

                  (ii) incur or assume any indebtedness except for such
                  indebtedness that may be incurred by the Trust in connection with the execution or performance of this Agreement or any other agreement contemplated hereby;

                  (iii) guarantee or otherwise assume liability for the debts of any other party;

                  (iv) do any act in contravention of this Agreement or any
                  other agreement contemplated hereby to which the Trust is a party;

                  (v) do any act which would make it impossible to carry on the ordinary business of the Trust;

                  (vi) confess a judgment against the Trust;

                  (vii) possess or assign the assets of the Trust for other than a Trust purpose;

                  (viii) cause the Trust to lend any funds to any entity, except as contemplated by this Agreement; or

                  (ix) change the purposes and powers of the Trust from those set forth in this Agreement.

                                       48

Section 2.03. Separateness Requirements.  Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, so long as any Certificates are outstanding, the Trust shall perform the following:

                  (i) except as expressly permitted by this Agreement, maintain its books, records, bank accounts and files separate from
                  those of any other Person;

                  (ii) except as expressly permitted by this Agreement, maintain its assets in its own separate name and in such a manner that it is not costly or difficult to segregate, identify, or
                  ascertain such assets;

                  (iii) consider the interests of the Trust's creditors in
                  connection with its actions;

                  (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other Person and correct any known misunderstanding regarding its separate identity and refrain from engaging in any activity that compromises the separate legal identity of the Trust;

                  (v) prepare and maintain separate records, accounts and
                  financial statements in accordance with generally accepted accounting principles, consistently applied, and susceptible to audit. To the extent it is included in consolidated
                  financial statements or consolidated tax returns, such
                  financial statements and tax returns will reflect the
                  separateness of the respective entities and indicate that the assets of the Trust will not be available to satisfy the debts of any other Person;

                  (vi) allocate and charge fairly and reasonably any overhead shared with any other Person;

                  (vii) transact all business with affiliates on an arm's-length basis and pursuant to written, enforceable agreements;

                  (viii) conduct business solely in the name of the Trust. In that regard all written and oral communications of the Trust, including, without limitation, letters, invoices, purchase orders and contracts, shall be made solely in the name of the
                  Trust (or the Trustee on behalf of the Trust);

                  (ix) maintain a separate office through which its business shall be conducted, provided that such office may be an office of the Trustee, which office shall not be shared with the
                  Company or any affiliates of the Company;

                  (x) in the event that services have been or are in the future performed or paid by any Person on behalf of the Trust (other than the Trustee, the Delaware Trustee, the Master Servicer or
                  the Tax Matters Person as permitted herein), reimburse such
                  Person, as applicable, for the commercially reasonable value of such services or expenses provided or incurred by such
                  Person. Accordingly, (i) the Trust shall reimburse such
                  Person, as applicable, for the commercially reasonable value of such services or expenses provided or incurred by such
                  Person; (ii) to the extent invoices for such services are not allocated and separately billed to the Trust, the amount
                  thereof that was or is to be allocated and separately billed to the Trust was or will be reasonably related to the services

                                       49

                  provided to the Trust; and (iii) any other allocation of
                  direct, indirect or overhead expenses for items shared between the Trust and any other Person, was or will be, to the extent practicable, allocated on the basis of actual use or value of services rendered or otherwise on a basis reasonably related to actual use or the value of services rendered;

                  (xi) except as expressly permitted by this Agreement, not
                  commingle its assets or funds with those of any other Person;

                  (xii) except as expressly permitted by this Agreement, not assume, guarantee, or pay the debts or obligations of any
                  other Person;

                  (xiii) except as expressly permitted by this Agreement, not pledge its assets for the benefit of any other Person;

                  (xiv) not hold out its credit or assets as being available to satisfy the obligations of others;

                  (xv) pay its liabilities only out of its funds;

                  (xvi) pay the salaries of its own employees, if any; and

                  (xvii) cause the agents and other representatives of the
                  Trust, if any, to act at all times with respect to the Trust consistently and in furtherance of the foregoing.

None of the Trustee, the Delaware Trustee, the Company or the Master Servicer
shall (except by amendment of this Agreement permitted by Section 10.01) take any action that is inconsistent with the purposes of the Trust or Section 2.02 or Section 2.03. Neither the Company nor the Master Servicer shall (except by amendment of this Agreement permitted by Section 10.01) direct the Trustee or the Delaware Trustee to take any action that is inconsistent with the purposes of the Trust or Section 2.02 or Section 2.03.

Section 2.04.     Conveyance of Mortgage Pool Assets; Security Interest.

Concurrently with the execution and delivery hereof, the Company does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trust, without recourse, all the Company's right, title and interest in and to the
Mortgage Pool Assets (such transfer and assignment by the Company to be referred to herein as the "Conveyance").

It is the express intent of the parties hereto that the Conveyance of the
Mortgage Pool Assets to the Trust by the Company as provided in this Section
2.04 be, and be construed as, an absolute sale of the Mortgage Pool Assets. It is, further, not the intention of the parties that such Conveyance be deemed the grant of a security interest in the Mortgage Pool Assets by the Company to the
Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the Mortgage Pool Assets are held to be the property of the Company, or if for any other reason this
Agreement is held or deemed to create a security interest in the Mortgage Pool
Assets, then

                                       50

(a) this Agreement shall constitute a security agreement;

(b) the conveyance provided for in this Section 2.04 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the
Trust, to secure all of the Company's obligations hereunder, a security interest in all of the Company's right, title, and interest, whether now owned or hereafter acquired, in and to:

         (I)  The Mortgage Pool Assets;

         (II) All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

         (III) All proceeds of the foregoing;

The Company shall file such financing statements, and the Company and the
Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the Mortgage Pool Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

In the event that a pleading is filed in a court of competent jurisdiction asserting that this Agreement creates a security interest in the Mortgage Pool
Assets, the Trustee on behalf of the Trust shall take actual possession of the
Mortgage Pool Assets or, at the Company's option, the Trustee on behalf of the
Trust shall be provided an Opinion of Counsel addressed to the Trust and the
Trustee reasonably satisfactory to the Trustee to the effect that such security interest is a perfected security interest of first priority while the Mortgage
Pool Assets are in the possession of the Company or its affiliates.

Section 2.05.     Delivery of Mortgage Files.

In connection with the sale, transfer and assignment referred to in Section
2.04, the Company, concurrently with the execution and delivery hereof, does deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee or Custodian the Mortgage Files, which shall at all times be identified in the records of the Trustee or the Custodian, as applicable, as being held by or on behalf of the Trust.

Concurrently with the execution and delivery hereof, the Company shall cause to be filed the UCC assignment or amendment referred to in clause (Y)(vii) of the definition of "Mortgage File." In connection with its servicing of Cooperative
Loans, the Master Servicer will use its best efforts to file timely continuation statements, if necessary, with regard to each financing statement and assignment relating to Cooperative Loans.

                                       51

In instances where the original recorded Mortgage or any intervening assignment thereof (recorded or in recordable form) required to be included in the Mortgage
File pursuant to the definition of "Mortgage File" relating to a Mortgage Loan is not included in the Mortgage File delivered to the Trustee (or the Custodian)
prior to or concurrently with the execution and delivery hereof (due to a delay on the part of the recording office), the Company shall deliver to the Trustee
(or the Custodian) a fully legible reproduction (which may be in electronic form) of the original Mortgage or intervening assignment provided that the originator, the related Lender or the escrow or title company which provided closing services in connection with such Mortgage Loan certifies on the face of such reproduction(s) or copy as follows: "Certified true and correct copy of original which has been transmitted for recordation." For purposes hereof, transmitted for recordation means having been mailed or otherwise delivered for recordation to the appropriate authority. In all such instances, the Company shall transmit the original recorded Mortgage and any intervening assignments with evidence of recording thereon (or a copy of such original Mortgage or intervening assignment certified by the applicable recording office) (which may be in electronic form) (collectively, "Recording Documents") to the Trustee (or the Custodian) within 270 days after the execution and delivery hereof. In instances where, due to a delay on the part of the recording office where any such Recording Documents have been delivered for recordation, the Recording
Documents cannot be delivered to the Trustee within 270 days after execution and delivery hereof, the Company shall deliver to the Trustee within such time period a certificate (a "Company Officer's Certificate") signed by the Chairman of the Board, President, any Vice President or Treasurer of the Company stating the date by which the Company expects to receive such Recording Documents from the applicable recording office. In the event that Recording Documents have still not been received by the Company and delivered to the Trustee (or the
Custodian) by the date specified in its previous Company Officer's Certificate delivered to the Trustee, the Company shall deliver to the Trustee by such date an additional Company Officer's Certificate stating a revised date by which the
Company expects to receive the applicable Recording Documents. This procedure shall be repeated until the Recording Documents have been received by the
Company and delivered to the Trustee (or the Custodian).

For Mortgage Loans for which the Company has received a Payoff after the Cut-Off
Date and prior to the date of execution and delivery hereof, the Company, in lieu of delivering the above documents, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.10.

The Trustee is authorized, with the Master Servicer's consent, to appoint any bank or trust company approved by each of the Company and the Master Servicer as
Custodian of the documents or instruments referred to in this Section 2.05 or in
Section 2.10, and to enter into a Custodial Agreement for such purpose;
provided, however, that the Trustee shall be and remain liable for the acts of any such Custodian only to the extent that it is responsible for its own acts hereunder. Any documents delivered by the Company or the Master Servicer to the
Custodian shall be deemed to have been delivered to the Trustee for all purposes hereunder; and any documents held by the Custodian shall be deemed to be held by the Trustee for all purposes hereunder. There shall be a written Custodial
Agreement between the Trustee and each Custodian. Each Custodial Agreement shall contain an acknowledgment by the Custodian that all Mortgage Pool Assets,

                                       52

ortgage Files, and other documents and property held by it at any time are held by it for the benefit of the Trust. Pursuant to the Initial Custodial Agreement,
the Initial Custodian shall perform responsibilities of the Trustee with respect to the delivery, receipt, examination and custody of the Mortgage Files on the
Trustee's behalf, as provided therein.

On or promptly after the Closing Date, the Master Servicer shall cause the
MERS(R) System to indicate that each MERS Loan, if any, has been assigned to
"Deutsche Bank National Trust Company, as Trustee, without recourse" or "WaMu
Mortgage Pass-Through Certificates Series 2004-AR7 Trust, without recourse" by including in the MERS(R) System computer files (a) the code necessary to identify the Trustee and (b) the code necessary to identify the series of the
Certificates issued in connection with such Mortgage Loans; provided, however, that in the event the Company acquired such Mortgage Loans from an affiliate of the Company, then the Master Servicer need not cause the MERS(R) System to indicate such assignment. The Master Servicer shall not alter the codes referenced in this paragraph with respect to any MERS Loan during the term of this Agreement except in connection with an assignment of such MERS Loan or de-registration thereof from the MERS(R) System in accordance with the terms of this Agreement.

Section 2.06.     REMIC Election for REMIC I.

The Tax Matters Person, shall, on behalf of REMIC I, elect to treat REMIC I as a
REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC I for its first taxable year.

The Closing Date is hereby designated as the "startup day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary
Statement hereto) relating to REMIC I are hereby designated as "regular interests" in REMIC I for purposes of Section 860G(a)(1) of the Code. The Class
R-1 Residual Interest is hereby designated as the sole class of "residual interest" in REMIC I for purposes of Section 860G(a)(2) of the Code. The REMIC I
Regular Interests and the Class R-1 Residual Interest shall together be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC I Assets pursuant to Section 3806(b)(2) of the Statutory
Trust Statute.

The parties intend that the affairs of REMIC I shall constitute, and that the affairs of REMIC I shall be conducted so as to qualify REMIC I as a REMIC. In furtherance of such intention, the Tax Matters Person shall, on behalf of REMIC
I: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year and using an accrual method of accounting for REMIC I when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the trust, for REMIC I to be treated as a REMIC on the federal tax return of REMIC I for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Holders of the REMIC
I Regular Interests and the Class R-1 Residual Interest and the Trustee, all
information reports as and when required to be provided to them in accordance with the REMIC Provisions, and make available the information necessary for the application of Section 860E(e) of the Code; (d) conduct the affairs of REMIC I at all times that any REMIC I Regular Interests are outstanding so as to

                                       53

maintain the status of REMIC I as a REMIC under the REMIC Provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC I; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC I when and as the same shall be due and payable (but such obligation shall not prevent the
Company or any other appropriate person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided, that the Company shall be entitled to be indemnified by
REMIC I for any such prohibited transaction penalty taxes if the Company's failure to exercise reasonable care was not the primary cause of the imposition of such prohibited transaction penalty taxes.

The Trustee and the Master Servicer shall promptly provide the Company with such information in the possession of the Trustee or the Master Servicer, respectively, as the Company may from time to time request for the purpose of enabling the Company to prepare tax returns. If so requested by the Tax Matters
Person, the Trustee shall sign tax returns on behalf of the REMICs.

In the event that a Mortgage Loan is discovered to have a defect which, had such defect been discovered before the startup day, would have prevented such
Mortgage Loan from being a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code, and the Company does not repurchase such Mortgage Loan within 90 days of such date, the Master Servicer, on behalf of the Trustee, shall within 90 days of the date such defect is discovered sell such Mortgage
Loan at such price as the Master Servicer in its sole discretion, determines to be the greatest price that will result in the purchase thereof within 90 days of such date, unless the Master Servicer delivers to the Trustee an Opinion of
Counsel to the effect that continuing to hold such Mortgage Loan will not adversely affect the status of the electing portion of REMIC I as a REMIC for federal income tax purposes.

In the event that any tax is imposed on "prohibited transactions" of REMIC I as defined in Section 860F of the Code and not paid by the Company pursuant to clause (f) of the third preceding paragraph, such tax shall be charged against amounts otherwise distributable to the Class R-1 Residual Interest.
Notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Class R-1
Residual Interest on any Distribution Date sufficient funds to reimburse the Tax
Matters Person (or any agent therefor appointed in accordance with the definition of "Tax Matters Person" herein, if applicable), for the payment of such tax (upon the written request of the Tax Matters Person or its agent, to the extent reimbursable, and to the extent that the Tax Matters Person or its agent has not been previously reimbursed therefor).

Section 2.07. Acceptance by Trustee. The Trustee acknowledges receipt (or with respect to any Mortgage Loan subject to a Custodial Agreement, receipt by the
Custodian thereunder) on behalf of the Trust of the documents (or certified copies thereof as specified in Section 2.05) referred to in Section 2.05 above, but without having made the review required to be made within 45 days pursuant to this Section 2.07. The Trustee acknowledges that all Mortgage Pool Assets,
Mortgage Files, and related documents and property held by it at any time are held by it as Trustee of the Trust for the benefit of the holders of the REMIC I
Regular Interests and the Class R-1 Residual Interest. The Trustee agrees, for the benefit of the Trust, to review (or cause the Initial Custodian to review)
each Mortgage File within 45 days after the Closing Date and deliver to the
Company a certification (or cause the Initial Custodian to deliver to the
Company a certification, which satisfies the applicable requirements of this
Agreement) in the form attached as Exhibit M hereto, to the effect that, except

                                       54

as noted, all documents required (in the case of instruments described in clauses (X)(ii), (X)(iv) and (Y)(ix) of the definition of "Mortgage File," known by the Trustee to be required) pursuant to the definition of "Mortgage File" and
Section 2.05 have been executed and received, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In performing such review, the Trustee may rely upon the purported genuineness and due execution of any such document, and on the purported genuineness of any signature thereon.
The Trustee shall not be required to make any independent examination of any documents contained in each Mortgage File beyond the review specifically required herein. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan. If the Trustee finds any document or documents constituting a part of a Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in the
Mortgage Loan Schedule, the Trustee shall promptly so notify the Company. The
Company hereby covenants and agrees that, if any such defect cannot be corrected or cured, the Company shall, not later than 60 days after the Trustee's notice to it respecting such defect, within the three-month period commencing on the
Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section
1.860G-2(f)), either (i) repurchase the related Mortgage Loan from the Trust at the Purchase Price, or (ii) substitute for any Mortgage Loan to which such defect relates a different mortgage loan (a "Substitute Mortgage Loan") which is a "qualified replacement mortgage" (as defined in the Code) and, (iii) after such three-month or two-year period, as applicable, the Company shall repurchase the Mortgage Loan from the Trust at the Purchase Price but only if the Mortgage
Loan is in default or default is, in the judgment of the Company, reasonably imminent. If such defect would cause the Mortgage Loan to be other than a
"qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence or any provision in the definition of "Purchase Price," the repurchase or substitution must occur within the sooner of (i) 90 days from the date the defect was discovered or (ii) in the case of substitution, two years from the
Closing Date.

Such Substitute Mortgage Loan shall be an adjustable rate mortgage loan with a first Adjustment Date occurring on approximately the same date as, but not earlier than, the first Adjustment Date for the Mortgage Loan being substituted for and adjustments annually thereafter, based on the Index, mature no later than, and not more than two years earlier than, have a principal balance and
Loan-to-Value Ratio equal to or less than, and have a Pass-Through Rate on the date of substitution equal to or no more than 1 percentage point greater than, and a Margin, Rate Ceiling and Rate Floor equal to or greater than, and a
Periodic Cap no more than 0.5 percentage point greater or smaller than, the
Mortgage Loan being substituted for. In addition, if the Mortgage Loan being substituted for does not provide for any payments of principal prior to its first Adjustment Date, such substitute Mortgage Loan also shall not provide for such payments of principal. If the aggregate of the principal balances of the
Substitute Mortgage Loans substituted for a Mortgage Loan is less than the
Principal Balance of such Mortgage Loan, the Company shall pay the difference in cash, together with unpaid accrued interest, if any, on the difference between the aggregate of the principal balances of the Substitute Mortgage Loans and the

                                       55

Principal Balance of such Mortgage Loan during the calendar month in which the substitution occurs to the last day of such month at a rate equal to the applicable Pass-Through Rate, to the Trustee for deposit into the Certificate
Account, and such payment by the Company shall be treated in the same manner as proceeds of the repurchase by the Company of a Mortgage Loan pursuant to this
Section 2.07. Furthermore, such Substitute Mortgage Loan shall otherwise have such characteristics so that the representations and warranties of the Company set forth in Section 2.08 hereof would not have been incorrect had such
Substitute Mortgage Loan originally been a Mortgage Loan, and the Company shall be deemed to have made such representations and warranties as to such Substitute
Mortgage Loan. A Substitute Mortgage Loan may be substituted for a defective
Mortgage Loan whether or not such defective Mortgage Loan is itself a Substitute
Mortgage Loan. Notwithstanding anything herein to the contrary, each Substitute
Mortgage Loan shall be deemed to have the same Pass-Through Rate as the Mortgage
Loan for which it was substituted.

The Purchase Price for each purchased or repurchased Mortgage Loan shall be deposited by the Company in the Certificate Account and, upon receipt by the
Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall (or, if applicable, shall cause the Custodian to) release to the Company the related Mortgage File and shall execute and deliver (or, in the event that the Mortgage Files are held in the name of the Custodian, shall cause the Custodian to execute and deliver) on behalf of the Trust such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company or its designee or assignee title to any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if such Mortgage Loan is a MERS Loan and as a result of the repurchase thereof such Mortgage Loan shall cease to be serviced by a servicer that is a member of MERS or if the
Company or its assignee shall so request, the Master Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form from
MERS to the Company or its assignee and shall cause the Mortgage Loan to be removed from registration on the MERS(R) System in accordance with MERS' rules and procedures. The obligation of the Company to repurchase or substitute any
Mortgage Loan as to which such a defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Trust or the
Holders of the REMIC I Regular Interests or the Class R-1 Residual Interest.

Section 2.08. Representations and Warranties of the Company Concerning the
Mortgage Loans. With respect to the conveyance of the Mortgage Loans provided for in Section 2.04 herein, the Company hereby represents and warrants to the
Trust that as of the Cut-Off Date unless otherwise indicated:

     (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished;

     (ii) As of the Closing Date, each Mortgage relating to a Mortgage Loan that is not a Cooperative Loan is a valid and enforceable (subject to Section
2.08(xvi)) first lien on an unencumbered estate in fee simple or (if the related
Mortgage Loan is secured by the interest of the Mortgagor as a lessee under a ground lease) leasehold estate in the related Mortgaged Property subject only to
(a) liens for current real property taxes and special assessments; (b)
covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions

                                       56

generally or specifically reflected in the appraisal obtained in connection with the origination of the Mortgage Loan; (c) exceptions set forth in the title insurance policy relating to such Mortgage, such exceptions being acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage;

     (iii) Immediately upon the transfer and assignment contemplated herein, the
Trust shall have good title to, and will be the sole legal owner of, each
Mortgage Loan, free and clear of any encumbrance or lien (other than any lien under this Agreement);

     (iv) As of the day prior to the Cut-Off Date, all payments due on each
Mortgage Loan had been made and no Mortgage Loan had been delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days;

     (v) As of the Closing Date, there is no late assessment for delinquent taxes outstanding against any Mortgaged Property;

     (vi) As of the Closing Date, there is no offset, defense or counterclaim to any Mortgage Note, including the obligation of the Mortgagor to pay the unpaid principal or interest on such Mortgage Note except to the extent that the
Buydown Agreement for a Buydown Loan forgives certain indebtedness of a
Mortgagor;

     (vii) As of the Closing Date, each Mortgaged Property is free of damage and in good repair, ordinary wear and tear excepted;

     (viii) Each Mortgage Loan at the time it was made complied with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws, and predatory and abusive lending laws applicable to the originating lender;

     (ix) Each Mortgage Loan was originated by a savings association, savings bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the FHA and will be serviced by an institution which meets the servicer eligibility requirements established by the Company;

     (x) As of the Closing Date, each Mortgage Loan that is not a Cooperative
Loan is covered by an ALTA form or CLTA form of mortgagee title insurance policy or other form of policy of insurance which has been issued by, and is the valid and binding obligation of, a title insurer which, as of the origination date of

                                       57

such Mortgage Loan, was qualified to do business in the state in which the related Mortgaged Property is located. Such policy insures the originator of the
Mortgage Loan, its successors and assigns as to the first priority lien of the
Mortgage in the original principal amount of the Mortgage Loan subject to the exceptions set forth in such policy. Such policy is in full force and effect and inures to the benefit of the Trust upon the consummation of the transactions contemplated by this Agreement and no claims have been made under such policy, and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such policy;

     (xi) Each Mortgage Loan with a Loan-to-Value Ratio as of the Cut-Off Date in excess of 80% was covered by a Primary Insurance Policy or an FHA insurance policy or a VA guaranty, and such policy or guaranty is valid and remains in full force and effect;

     (xii) As of the Closing Date, all policies of insurance required by this
Agreement or by a Selling and Servicing Contract have been validly issued and remain in full force and effect, including such policies covering the Company, the Master Servicer or any Servicer;

     (xiii) As of the Closing Date, each insurer issuing a Primary Insurance
Policy holds a rating acceptable to the Rating Agencies;

     (xiv) Each Mortgage (exclusive of any riders thereto) was documented by appropriate Fannie Mae/Freddie Mac mortgage instruments in effect at the time of origination, or other instruments approved by the Company;

     (xv) As of the Closing Date, the Mortgaged Property securing each Mortgage relating to a Mortgage Loan that is not a Cooperative Loan is improved with a one- to four-family dwelling unit, including units in a duplex, triplex, fourplex, condominium project, townhouse, a planned unit development or a de minimis planned unit development;

     (xvi) As of the Closing Date, each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity;

     (xvii) As of the date of origination, as to Mortgaged Properties which are units in condominiums or planned unit developments, all of such units met the applicable Underwriting Standards, are located in a condominium or planned unit development projects which have received Fannie Mae or Freddie Mac approval, or are approvable by Fannie Mae or Freddie Mac or have otherwise been approved by the Company;

     (xviii) None of the Mortgage Loans are Buydown Loans;

     (xix) Based solely on representations of the Mortgagors obtained at the origination of the related Mortgage Loans, approximately 95.73% (by Principal
Balance) of the Mortgage Loans will be secured by owner occupied Mortgaged
Properties which are the primary residences of the related Mortgagors, approximately 4.22% (by Principal Balance) of the Mortgage Loans will be secured by owner occupied Mortgaged Properties which were second or vacation homes of the Mortgagors and approximately 0.05% (by Principal Balance) of the Mortgage
Loans will be secured by Mortgaged Properties which were non-owner occupied properties;

                                       58

     (xx) Prior to origination or refinancing, an appraisal of each Mortgaged
Property was made by an appraiser on a form satisfactory to Fannie Mae or
Freddie Mac;

     (xxi) The Mortgage Loans have been underwritten substantially in accordance with the applicable Underwriting Standards;

     (xxii) All of the Mortgage Loans have due-on-sale clauses; however, the due on sale provisions may not be exercised at the time of a transfer if prohibited by law or the terms of the related Mortgage Note;

     (xxiii) The Company used no adverse selection procedures in selecting the
Mortgage Loans from among the outstanding adjustable rate conventional mortgage loans purchased by it which were available for inclusion in the Mortgage Pool and as to which the representations and warranties in this Section 2.08 could be made;

     (xxiv) With respect to each Cooperative Loan, the Cooperative Stock that is pledged as security for the Cooperative Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

     (xxv) Each Cooperative Loan is secured by a valid, subsisting and enforceable (except as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity) perfected first lien and security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement;

     (xxvi) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Trustee certifying that the original Mortgage Note is a
Destroyed Mortgage Note, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Trust will not be materially adversely affected by the absence of the original Mortgage Note (or portion thereof, as applicable);

     (xxvii) Based upon an appraisal of the Mortgaged Property securing each
Mortgage Loan, approximately 99.63% (by Principal Balance) of the Mortgage Loans
had a current Loan-to-Value Ratio less than or equal to 80%, approximately 0.27%
(by Principal Balance) of the Mortgage Loans had a current Loan-to-Value Ratio greater than 80% but less than or equal to 95% and approximately 0.11% (by
Principal Balance) of the Mortgage Loans had a current Loan-to-Value Ratio greater than 95%;

                                       59

     (xxviii) Approximately 78.03% (by Principal Balance) of the Mortgage Loans
were originated for the purpose of refinancing existing mortgage debt, including cash-out refinancings; and approximately 21.97% (by Principal Balance) of the
Mortgage Loans were originated for the purpose of purchasing the Mortgaged
Property;

     (xxix) Not less than approximately 18.99% (by Principal Balance) of the
Mortgage Loans were originated under full documentation programs;

     (xxx) Each Mortgage Loan constitutes a qualified mortgage under Section
860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

     (xxxi) No Mortgage Loan is subject to the Home Ownership and Equity
Protection Act of 1994 or Section 226.32 of Regulation Z, is a "high-cost" loan or a "predatory" loan as defined under any state or local law or regulation applicable to the originator of such Mortgage Loan or which would result in liability to the purchaser or assignee of such Mortgage Loan under any predatory or abusive lending law, or, without limiting the generality of the foregoing, is a "covered" loan under the laws of the states of California, Colorado or Ohio;

     (xxxii) No Mortgage Loan is a High Cost Loan or Covered Loan (as such terms are defined in the Standard & Poor's LEVELS(R) Glossary in effect on the Closing
Date, which is now Version 5.6 Revised, Appendix E, applicable portions of which are attached hereto as Exhibit C), except that the definition of a High Cost
Loan for the purposes hereof shall not include Mortgage Loans originated in Los
Angeles or Oakland, California and no Mortgage Loan originated on or after
October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending
Act; and

     (xxxii) With respect to each Mortgage Loan, the Periodic Cap shall equal five percentage points on the first Adjustment Date and shall equal two percentage points on each Adjustment Date thereafter.

It is understood and agreed that the representations and warranties set forth in this Section 2.08 shall survive delivery of the respective Mortgage Files to the
Trustee or the Custodian, as the case may be, and shall continue throughout the term of this Agreement. Upon discovery by any of the Company, the Master
Servicer, the Trustee or the Custodian of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the related Mortgage Loans or the interests of the Trust in the related
Mortgage Loans, the Company, the Master Servicer, the Trustee or the Custodian,
as the case may be, discovering such breach shall give prompt written notice to the others. Any breach of the representation set forth in clause (xxxi) or
(xxxii) of this Section 2.08 shall be deemed to materially and adversely affect the value of the related Mortgage Loans or the interests of the Trust in the related Mortgage Loans. Within 90 days of its discovery or its receipt of notice of breach, the Company shall repurchase, subject to the limitations set forth in the definition of "Purchase Price," or substitute for the affected Mortgage Loan or Mortgage Loans or any property acquired in respect thereof from the Trust, unless it has cured such breach in all material respects. After the end of the three-month period beginning on the "start-up day," any such substitution shall be made only if the Company provides to the Trustee an Opinion of Counsel addressed to the Trust and the Trustee reasonably satisfactory to the Trustee that each Substitute Mortgage Loan will be a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code. Such substitution shall be made in the manner and within the time limits set forth in Section 2.07. Any such repurchase by the Company shall be accomplished in the manner and at the
Purchase Price, if applicable, but shall not be subject to the time limits, set forth in Section 2.07. It is understood and agreed that the obligation of the

                                       60

Company to provide such substitution or to make such repurchase of any affected
Mortgage Loan or Mortgage Loans or any property acquired in respect thereof as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Holders of the REMIC I Regular
Interests and the Class R-1 Residual Interest or the Trustee on behalf of the
Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest.

Section 2.09. Acknowledgment of Transfer of Mortgage Pool Assets. The Trustee
hereby acknowledges and accepts on behalf of the Trust the transfer and assignment to the Trust of the Mortgage Pool Assets, but without having made the review required to be made within 45 days pursuant to Section 2.07, and declares that as of the Closing Date it (or the Custodian on behalf of the Trustee) holds and shall hold any documents constituting a part of the Mortgage Pool Assets, and the Mortgage Pool Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the REMIC I
Regular Interests and the Class R-1 Residual Interest. In connection therewith, as of the Closing Date, in exchange for the Mortgage Pool Assets, the Trust does hereby issue to the Company the REMIC I Regular Interests and the Class R-1
Residual Interest.

Section 2.10. Conveyance of REMIC II Assets; Security Interest. Concurrently
with the execution and delivery hereof, the Company does hereby irrevocably sell, transfer, assign, set over, and otherwise convey to the Trust, without recourse, all the Company's right, title and interest in and to the REMIC II
Assets. Pursuant to Section 3818 of the Statutory Trust Statute, the REMIC I
Regular Interests shall not be cancelled and shall be held as treasury interests owned by the Trust. The Trustee acknowledges that the REMIC II Assets are held by it as Trustee of the Trust for the benefit of the holders of the
Certificates. It is the express intent of the parties hereto that the conveyance of the REMIC II Assets to the Trust by the Company as provided in this Section
2.10 be, and be construed as, an absolute sale of the REMIC II Assets. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the REMIC II Assets by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the REMIC II Assets are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the REMIC II Assets, then

(a) this Agreement shall constitute a security agreement;

(b) the conveyance provided for in this Section 2.10 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the
Trust, to secure all of the Company's obligations hereunder, a security interest in all of the Company's right, title, and interest, whether now owned or hereafter acquired, in and to:

         (I) The REMIC I Regular Interests, including without limitation all rights represented thereby in and to the Mortgage Pool Assets and the proceeds thereof;

                                       61

         (II) All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

         (III) All proceeds of the foregoing;

The Company shall file such financing statements, and the Company and the
Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the REMIC II Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

In the event that a pleading is filed in a court of competent jurisdiction asserting that this Agreement creates a security interest in the REMIC II
Assets, the Trustee on behalf of the Trust shall take actual possession of the
REMIC II Assets or, at the Company's option, the Trustee on behalf of the Trust shall be provided an Opinion of Counsel addressed to the Trust and the Trustee reasonably satisfactory to the Trustee to the effect that such security interest is a perfected security interest of first priority while the REMIC II Assets are in the possession of the Company or its affiliates.

Section 2.11.     REMIC Election for REMIC II.

The Tax Matters Person shall, on behalf of REMIC II, elect to treat REMIC II as a REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC II for its first taxable year.

The Closing Date is hereby designated as the "startup day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary
Statement hereto) relating to REMIC II are hereby designated as "regular interests" in REMIC II for purposes of Section 860G(a)(1) of the Code. The Class
R-2 Residual Interest is hereby designated as the sole class of "residual interest" in REMIC II for purposes of Section 860G(a)(2) of the Code. The REMIC
II Regular Interests and the Class R-2 Residual Interest shall together be deemed to be a separate series of beneficial interests in the assets of the
Trust consisting of the REMIC II Assets pursuant to Section 3806(b)(2) of the
Statutory Trust Statute.

The parties intend that the affairs of REMIC II shall constitute, and that the affairs of REMIC II shall be conducted so as to qualify it as, a REMIC. In furtherance of such intention, the Tax Matters Person shall, on behalf of REMIC
II: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year for REMIC II when and as required by the REMIC provisions and other applicable federal income tax laws;
(b) make an election, on behalf of REMIC II, to be treated as a REMIC on the federal tax return of REMIC II for its first taxable year, in accordance with

                                       62

the REMIC provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Holders of the Class R-2 Residual
Interest all information reports as and when required to be provided to them in accordance with the REMIC provisions; (d) conduct the affairs of REMIC II at all times that any of the Certificates are outstanding so as to maintain the status of REMIC II as a REMIC under the REMIC provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC II; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC II when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided, that the Company shall be entitled to be indemnified from REMIC II for any such prohibited transaction penalty taxes if the Company's failure to exercise reasonable care was not the primary cause of the imposition of such prohibited transaction penalty taxes.

In the event that any tax is imposed on "prohibited transactions" of REMIC II as defined in Section 860F of the Code and not paid by the Company pursuant to clause (f) of the preceding paragraph, such tax shall be charged against amounts otherwise distributable to the Holders of the Class R-2 Residual Interest.
Notwithstanding anything to the contrary contained herein, the Company is hereby authorized to retain from amounts otherwise distributable to the Holders of the
Class R-2 Residual Interest on any Distribution Date sufficient funds to reimburse the Company for the payment of such tax (to the extent that the
Company has not been previously reimbursed therefor).

                                       63

Section 2.12. Acknowledgement of Transfer of REMIC II Assets; Authentication of
Certificates. The Trustee hereby acknowledges and accepts on behalf of the Trust the assignment to the Trust of the REMIC II Assets and declares that as of the
Closing Date it holds and shall hold any documents constituting a part of the
REMIC II Assets, and the REMIC II Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the Certificates (other than the Class R Certificates), the Class R-2 Residual
Interest and the Variable Servicing Interest. In connection therewith, as of the
Closing Date, in exchange for the REMIC II Assets, the Trust does hereby issue the Variable Servicing Interest and the Trustee on behalf of the Trust shall cause to be authenticated and delivered, upon and pursuant to the order of the
Company, the Certificates in Authorized Denominations.

Section 2.13. Legal Title. Legal title to all assets of the Trust shall be vested at all times in the Trust as a separate legal entity.

Section 2.14. Compliance with ERISA Requirements. For purposes of ensuring compliance with the requirements of the "underwriter's exemption" (U.S.
Department of Labor Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(Aug. 22, 2002)), issued under ERISA, and for the avoidance of any doubt as to the applicability of other provisions of this Agreement, to the fullest extent permitted by applicable law and except as contemplated by this Agreement, (1)
the Trust shall not be a party to any merger, consolidation or reorganization, or liquidate or sell its assets and (2) so long as any Certificates are outstanding, none of the Company, the Trustee or the Delaware Trustee shall institute against the Trust, or join in any institution against the Trust of, any bankruptcy or insolvency proceedings under any federal or state bankruptcy, insolvency or similar law.

Section 2.15. Additional Representation of the Company Concerning the Mortgage
Loans. The Company hereby represents and warrants to the Trust that it does not intend for the Mortgage Pool to include any Mortgage Loan that is a "high-cost home loan" as defined under the New Jersey Home Ownership Security Act of 2002 or the New Mexico Home Loan Protection Act. Based on the foregoing representation and warranty and on the Company's obligation, pursuant to Section
2.08, to repurchase or substitute for the affected Mortgage Loan in the event of a breach of the representation set forth in clause (xxxi) of Section 2.08, the other parties hereto agree and understand that it is not intended for the
Mortgage Pool to include any Mortgage Loan that is a "high-cost home loan" as defined under the New Jersey Home Ownership Security Act of 2002 or the New
Mexico Home Loan Protection Act.

                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans

Section 3.01. The Company to Act as Master Servicer. The Company shall act as
Master Servicer to service and administer the Mortgage Loans on behalf of the
Trust in accordance with the terms hereof, consistent with prudent mortgage loan servicing practices and (unless inconsistent with prudent mortgage loan servicing practices) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, and shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which a prudent servicer of mortgage loans would do under similar

                                       64

circumstances, including, without limitation, the power and authority to bring actions and defend the Mortgage Pool Assets on behalf of the Trust in order to enforce the terms of the Mortgage Notes. The Master Servicer may perform its master servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder and the
Master Servicer shall diligently pursue all of its rights against such agents or independent contractors.

The Master Servicer shall make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the Mortgage
Loans and shall, to the extent such procedures shall be consistent with this
Agreement and the terms and provisions of any Primary Insurance Policy, any FHA insurance policy or VA guaranty, any hazard insurance policy, and federal flood insurance, cause to be followed such collection procedures as are followed with respect to mortgage loans comparable to the Mortgage Loans and held in portfolios of responsible mortgage lenders in the local areas where each
Mortgaged Property is located. The Master Servicer shall enforce "due-on-sale"
clauses with respect to the related Mortgage Loans, to the extent permitted by law, subject to the provisions set forth in Section 3.08.

Consistent with the foregoing, the Master Servicer may, in accordance with prudent mortgage loan servicing practices, (i) waive or cause to be waived any assumption fee or late payment charge in connection with the prepayment of any
Mortgage Loan and (ii) only upon determining that the coverage of any applicable insurance policy or guaranty related to a Mortgage Loan will not be materially adversely affected, arrange a schedule, running for no more than 180 days after the first delinquent Due Date, for payment of any delinquent installment on any
Mortgage Note or for the liquidation of delinquent items. Subject to the fourth sentence of this paragraph, the Master Servicer shall have the right, but not the obligation, to purchase any Mortgage Loan delinquent 90 consecutive days or more for an amount equal to its Purchase Price; provided, however, that the aggregate Purchase Price of Mortgage Loans so purchased pursuant to this sentence shall not exceed one-half of one percent (0.50%) of the aggregate
Principal Balance, as of the Cut-Off Date, of all Mortgage Loans. Subject to the
fourth sentence of this paragraph, the Master Servicer shall also have the right, but not the obligation, to purchase, for an amount equal to its Purchase
Price, any Mortgage Loan delinquent 90 consecutive days or more, for the purpose of requiring the Person who sold such Mortgage Loan to the Company to repurchase such Mortgage Loan based on a breach of a representation or warranty made by such Person in connection with the Company's purchase or acquisition of such
Mortgage Loan. Notwithstanding the immediately preceding two sentences, the
Master Servicer's right to purchase any Mortgage Loan pursuant to either of such

                                       65

preceding sentences shall be subject to the following additional conditions: (x)
if the date on which the Mortgage Loan first became 90-day delinquent (the
"Initial Delinquency Date") occurred during the first two calendar months of a calendar quarter, the Master Servicer may exercise the purchase right during the period commencing on the Initial Delinquency Date and ending on the last Master
Servicer Business Day of such calendar quarter, (y) if the Initial Delinquency
Date occurred during the third calendar month of a calendar quarter, the Master
Servicer may exercise the purchase right during the period commencing on the first day of the immediately succeeding calendar quarter and ending on the last
Master Servicer Business Day of such succeeding calendar quarter and (z) if the
Master Servicer does not exercise the purchase right with respect to a Mortgage
Loan during the period specified in clause (x) or (y), as applicable, such
Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding two sentences only after the Mortgage Loan ceases to be 90-day delinquent and thereafter becomes 90-day delinquent again. For purposes of this paragraph, a Mortgage Loan is considered delinquent for 90 consecutive days if a
Monthly Payment is not received by the first day of the third month following the month during which such payment was due.

Consistent with the terms of this Section 3.01, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any
Mortgagor if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage
Loan would not be adversely affected by such waiver, modification, postponement or indulgence; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan or in the reasonable judgment of the Master
Servicer such default is imminent) the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the applicable Mortgage Interest Rate, defer or forgive the payment of any principal or interest, reduce the outstanding principal balance (except for actual payments of principal) or extend the final maturity date with respect to such
Mortgage Loan, or (ii) be inconsistent with the terms of any applicable Primary
Insurance Policy, FHA insurance policy, VA guaranty, hazard insurance policy or federal flood insurance policy. Notwithstanding the foregoing, the Master
Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code (including any proposed, temporary or final regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal
Prepayment or in a default situation) and cause any REMIC to fail to qualify as such under the Code. The Master Servicer shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that REMIC I and REMIC II would not fail to continue to qualify as REMICs under the Code as a result thereof and that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any REMIC as a result thereof.

The Master Servicer is hereby authorized and empowered by the Trust to execute and deliver or cause to be executed and delivered on behalf of the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest, and the Trust
or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge or modification, assignments of Mortgages and endorsements of Mortgage Notes in connection with refinancings (in jurisdictions where such assignments are the customary and usual standard of practice of mortgage lenders) and all other comparable instruments, with respect to the
Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer

                                       66

is hereby further authorized and empowered by the Trust to execute and deliver or cause to be executed and delivered on behalf of the Holders of the REMIC I
Regular Interests and the Class R-1 Residual Interest and the Trust, or any of
them, such instruments of assignment or other comparable instruments as the
Master Servicer shall, in its sole judgment, deem appropriate in order to register any Mortgage Loan on the MERS(R) System or to cause the removal of any
Mortgage Loan from registration thereon. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the
Master Servicer with no right of reimbursement; provided, however, that any such expenses incurred as a result of any termination by MERS of the MERS(R) System shall be reimbursable to the Master Servicer. The Trustee on behalf of the Trust shall execute and furnish to the Master Servicer, at the Master Servicer's direction, any powers of attorney and other documents prepared by the Master
Servicer and determined by the Master Servicer to be necessary or appropriate to enable the Master Servicer to carry out its supervisory, servicing and administrative duties under this Agreement.

The Master Servicer shall obtain and maintain, and shall cause each Servicer to obtain and maintain (in each case, to the extent generally commercially available), fidelity bond and errors and omissions coverage acceptable to Fannie
Mae or Freddie Mac with respect to its obligations under this Agreement and the applicable Selling and Servicing Contract, respectively. The Master Servicer shall establish or cause to be established escrow accounts for, or pay or cause to be paid when due (by means of an advance), any tax liens in connection with the Mortgaged Properties that are not paid by the Mortgagors when due to the extent that any such payment would not constitute a Nonrecoverable Advance when made.

In connection with the servicing and administering of each Mortgage Loan, the
Master Servicer and any affiliate of the Master Servicer (i) may perform services such as appraisals, default management and (in the case of affiliates only) brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor and
(ii) may, at its own discretion and on behalf of the Trust, obtain credit information in the form of a "credit score" from a credit repository.

Section 3.02. Custodial Accounts and Buydown Fund Accounts. The Master Servicer
shall cause to be established and maintained by each Servicer under the Master
Servicer's supervision the Custodial Account for P&I, Buydown Fund Accounts (if
any) and special Custodial Account for Reserves and shall deposit or cause to be deposited therein daily the following amounts received or advanced by the
Servicer with respect to the Mortgage Loans:

         (i) all scheduled payments of principal;

         (ii) all scheduled payments of interest, net of the fixed portion of the Servicing Fees due the applicable Servicers;

         (iii) all Curtailments and Payoffs; and

         (iv) all Insurance Proceeds, Liquidation Proceeds, Excess Liquidation
         Proceeds and Subsequent Recoveries;

provided, however, that (x) proceeds received with respect to individual
Mortgage Loans from any title, hazard, or FHA insurance policy, VA guaranty,
Primary Insurance Policy or other insurance policy (other than any Special
Primary Insurance Policy) covering such Mortgage Loans, if required for the restoration or repair of the related Mortgaged Property, may be deposited either in the Custodial Account for Reserves or the Custodial Account for P&I and (y)
such proceeds (other than proceeds from any Special Primary Insurance Policy),

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if not required for the restoration or repair of the related Mortgaged Property, and if not released to the Mortgagor in accordance with prudent mortgage loan servicing practices, shall be deposited in the Custodial Account for P&I, and shall be applied to the balances of the related Mortgage Loans as payments of interest and principal.

The Master Servicer is hereby authorized to make withdrawals from and to issue drafts against the Custodial Accounts for P&I and the Custodial Accounts for
Reserves for the purposes required or permitted by this Agreement. Each
Custodial Account for P&I and each Custodial Account for Reserves shall bear a designation clearly showing the respective interests of the applicable Servicer, as trustee, and of the Master Servicer, in substantially one of the following forms:

         (a) With respect to the Custodial Account for P&I: (i) [Servicer's
         Name], as agent, trustee and/or bailee of principal and interest custodial account for Washington Mutual Mortgage Securities Corp., its successors and assigns, for various owners of interests in Washington
         Mutual Mortgage Securities Corp. mortgage-backed pools or (ii)
         [Servicer's Name] in trust for Washington Mutual Mortgage Securities
         Corp.;

         (b) With respect to the Custodial Account for Reserves: (i) [Servicer's
         Name], as agent, trustee and/or bailee of taxes and insurance custodial account for Washington Mutual Mortgage Securities Corp., its successors and assigns for various mortgagors and/or various owners of interests in Washington Mutual Mortgage Securities Corp. mortgage-backed pools or
         (ii) [Servicer's Name] in trust for Washington Mutual Mortgage
         Securities Corp. and various Mortgagors.

The Master Servicer hereby undertakes to assure remittance to the Certificate
Account of all amounts relating to the Mortgage Loans that have been collected by any Servicer and are due to the Certificate Account pursuant to Section 4.01 of this Agreement.

Funds held in the Custodial Account for P&I and the Custodial Account for
Reserves may, at the Master Servicer's option, be invested in (i) one or more
Eligible Investments which shall in no event mature later than the Business Day prior to the related Withdrawal Date (except if such Eligible Investments are obligations of the Trustee, such Eligible Investments may mature on the
Withdrawal Date), or (ii) such other instruments as shall be required to maintain the Ratings.

Section 3.03. The Investment Account; Eligible Investments. (a) Not later than the Withdrawal Date, the Master Servicer shall withdraw or direct the withdrawal of funds in the Custodial Accounts for P&I, for deposit in the Investment
Account, in an amount representing:

(i)      Scheduled installments of principal and interest on the Mortgage Loans received or advanced by the applicable Servicers which were due on the related Due Date, net of the fixed portion of the Servicing Fees due the applicable Servicers and less any amounts to be withdrawn later by the applicable Servicers from the applicable Buydown Fund Accounts;

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(ii)     Payoffs and the proceeds of other types of liquidations of the Mortgage
         Loans received by the applicable Servicer for such Mortgage Loans during the applicable Payoff Period, with interest to the date of
         Payoff or liquidation less any amounts to be withdrawn later by the applicable Servicers from the applicable Buydown Fund Accounts; and

(iii)    Curtailments received by the applicable Servicers in the Prior Period.

At its option, the Master Servicer may invest funds withdrawn from the Custodial
Accounts for P&I, as well as any Buydown Funds, Insurance Proceeds and
Liquidation Proceeds previously received by the Master Servicer (including amounts paid by the Company in respect of any Purchase Obligation or its substitution obligations set forth in Section 2.07 or Section 2.08 or in connection with the exercise of the option to terminate this Agreement pursuant to Section 9.01) for its own account and at its own risk, during any period prior to their deposit in the Certificate Account. Such funds, as well as any funds which were withdrawn from the Custodial Accounts for P&I on or before the
Withdrawal Date, but not yet deposited into the Certificate Account, shall immediately be deposited by the Master Servicer with the Investment Depository in an Investment Account in the name of the Master Servicer and the Trust for investment only as set forth in this Section 3.03. The Master Servicer shall bear any and all losses incurred on any investments made with such funds and shall be entitled to retain all gains realized on such investments as additional servicing compensation. Not later than the Business Day prior to the
Distribution Date, the Master Servicer shall deposit such funds, net of any gains (except Payoff Earnings) earned thereon, in the Certificate Account.

(b) Funds held in the Investment Account shall be invested in (i) one or more
Eligible Investments which shall in no event mature later than the Business Day prior to the related Distribution Date (except if such Eligible Investments are obligations of the Trustee, such Eligible Investments may mature on the
Distribution Date), or (ii) such other instruments as shall be required to maintain the Ratings.

Section 3.04.     The Certificate Account.

(a) On or prior to the Closing Date, the Trustee shall establish the Certificate
Account, which shall be entitled "Washington Mutual Mortgage Securities Corp.
Certificate Account under the Pooling and Servicing Agreement, dated as of June
1, 2004, among Washington Mutual Mortgage Securities Corp., as Depositor and
Master Servicer, Deutsche Bank National Trust Company, as the Trustee, and
Deutsche Bank Trust Company Delaware, as the Delaware Trustee, for the benefit of WaMu Mortgage Pass-Through Certificates Series 2004-AR7 Trust created pursuant thereto". Promptly after the Closing Date, the Trustee shall communicate to the Master Servicer the account number and wiring instructions for the Certificate Account.

Not later than the Business Day prior to the related Distribution Date, the
Master Servicer shall direct the Investment Depository to deposit into the
Certificate Account the amounts previously deposited into the Investment Account
(which may include a deposit of Eligible Investments) to which the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest are entitled or which are necessary for payment of any Special Primary Insurance Premiums. In

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addition, not later than the Business Day prior to the Distribution Date, the
Master Servicer shall deposit into the Certificate Account any Monthly P&I
Advances or other payments required to be made by the Master Servicer pursuant to Section 4.02 of this Agreement and any Insurance Proceeds or Liquidation
Proceeds (including amounts paid by the Company in respect of any Purchase
Obligation) not previously deposited in the Custodial Accounts for P&I or the
Investment Account, and any amounts paid by the Master Servicer in connection with the exercise of its option to terminate this Agreement pursuant to Section
9.01 or any other purchase of Mortgage Loans permitted by this Agreement.

(b) Funds held in the Certificate Account shall be invested at the written direction of the Master Servicer in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the related
Distribution Date (except if such Eligible Investments are obligations of the
Trustee, such Eligible Investments may mature on the Distribution Date), or (ii)
such other instruments as shall be required to maintain the Ratings. The Master
Servicer shall be entitled to receive any gains earned on such Eligible
Investments and shall bear any losses suffered in connection therewith. If the
Trustee has not received such written investment directions from the Master
Servicer, the Trustee shall not invest funds held in the Certificate Account.
The Trustee shall have no liability for any losses on investments of funds held in the Certificate Account.

In the event the Trustee makes such investments, the parties acknowledge that the Trustee or its affiliates may receive additional compensation (not payable pursuant to this Agreement) that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the
Eligible Investments, (ii) using affiliates to effect transactions in certain
Eligible Investments and (iii) effecting transactions in certain Eligible
Investments.

Section 3.05. Permitted Withdrawals from the Certificate Account, the Investment
Account and Custodial Accounts for P&I and of Buydown Funds from the Buydown
Fund Accounts.

(a)      The Master Servicer is authorized to make withdrawals (or, in the case of the Certificate Account, to direct the Trustee to make withdrawals), from time to time, from the Investment Account, the Certificate Account or the Custodial Accounts for P&I established by the Servicers of amounts deposited therein in respect of the Certificates (and, to the extent applicable, to make deposits of the amounts withdrawn), as follows:

(i)      To reimburse itself or the applicable Servicer for Monthly P&I Advances made pursuant to Section 4.02 or a Selling and Servicing Contract, such right to reimbursement pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such
         Monthly P&I Advance was made;

(ii)     To reimburse itself or the applicable Servicer for amounts expended by or for the account of the Master Servicer pursuant to Section 3.09 or amounts expended by such Servicer pursuant to the Selling and Servicing
         Contracts in connection with the restoration of property damaged by an
         Uninsured Cause or in connection with the liquidation of a Mortgage
         Loan;

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(iii)    To pay to itself, with respect to the related Mortgage Loans, the
         Master Servicing Fee (net of Compensating Interest reduced by Payoff
         Earnings and Payoff Interest) as to which no prior withdrawals from funds deposited by the Master Servicer have been made;

(iv)     To reimburse itself or the applicable Servicer for advances made with respect to related Mortgage Loans (except for Mortgage Loans purchased pursuant to a Purchase Obligation or pursuant to the second or third sentence of the third paragraph of Section 3.01) which the Master
         Servicer has determined to be Nonrecoverable Advances;

(v)      To pay to itself reinvestment earnings deposited or earned in the
         Investment Account and the Certificate Account to which it is entitled and to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 6.03;

(vi)     To deposit to the Investment Account amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal;

(vii)    To deposit in the Certificate Account, not later than the Business Day prior to the related Distribution Date, the amounts in the Investment
         Account specified in Section 3.04(a);

(viii)   To pay on behalf of the Trustee any Special Primary Insurance Premium payable by the Trustee pursuant to Section 4.04(a); provided, the
         Master Servicer shall give written notice thereof to the Trustee prior to noon New York City time two Business Days prior to the applicable
         Distribution Date; and

         after making or providing for the above withdrawals

(ix)     To clear and terminate the Investment Account and the Certificate
         Account following termination of this Agreement pursuant to Section
         9.01.

Since, in connection with withdrawals pursuant to paragraphs (i) and (ii), the
Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain, or cause the applicable Servicer to keep and maintain, separate accounting for each Mortgage Loan, for the purpose of justifying any such withdrawals.

(b) The Master Servicer is authorized to make withdrawals (or to permit the applicable Servicer, if such Servicer holds and maintains a Buydown Fund
Account, to make withdrawals), from time to time, of Buydown Funds from the
Buydown Fund Account or Custodial Account for P&I established by any Servicer under its supervision (and, to the extent applicable, to make deposits of the amounts withdrawn), as follows:

         (i) To deposit each month in the Investment Account the amount necessary to supplement payments received on Buydown Loans;

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         (ii) In the event of a Payoff of any Mortgage Loan having a related
         Buydown Fund, to apply amounts remaining in Buydown Fund Accounts to reduce the required amount of such principal Payoff (or, if the
         Mortgagor has made a Payoff, to refund such remaining Buydown Fund amounts to the Person entitled thereto);

         (iii) In the event of foreclosure or liquidation of any Mortgage Loan having a Buydown Fund, to deposit remaining Buydown Fund amounts in the
         Investment Account as Liquidation Proceeds; and

         (iv) To clear and terminate the portion of any account representing
         Buydown Funds following termination of this Agreement pursuant to
         Section 9.01;

(c) The Trustee is authorized to make withdrawals from time to time from the
Certificate Account to reimburse itself for advances it has made as successor
Master Servicer pursuant to Section 7.01(a) hereof that it has determined to be
Nonrecoverable Advances.

(d) The Master Servicer shall authorize each Servicer to retain from funds deposited by such Servicer in, or to withdraw from, the related Custodial
Account for P&I the Servicing Fee payable to such Servicer with respect to the related Mortgage Loans. With respect to each Servicer, the Master Servicer shall
(1) either (x) make withdrawals, from time to time, to reimburse such Servicer for advances and expenses (other than Nonrecoverable Advances) pursuant to clauses (i) and (ii) of Section 3.05(a) or (y) authorize such Servicer to make such withdrawals, from time to time, from the related Custodial Account for P&I, to the same extent that the Master Servicer is authorized to make such withdrawals pursuant to clauses (i) and (ii) of Section 3.05(a) and (2) make withdrawals, from time to time, to reimburse such Servicer for Nonrecoverable
Advances pursuant to clause (iv) of Section 3.05(a), in the case of each of clause (1) and (2), to the extent no prior withdrawals of such amounts have been made by the Servicer or the Master Servicer, as applicable.

Section 3.06. Maintenance of Primary Insurance Policies; Collections Thereunder.
The Master Servicer shall use commercially reasonable efforts to keep, or to cause the Servicers to keep, in full force and effect each Primary Insurance
Policy (except any Special Primary Insurance Policy) required with respect to a
Mortgage Loan until no longer required, and the Master Servicer shall use commercially reasonable efforts to keep in full force and effect each Special
Primary Insurance Policy, if any. Notwithstanding the foregoing, the Master
Servicer shall have no obligation to maintain any Primary Insurance Policy for a
Mortgage Loan for which the outstanding Principal Balance thereof at any time subsequent to origination was 80% or less of the Appraised Value of the related
Mortgaged Property, unless required by applicable law.

Unless required by applicable law, the Master Servicer shall not cancel or refuse to renew, or allow any Servicer under its supervision to cancel or refuse to renew, any Primary Insurance Policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force hereunder;
provided, however, that neither the Master Servicer nor any Servicer shall advance funds for the payment of any premium due under (i) any Primary Insurance
Policy (other than a Special Primary Insurance Policy) if it shall determine that such an advance would be a Nonrecoverable Advance or (ii) any Special
Primary Insurance Policy.

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Section 3.07. Maintenance of Hazard Insurance. The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is not less than the original principal balance of such Mortgage Loan, except in cases approved by the Master Servicer in which such amount exceeds the value of the improvements to the Mortgaged Property. The Master Servicer shall also require fire insurance with extended coverage in a comparable amount on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a
Cooperative Loan). Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged
Property) shall be deposited into the Custodial Account for P&I, subject to withdrawal pursuant to the applicable Selling and Servicing Contract and pursuant to Section 3.03 and Section 3.05. Any unreimbursed costs incurred in maintaining any insurance described in this Section 3.07 shall be recoverable as an advance by the Master Servicer or the applicable Servicer from the related
Custodial Account for P&I, the Investment Account or the Certificate Account.
Such insurance shall be with insurers approved by the Master Servicer and Fannie
Mae or Freddie Mac. Other additional insurance may be required of a Mortgagor, in addition to that required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.
Where any part of any improvement to the Mortgaged Property (other than a
Mortgaged Property secured by a Cooperative Loan) is located in a federally designated special flood hazard area and in a community which participates in the National Flood Insurance Program at the time of origination of the related
Mortgage Loan, the Master Servicer shall cause flood insurance to be provided.
The hazard insurance coverage required by this Section 3.07 may be met with blanket policies providing protection equivalent to individual policies otherwise required. The Master Servicer shall be responsible for paying, or causing the applicable Servicer to pay, any deductible amount on any such blanket policy. The Master Servicer agrees to present, or cause to be presented, on behalf of and for the benefit of the Trust, claims under the hazard insurance policy respecting any Mortgage Loan, and in this regard to take such reasonable actions as shall be necessary to permit recovery under such policy.

Section 3.08. Enforcement of Due-on-Sale Clauses; Assumption Agreements. When
any Mortgaged Property is about to be conveyed by the Mortgagor, the Master
Servicer shall, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise on behalf of the Trust the Trust's rights to accelerate the maturity of such Mortgage
Loan, to the extent that such acceleration is permitted by the terms of the related Mortgage Note, under any "due-on-sale" clause applicable thereto;
provided, however, that the Master Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or if such exercise would result in non-coverage of any resulting loss that would otherwise be covered under any insurance policy. In the event the Master Servicer is prohibited from exercising such right, the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the Person to whom a
Mortgaged Property has been or is about to be conveyed, pursuant to which such
Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law or unless the Mortgage Note contains a provision allowing a qualified borrower to assume the Mortgage Note, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by any related Primary
Insurance Policy. The Master Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as
Mortgagor and becomes liable under the Mortgage Note. The Master Servicer shall not enter into any substitution or assumption with respect to a Mortgage Loan if such substitution or assumption shall (i) both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury regulations promulgated thereunder) and cause the REMICs

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to fail to qualify as a REMIC under the REMIC Provisions or (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC Provisions. The Master Servicer shall notify the
Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original copy of such substitution or assumption agreement and other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the terms of the related Mortgage Note shall not be changed. Any fee collected by the applicable
Servicer for entering into an assumption or substitution of liability agreement shall be retained by such Servicer as additional servicing compensation.

Notwithstanding the foregoing paragraph or any other provision of this
Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

Section 3.09. Realization Upon Defaulted Mortgage Loans. The Master Servicer
shall foreclose upon or otherwise comparably convert, or cause to be foreclosed upon or comparably converted, the ownership of any Mortgaged Property securing a
Mortgage Loan which comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. In lieu of such foreclosure or other conversion, and taking into consideration the desirability of maximizing net Liquidation
Proceeds after taking into account the effect of Insurance Proceeds upon
Liquidation Proceeds, the Master Servicer may, to the extent consistent with prudent mortgage loan servicing practices, accept a payment of less than the outstanding Principal Balance of a delinquent Mortgage Loan in full satisfaction of the indebtedness evidenced by the related Mortgage Note and release the lien of the related Mortgage upon receipt of such payment. The Master Servicer shall not foreclose upon or otherwise comparably convert a Mortgaged Property if the
Master Servicer is aware of evidence of toxic waste, other hazardous substances or other evidence of environmental contamination thereon and the Master Servicer determines that it would be imprudent to do so. In connection with such foreclosure or other conversion, the Master Servicer shall cause to be followed such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in general mortgage servicing activities. The foregoing is subject to the provision that, in the case of damage to a Mortgaged
Property from an Uninsured Cause, the Master Servicer shall not be required to advance its own funds towards the restoration of the property unless it shall be determined in the sole judgment of the Master Servicer, (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan to
Certificateholders after reimbursement to itself for such expenses, and (ii)
that such expenses will be recoverable to it through Liquidation Proceeds. The
Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to

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reimbursement thereof (as well as its normal servicing compensation) as an advance. The Master Servicer shall maintain information required for tax reporting purposes regarding any Mortgaged Property which is abandoned or which has been foreclosed or otherwise comparably converted. The Master Servicer shall report such information to the Internal Revenue Service and the Mortgagor in the
manner required by applicable law.

The Master Servicer may enter into one or more special servicing agreements with a Lowest Class B Owner, subject to each Rating Agency's acknowledgment that the
Ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the
Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such Lowest Class B Owner may (a) instruct the Master
Servicer to instruct a Servicer to the extent permitted under the applicable
Selling and Servicing Contract to commence or delay foreclosure proceedings with respect to related delinquent Mortgage Loans, provided that the Lowest Class B
Owner deposits a specified amount of cash with the Master Servicer that will be available for distribution to Certificateholders if Liquidation Proceeds are
less than they otherwise may have been had the Servicer acted pursuant to its normal servicing procedures, (b) purchase such delinquent Mortgage Loans from the Trust immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding Principal Balance of such Mortgage
Loans plus accrued interest thereon at the applicable Mortgage Interest Rate through the last day of the month in which such Mortgage Loans are purchased and/or (c) assume all of the servicing rights and obligations with respect to such delinquent Mortgage Loans so long as (i) the Master Servicer has the right to transfer the servicing rights and obligations of such Mortgage Loans to another servicer and (ii) such Lowest Class B Owner will service such Mortgage
Loans in accordance with the applicable Selling and Servicing Contract.

REMIC I shall not acquire any real property (or personal property incident to such real property) except in connection with a default or imminent default of a
Mortgage Loan. In the event that REMIC I acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the
Master Servicer as soon as practicable in a manner that, consistent with prudent mortgage loan servicing practices, maximizes the net present value of the recovery to the Trust, but in any event within three years after its acquisition by the Master Servicer for REMIC I unless the Master Servicer provides to the
Trustee an Opinion of Counsel to the effect that the holding by REMIC I of such
Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of REMIC I as defined in Section 860F of the Code or under the law of any state in which real property securing a Mortgage Loan owned by REMIC I is located or cause REMIC I to fail to qualify as a REMIC for federal income tax purposes or for state tax purposes under the laws of any state in which real property securing a Mortgage
Loan owned by REMIC I is located at any time that any Certificates are outstanding. The Master Servicer shall conserve, protect and operate each such property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or

                                       75

result in the receipt by the REMIC of any "income from non-permitted assets"
within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.
Pursuant to its efforts to sell such property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such property in the same manner and to such extent as is customary in the locality where such property is located and may, incident to its conservation and protection of the assets of the Trust, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Trust for the period prior to the sale of such property. Additionally, the Master Servicer shall perform the tax withholding and shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed.
Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.
Notwithstanding any other provision of this Agreement, the Master Servicer and the Trustee, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Master Servicer or the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. Without limiting the foregoing, the
Master Servicer agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a "10 percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to REMIC I,
REMIC II or the depositor. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any
Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

Section 3.10. Trustee to Cooperate; Release of Mortgage Files. Upon the Payoff
or scheduled maturity of any Mortgage Loan, the Master Servicer shall cause such final payment to be immediately deposited in the related Custodial Account for
P&I or the Investment Account. The Master Servicer shall promptly notify the
Trustee thereof by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in either such account have been so deposited) of a Servicing Officer and shall request delivery to it of the
Mortgage File; provided, however, that such certification shall not be required if the Mortgage File is held by a Custodian which is also the Servicer of the
Mortgage Loan. Upon receipt of such certification and request, the Trustee shall, not later than the fifth succeeding Business Day, release, or cause to be released, the related Mortgage File to the Master Servicer or the applicable
Servicer indicated in such request. With any such Payoff or other final payment, the Master Servicer is authorized (i) to prepare for and procure from the trustee or mortgagee under the Mortgage which secured the Mortgage Note a deed of full reconveyance or other form of satisfaction or assignment of Mortgage and endorsement of Mortgage Note in connection with a refinancing covering the
Mortgaged Property, which satisfaction, endorsed Mortgage Note or assigning document shall be delivered by the Master Servicer to the person or persons entitled thereto, and (ii) with respect to any MERS Loan, to cause the removal of such Mortgage Loan from registration on the MERS(R) System. No expenses incurred in connection with such satisfaction or assignment shall be payable to the Master Servicer by the Trustee or from the Certificate Account, the related

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Investment Account or the related Custodial Account for P&I. From time to time as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Trustee shall, upon request of the Master Servicer and delivery to it of a trust receipt signed by a Servicing Officer, release not later than the fifth Business Day following the date of receipt of such request and trust receipt the related
Mortgage File to the Master Servicer or the related Servicer as indicated by the
Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the
Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing
Officer similar to that herein above specified, the trust receipt shall be released by the Trustee to the Master Servicer.

Section 3.11. Compensation to the Master Servicer and the Servicers. As
compensation for its activities hereunder, the Master Servicer shall be entitled to receive from the Investment Account and the Certificate Account the amounts provided for by Section 3.05(a)(iii). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor, except as specifically provided herein.

As compensation for its activities under the applicable Selling and Servicing
Contract, the applicable Servicer shall be entitled to withhold or withdraw from the related Custodial Account for P&I the amounts provided for in such Selling and Servicing Contract to the extent not inconsistent with this Agreement
(including Section 3.05(d)). Each Servicer is required to pay all expenses incurred by it in connection with its servicing activities under its Selling and
Servicing Contract (including payment of premiums for Primary Insurance
Policies, other than Special Primary Insurance Policies, if required) and shall not be entitled to reimbursement therefor except as specifically provided in such Selling and Servicing Contract and not inconsistent with this Agreement.

Section 3.12. Reports to the Trustee; Certificate Account Statement. Not later than 15 days after each Distribution Date, the Master Servicer shall forward a statement, certified by a Servicing Officer, to the Trustee setting forth the status of the Certificate Account as of the close of business on such
Distribution Date and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05, and stating that all distributions required by this
Agreement have been made (or if any required distribution has not been made, specifying the nature and amount thereof). The Trustee shall make available such statements to any Certificateholder upon request at the expense of the Master
Servicer. Such statement shall also, to the extent available, include information regarding delinquencies on the Mortgage Loans, indicating the number and aggregate Principal Balance of Mortgage Loans which are one, two, three or more months delinquent, the number and aggregate Principal Balance of Mortgage
Loans with respect to which foreclosure proceedings have been initiated and the book value of any Mortgaged Property acquired by the Trust through foreclosure, deed in lieu of foreclosure or other exercise of the Trust's security interest in the Mortgaged Property.

Section 3.13. Annual Statement as to Compliance. The Master Servicer shall deliver to the Trustee, on or before April 30 of each year, beginning with the first April 30 succeeding the Cut-Off Date by at least six months, an Officer's
Certificate stating as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the
Master Servicer has fulfilled all its obligations under this Agreement

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throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the
Master Servicer to Certificateholders upon request or by the Trustee (solely to the extent that such copies are available to the Trustee) at the expense of the
Master Servicer, should the Master Servicer fail to so provide such copies.

Section 3.14. Access to Certain Documentation and Information Regarding the
Mortgage Loans. In the event that the Certificates are legal for investment by federally-insured savings associations, the Master Servicer shall provide to the
OTS, the FDIC and the supervisory agents and examiners of the OTS and the FDIC access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS or the FDIC, as applicable, and shall in any event provide such access to the documentation regarding such Mortgage Loans to the Trustee and its representatives, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

Section 3.15. Annual Independent Public Accountants' Servicing Report. On or
before April 30 of each year, beginning with the first April 30 succeeding the
Cut-Off Date by at least six months, the Master Servicer, at its expense, shall furnish to the Trustee a copy of a report delivered to the Master Servicer by a firm of independent public accountants (who may also render other services to the Master Servicer or any affiliate thereof) to the effect that, on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, the
Master Servicer has complied with certain minimum residential mortgage loan servicing standards in its role as Master Servicer with respect to the servicing of residential mortgage loans (including the Mortgage Loans) during the most recently completed fiscal year. In rendering its report such firm may rely, (a)
as to matters relating to the Certificates, upon a statistical sampling of series of mortgage-backed certificates which may include the Certificates and
(b) as to matters relating to the direct servicing of residential mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those subservicers.

Section 3.16.     [Reserved.]

Section 3.17.     Auction Administration Agreement; Swap Agreement.

(a) Concurrently with the execution and delivery hereof, at the direction of the
Company, the Trustee, acting solely as an intermediary agent (the "Auction
Administrator") for the Holders of the Auction Certificates and not as Trustee
or on behalf of the Trust, shall execute and deliver the Auction Administration
Agreement and the Swap Agreement in the forms presented by GCD. The Trustee shall have no duty to review or otherwise determine the adequacy of the Auction
Administration Agreement or the Swap Agreement.

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(b) Each Holder of an Auction Certificate is deemed, by acceptance of such
Certificate, (i) to authorize Deutsche Bank National Trust Company to execute and deliver the Auction Administration Agreement and the Swap Agreement as their intermediary agent and (ii) to acknowledge and accept and agree to be bound by the provisions of the Auction Administration Agreement and the Swap Agreement.

Section 3.18.     [Reserved.]

Section 3.19.     [Reserved.]

Section 3.20. Assumption or Termination of Selling and Servicing Contracts by
Trustee. In the event the Master Servicer, or any successor Master Servicer, shall for any reason no longer be the Master Servicer (including by reason of an
Event of Default), the Trustee as trustee hereunder or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under the Selling and Servicing Contracts with respect to the related Mortgage Loans unless the Trustee elects to terminate the Selling and Servicing Contracts with respect to such Mortgage Loans in accordance with the terms thereof. The
Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein with respect to the related Mortgage Loans and to have replaced the Master Servicer as a party to the Selling and Servicing Contracts to the same extent as if the rights and duties under the Selling and Servicing Contracts relating to such Mortgage Loans had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Selling and
Servicing Contracts with respect to the Master Servicer's duties to be performed prior to its termination hereunder.

The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to the Selling and
Servicing Contracts and the Mortgage Loans then being master serviced by the
Master Servicer and an accounting of amounts collected and held by the Master
Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of the rights and duties under the related Selling and Servicing
Contracts relating to such Mortgage Loans to the assuming party.

                                   ARTICLE IV

               Payments to Certificateholders; Payment of Expenses

Section 4.01. Distributions to Holders of REMIC I Regular Interests and Class
R-1 Residual Interest. On each Distribution Date, the Trustee (or any duly appointed paying agent) (i) shall be deemed to have distributed from the
Certificate Account the REMIC I Distribution Amount to the Holders of the REMIC
I Regular Interests, and to have deposited such amount for their benefit into the Certificate Account and (ii) from the Certificate Account shall distribute to the Class R Certificateholders, in accordance with the written statement received from the Master Servicer pursuant to Section 4.02(b), the sum of (a)
the Excess Liquidation Proceeds and (b) the amounts to be distributed to the
Holders of the Class R-1 Residual Interest pursuant to the definition of "REMIC
I Distribution Amount" for such Distribution Date. Amounts distributed pursuant to clause (ii) above shall be distributed by wire transfer in immediately

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available funds for the account of each Class R Certificateholder, or by any other means of payment acceptable to each Class R Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.
Notwithstanding any other provision of this Agreement, no actual distributions pursuant to clause (i) of this Section 4.01 shall be made on account of the deemed distributions described in this paragraph except in the event of a liquidation of REMIC II and not REMIC I.

Section  4.02.  Advances  by the Master  Servicer;  Distribution  Reports to the
Trustee.

(a) To the extent described below, the Master Servicer is obligated to advance its own funds to the Certificate Account to cover any shortfall between (i)
payments scheduled to be received in respect of Mortgage Loans, and (ii) the amounts actually deposited in the Certificate Account on account of such payments (including amounts advanced by a Servicer pursuant to a Selling and
Servicing Contract). The Master Servicer's obligation to make any advance or advances described in this Section 4.02 is effective only to the extent that such advance is, in the good faith judgment of the Master Servicer made on or before the second Business Day prior to each Distribution Date, reimbursable from Insurance Proceeds or Liquidation Proceeds of the related Mortgage Loans or recoverable as late Monthly Payments with respect to the related Mortgage Loans or otherwise.

Prior to the close of business on the second Business Day prior to each
Distribution Date, the Master Servicer shall determine whether or not it will make a Monthly P&I Advance on the Business Day prior to such Distribution Date
(in the event that the applicable Servicer fails to make such advances) and shall furnish a written statement to the Trustee, the Paying Agent, if any, and to any Certificateholder requesting the same, setting forth the aggregate amount to be advanced on account of principal and interest in respect of the Mortgage
Loans, stated separately.

In the event that the Master Servicer shall be required to make a Monthly P&I
Advance, it shall on the Business Day prior to the related Distribution Date either (i) deposit in the Certificate Account an amount equal to such Monthly
P&I Advance, (ii) make an appropriate entry in the records of the Certificate
Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.02, used by the Master
Servicer to make such Monthly P&I Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly P&I
Advance. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Master Servicer by deposit in the Certificate
Account on the Business Day immediately preceding any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date with respect to the Mortgage Loans shall be less than payments to
Certificateholders required to be made on such date with respect to the Mortgage

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Loans. Under each Selling and Servicing Contract, the Master Servicer is entitled to receive from the Custodial Accounts for P&I established by the
Servicers amounts received by the applicable Servicers on particular Mortgage
Loans as late payments of principal and interest or as Liquidation or Insurance
Proceeds and respecting which the Master Servicer has made an unreimbursed advance of principal and interest. The Master Servicer is also entitled to receive other amounts from the related Custodial Accounts for P&I established by the Servicers to reimburse itself for prior Nonrecoverable Advances respecting
Mortgage Loans serviced by such Servicers. The Master Servicer shall deposit these amounts in the Investment Account prior to withdrawal pursuant to Section
3.05.

In accordance with Section 3.05, Monthly P&I Advances are reimbursable to the
Master Servicer from cash in the Investment Account or the Certificate Account to the extent that the Master Servicer shall determine that any such advances previously made are Nonrecoverable Advances pursuant to Section 4.03. (b) Prior to noon New York City time two Business Days prior to each Distribution Date, the Master Servicer shall provide (x) the Trustee, (y) with respect to the
Distribution Date that is the Auction Distribution Date (as defined in the
Auction Administration Agreement), the Auction Administrator and (z) the Company
(if the Company is no longer acting as Master Servicer) with a statement in writing of (1) (A) the amount, as applicable, of (i) interest, (ii) the interest portion, if any, of Realized Losses, (iii) Uncompensated Interest Shortfall,
(iv) scheduled principal, (v) Principal Prepayments, (vi) Liquidation Principal,
(vii) Subsequent Recoveries, (viii) the principal portion of Realized Losses
(after giving effect to any reduction thereof by application of any Cumulative
Carry-Forward Subsequent Recoveries Amount), (ix) the Residual Distribution
Amount and (x) the Excess Liquidation Proceeds to be distributed or allocated, as applicable, to each Class of Certificates on such Distribution Date and (B)
the amount to be distributed to the Variable Servicing Interest on such
Distribution Date (such amounts to be determined in accordance with the definitions of "REMIC I Distribution Amount" and "REMIC II Distribution Amount,"
Section 4.01 and Section 4.04 hereof and other related definitions set forth in
Article I hereof); (2) the applicable Class Principal Balance after giving effect to such distributions and allocations; (3) the Cumulative Carry-Forward
Subsequent Recoveries Amount for such Distribution Date; (4) the amount of any
Special Primary Insurance Premium payable on such Distribution Date; and (5)
with respect to the Distribution Date that is the Auction Distribution Date (as defined in the Auction Administration Agreement), the Par Price (as defined in the Auction Administration Agreement) for each Auction Certificate.

Section 4.03. Nonrecoverable Advances. Any advance previously made by a Servicer pursuant to its Selling and Servicing Contract with respect to a Mortgage Loan or by the Master Servicer that the Master Servicer shall determine in its good faith judgment not to be ultimately recoverable from Insurance Proceeds or
Liquidation Proceeds or otherwise with respect to such Mortgage Loan or recoverable as late Monthly Payments with respect to such Mortgage Loan shall be a Nonrecoverable Advance. The determination by the Master Servicer that it or the applicable Servicer has made a Nonrecoverable Advance or that any advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's
Certificate of the Master Servicer delivered to the Trustee on the Determination
Date and detailing the reasons for such determination. Notwithstanding any other provision of this Agreement, any insurance policy relating to the Mortgage
Loans, or any other agreement relating to the Mortgage Loans to which the
Company or the Master Servicer is a party, (a) the Master Servicer and each
Servicer shall not be obligated to, and shall not, make any advance that, after reasonable inquiry and in its sole discretion, the Master Servicer or such
Servicer shall determine would be a Nonrecoverable Advance, and (b) the Master
Servicer and each Servicer shall be entitled to reimbursement for any advance as provided in Section 3.05(a)(i), (ii) and (iv) and Section 3.05(d) of this
Agreement.

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Section 4.04. Distributions to Certificateholders and Holder of the Variable
Servicing Interest; Payment of Special Primary Insurance Premiums.

(a)      On each Distribution Date, the Trustee (or any duly appointed paying agent) shall (i) subject to Section 3.05(a)(viii), withdraw from the
         Certificate Account any Special Primary Insurance Premium payable on such Distribution Date and pay such amount to the insurer under the applicable Special Primary Insurance Policy and (ii) withdraw from the
         Certificate Account the REMIC II Available Distribution Amount for such
         Distribution Date and distribute, from the amount so withdrawn, to the extent of the REMIC II Available Distribution Amount, the REMIC II
         Distribution Amount to the Certificateholders (including the Class R
         Certificateholders with respect to any distribution to the Holders of the Class R-2 Residual Interest) and the Holders of the Variable
         Servicing Interest, all in accordance with the written statement received from the Master Servicer pursuant to Section 4.02(b). Any
         Special Primary Insurance Premiums distributed pursuant to clause (i)
         above shall be distributed by any method specified in the Special
         Primary Insurance Policy as directed by the related insurer to the
         Master Servicer. Amounts distributed to the Certificateholders pursuant to clause (ii) above shall be distributed by wire transfer in immediately available funds for the account of, or by check mailed to, each such Certificateholder of record on the immediately preceding
         Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.
         Amounts distributed to the Holder of the Variable Servicing Interest pursuant to clause (ii) above shall be distributed by wire transfer in immediately available funds for the account of, or by check mailed to, the initial Servicer or any successor Servicer, as specified by the
         Servicer.

(b)      All reductions in the Certificate Principal Balance of a Certificate
         effected by distributions of principal and all allocations of Realized
         Losses made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution upon the
         Class R Certificates upon (i) the termination of REMIC I and REMIC II and (ii) the payment, or making provision for payment, of all liabilities of the Trust) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the
         Distribution Date therefor at the office or agency of the Certificate
         Registrar specified in the notice delivered pursuant to Section
         4.04(c)(ii) and Section 9.01(b).

(c)      Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Mortgage Loans and Insurance Proceeds and Liquidation Proceeds
         received and expected to be received during the Payoff Period, the
         Master Servicer has notified the Trustee in writing by the 15th day of any month that it believes that the entire remaining unpaid Class
         Principal Balance of any Class of Certificates will become distributable on the next Distribution Date, the Trustee shall, no later than the 18th day of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date and to the Rating Agencies a notice to the effect that:

(i)      it is expected that funds sufficient to make such final distribution will be available in the Certificate Account on such Distribution Date,
         and

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(ii)     if such funds are available, (A) such final distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the
         Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

Section 4.05. Statements to Certificateholders. With each distribution from the
Certificate Account on a Distribution Date, the Trustee shall send to each
Rating Agency and shall make available to each Certificateholder the statement required by Section 4.02(b). The Trustee may make available such statement and certain other information, including, without limitation, information required to be provided by the Trustee pursuant to Sections 3.12 and 3.13, to
Certificateholders through the Trustee's web site. Such web site is currently located at "https://www.corporatetrust.db.com/invr." Assistance in using the web site can currently be obtained by calling the Trustee's investor relations desk at 800-735-7777. Parties unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the investor relations desk. The location of such web page and the procedures used therein are subject to change from time to time at the Trustee's discretion.

Upon request by any Certificateholder or Rating Agency or the Trustee, the
Master Servicer shall forward to such Certificateholder or Rating Agency and the
Trustee and the Company (if the Company is no longer acting as Master Servicer)
an additional report which sets forth with respect to the Mortgage Loans:

         (a) The number and aggregate Principal Balance of the Mortgage Loans delinquent one, two and three months or more;

         (b) The (i) number and aggregate Principal Balance of Mortgage Loans with respect to which foreclosure proceedings have been initiated, and
         (ii) the number and aggregate book value of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trust's security interest in the
         Mortgage Loans;

         (c) The amount of the Special Hazard Coverage available to the Senior
         Certificates remaining as of the close of business on the applicable
         Determination Date;

         (d) The amount of the Bankruptcy Coverage available to the Senior
         Certificates remaining as of the close of business on the applicable
         Determination Date;

         (e) The amount of the Fraud Coverage available to the Senior
         Certificates remaining as of the close of business on the applicable
         Determination Date; and

         (f) The cumulative amount of Realized Losses allocated to the related
         Certificates since the Cut-Off Date.

Upon request by any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under
Rule 144A of the Securities Act.

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The Company may make available any reports, statements or other information to
Certificateholders through the Company's home page on the world wide web. As of the Closing Date, such web page is located at "www.wamumsc.com" and information is available by clicking on "Investor Information."

                                   ARTICLE V

                                The Certificates

Section 5.01.     The Certificates.

(a)      The Certificates shall be substantially in the forms set forth in
         Exhibit A and B with the additional insertion from Exhibit H attached hereto, and shall be executed by the Trustee on behalf of the Trust, authenticated by the Trustee (or any duly appointed Authenticating
         Agent) and delivered (i) upon and pursuant to the order of the Company and (ii) upon receipt by the Trustee of the documents specified in
         Section 2.01. The Certificates shall be issuable in Authorized
         Denominations. Certificates shall be executed by manual or facsimile signature on behalf of the Trust by authorized officers of the Trustee.
         Certificates bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee or any
         Authenticating Agent by manual signature, and such certificate upon any
         Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.
         All Certificates shall be dated the date of their authentication.

(b)      The following definitions apply for purposes of this Section 5.01:
         "Disqualified Organization" means any Person which is not a Permitted
         Transferee, but does not include any "Pass-Through Entity" which owns or holds a Residual Certificate and of which a Disqualified
         Organization, directly or indirectly, may be a stockholder, partner or beneficiary; "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies; "Ownership Interest" means, with respect to any Residual
         Certificate, any ownership or security interest in such Residual
         Certificate, including any interest in a Residual Certificate as the
         Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee; "Transfer" means any direct or indirect transfer or sale of, or directly or indirectly transferring or selling any Ownership Interest in a Residual
         Certificate; and "Transferee" means any Person who is acquiring by
         Transfer any Ownership Interest in a Residual Certificate.

(c)      Restrictions on Transfers of the Residual Certificates to Disqualified
         Organizations are set forth in this Section 5.01(c).

(i)      Each Person who has or who acquires any Ownership Interest in a
         Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale.
         The rights of each Person acquiring any Ownership Interest in a
         Residual Certificate are expressly subject to the following provisions:

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                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
                  Interest in a Residual Certificate to a U.S. Person, the
                  Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of
                  (1) an affidavit and agreement (a "Transferee Affidavit and
                  Agreement") attached hereto as Exhibit J from the proposed
                  Transferee, in form and substance satisfactory to the Company, representing and warranting, among other things, that it is not a Non-U.S. Person, that such transferee is a Permitted
                  Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed
                  Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its
                  Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.01(c) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit I, from the Holder wishing to transfer the Residual Certificate, in form and substance satisfactory to the Company,
                  representing and warranting, among other things, that no
                  purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax.

                  (C) Notwithstanding the delivery of a Transferee Affidavit and
                  Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership
                  Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate agrees by holding or acquiring such
                  Ownership Interest (i) to require a Transferee Affidavit and
                  Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest and to provide a
                  certificate to the Trustee in the form attached hereto as
                  Exhibit J; (ii) to obtain the express written consent of the
                  Company prior to any transfer of such Ownership Interest,
                  which consent may be withheld in the Company's sole
                  discretion; and (iii) to provide a certificate to the Trustee in the form attached hereto as Exhibit I.

(ii)     The Trustee shall register the Transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit J and all of such other documents as shall

                                       85

         have been reasonably required by the Trustee as a condition to such registration.

         (iii) (A) If any "disqualified organization" (as defined in Section
         860E(e)(5) of the Code) shall become a holder of a Residual
         Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such
         Transfer of such Residual Certificate. If any Non-U.S. Person shall become a holder of a Residual Certificate, then the last preceding holder which is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the Transfer to such
         Non-U.S. Person of such Residual Certificate. If a transfer of a
         Residual Certificate is disregarded pursuant to the provisions of
         Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such
         Residual Certificate. Neither the Trust nor the Trustee shall be under any liability to any Person for any registration of Transfer of a
         Residual Certificate that is in fact not permitted by this Section
         5.01(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
                  Residual Certificate in violation of the restrictions in this
                  Section 5.01(c) and to the extent that the retroactive
                  restoration of the rights of the Holder of such Residual
                  Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Company shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Company on such terms as the
                  Company may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Company. Such purchaser may be the Company itself or any affiliate of the Company. The
                  proceeds of such sale, net of the commissions (which may
                  include commissions payable to the Company or its affiliates), expenses and taxes due, if any, shall be remitted by the
                  Company to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Company, and the Company shall not be liable to any Person having an Ownership Interest in a
                  Residual Certificate as a result of its exercise of such
                  discretion.

         (iv) The Company, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership
         Interest in a Residual Certificate to any Person who is not a Permitted
         Transferee, including the information regarding "excess inclusions" of such Residual Certificates required to be provided to the Internal
         Revenue Service and certain Persons as described in Treasury Regulation
         Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership,

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         trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not a
         Permitted Transferee. Reasonable compensation for providing such information may be required by the Company from such Person.

         (v) The provisions of this Section 5.01 set forth prior to this Section
         (v) may be modified, added to or eliminated by the Company and the
         Trustee, provided that there shall have been delivered to the Trustee the following:

                  (A) written notification from each of the Rating Agencies to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to
                  downgrade its then-current Ratings of the Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Company (as evidenced by a certificate of the Company), to the effect that such modification, addition to or absence of such provisions will not cause REMIC I and REMIC II to
                  cease to qualify as a REMIC and will not create a risk that
                  (1) REMIC I and REMIC II may be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person
                  which is not a Permitted Transferee or (2) a Certificateholder
                  or another Person will be subject to a REMIC-related tax
                  caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

         (vi) The following legend shall appear on all Residual Certificates:

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE
         MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO
         THE COMPANY AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A)
         THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY
         FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR
         INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER
         THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS
         EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH
         ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
         (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE
         (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C)
         BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D)
         AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH
         TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR
         COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS
         AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.
         NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY

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         TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A
         DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION,
         SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT
         WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
         CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED
         TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF
         THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE
         DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

         (vii) The Tax Matters Person for each of REMIC I and REMIC II, while not a Disqualified Organization, shall be the tax matters person for the related REMIC within the meaning of Section 6231(a)(7) of the Code and Treasury Regulation Section 1.860F-4(d).

(d) In the case of any Junior Subordinate Certificate presented for registration in the name of any Person, the Trustee shall require (i) an officer's certificate substantially in the form of Exhibit N attached hereto acceptable to and in form and substance satisfactory to the Trustee and the Company, which officer's certificate shall not be an expense of the Trust, the Trustee, the
Master Servicer or the Company, and (ii) only if such officer's certificate indicates that a Benefit Plan Opinion is delivered in connection therewith, a
Benefit Plan Opinion.

In the case of any Residual Certificate presented for registration in the name of any Person, the Trustee shall require (i) a Transferee Affidavit and
Agreement which includes the representation set forth in paragraph 19 of the form attached hereto as Exhibit J and (ii) only if the representation set forth in such paragraph 19 indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

(e) No transfer, sale, pledge or other disposition of a Junior Subordinate
Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with this Section 5.01(e) or Section 5.01(f).
Each Person who, at any time, acquires any ownership interest in any Junior
Subordinate Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions of this Section 5.01(e) and Section 5.01(f), as applicable. No transfer of a Junior
Subordinate Certificate shall be deemed to be made in accordance with this
Section 5.01(e) unless such transfer is made pursuant to an effective registration statement under the Securities Act or unless the Trustee is provided with the certificates and an Opinion of Counsel, if required, on which the Trustee may conclusively rely, to the effect that such transfer is exempt from the registration requirements under the Securities Act, as follows: In the event that a transfer is to be made in reliance upon an exemption from the
Securities Act, the Trustee shall require, in order to assure compliance with the Securities Act, that the Certificateholder desiring to effect such transfer

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certify to the Trustee in writing, in substantially the form attached hereto as
Exhibit F, the facts surrounding the transfer, with such modifications to such
Exhibit F as may be appropriate to reflect the actual facts of the proposed transfer, and that the Certificateholder's proposed transferee certify to the
Trustee in writing, in substantially the form attached hereto as Exhibit G, the facts surrounding the transfer, with such modifications to such Exhibit G as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee does not contain substantially the substance of Exhibit G, the Trustee shall require an Opinion of Counsel that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust or the Company. Such
Opinion of Counsel shall allow for the forwarding, and the Trustee shall forward, a copy thereof to the Rating Agencies. Notwithstanding the foregoing, any Junior Subordinate Certificate may be transferred, sold, pledged or otherwise disposed of in accordance with the requirements set forth in Section
5.01(f).

(f) To effectuate a Certificate transfer of a Junior Subordinate Certificate in accordance with this Section 5.01(f), the proposed transferee of such
Certificate must provide the Trustee and the Company with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trust, the Trustee or the Company, and which investment letter states that, among other things, such transferee (i) is a
"qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee or the Company with Annex 1 or Annex 2 to the form of Exhibit L attached hereto if the Company so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of this Section 5.01(f). The Holder of a
Certificate desiring to effect such transfer does hereby agree to indemnify the
Trust, the Trustee, the Company, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with this
Agreement.

(g) (1) In the case of any ERISA Restricted Certificate presented for registration in the name of any Person, the prospective transferee shall be required to provide the Trustee and the Company (A) an officer's certificate substantially in the form of Exhibit O attached hereto acceptable to and in form and substance satisfactory to the Trustee and the Company, which officer's certificate shall not be an expense of the Trust, the Trustee, the Delaware
Trustee, the Master Servicer or the Company, and (B) only if such officer's certificate indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

         (2) Notwithstanding the foregoing, a certification (and, if applicable, a Benefit Plan Opinion) as described in Section 5.01(g)(1) above will not be required with respect to the transfer of any ERISA Restricted
         Certificate to a Clearing Agency, or for any subsequent transfer of any interest in a ERISA Restricted Certificate for so long as such
         Certificate is a Book-Entry Certificate (each such ERISA Restricted
         Certificate, a "Book-Entry ERISA Restricted Certificate"). Any
         transferee of a Book-Entry ERISA Restricted Certificate will be deemed to have represented, by virtue of its acquisition or holding of such
         Certificate (or interest therein), that either (i) such transferee is

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         not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any person (including an investment manager, a named fiduciary or a trustee of any such plan) acting, directly or indirectly, on behalf of or purchasing such Certificate with "plan assets" of any such plan (a
         "Plan Investor"), (ii) such transferee is an insurance company, the source of funds to be used by it to acquire or hold such Certificate is an "insurance company general account" (within the meaning of
         Department of Labor Prohibited Transaction Class Exemption ("PTCE")
         95-60), and the conditions in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (ii), a
         "Complying Insurance Company") or (iii) such Certificate was rated
         "BBB-" or better (or its equivalent) by at least one of the Rating
         Agencies at the time of such transferee's acquisition of such
         Certificate (or interest therein).

         (3) If any Book-Entry ERISA Restricted Certificate (or any interest therein) is acquired or held in violation of the provisions of Section
         5.01(g)(2) above, then the last preceding transferee that either (i) is not a Plan Investor, (ii) is a Complying Insurance Company or (iii)
         acquired such Certificate at a time when such Certificate was rated
         "BBB-" or better (or its equivalent) by at least one of the Rating
         Agencies shall be restored, to the extent permitted by law, to all rights and obligations as Beneficial Holder thereof retroactive to the date of transfer of such Certificate by such preceding transferee.
         Neither the Trust nor the Trustee shall be under any liability to any
         Person for making any payments due on such Certificate to such preceding transferee.

         (4) Any purported Beneficial Holder whose acquisition or holding of any
         Book-Entry ERISA Restricted Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.01(g) shall indemnify and hold harmless the Company, the Trustee, the Delaware
         Trustee, the Master Servicer, the Trust and the Underwriters from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(h) (1) In the case of any Auction Certificate presented for registration in the name of any Person prior to the Distribution Date in March 2009, the prospective transferee shall be required to provide the Trustee and the Company (A) an officer's certificate substantially in the form of Exhibit P attached hereto acceptable to and in form and substance satisfactory to the Trustee and the
Company, which officer's certificate shall not be an expense of the Trust, the
Trustee, the Delaware Trustee, the Master Servicer or the Company, and (B) only if such officer's certificate indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

         (2) Notwithstanding the foregoing, a certification (and, if applicable, a Benefit Plan Opinion) as described in Section 5.01(h)(1) above will not be required with respect to the transfer of any Auction Certificate to a Clearing Agency, or for any subsequent transfer of any interest in an Auction Certificate for so long as such Certificate is a Book-Entry
         Certificate (each such Auction Certificate, a "Book-Entry Auction
         Certificate"). Any transferee of a Book-Entry Auction Certificate prior to the Distribution Date in March 2009 will be deemed to have represented, by virtue of its acquisition or holding of such
         Certificate (or interest therein), that either (i) such transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any person (including an investment manager, a named fiduciary or a trustee of any such plan) acting, directly or indirectly, on behalf of or purchasing such Certificate with "plan assets" of any such plan (a
         "Plan Investor"), or (ii) the acquisition and holding of such
         Certificate are eligible for the exemptive relief available under
         Department of Labor Prohibited Transaction Class Exemption ("PTCE")
         84-14, 90-1, 91-38, 95-60 or 96-23.

         (3) If any Book-Entry Auction Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.01(h)(2)
         above, then the last preceding transferee (i) that is not a Plan
         Investor or (ii) whose acquisition and holding of such Certificate are eligible for the exemptive relief available under PTCE 84-14, 91-38,
         90-1, 95-60 or 96-23 shall be restored, to the extent permitted by law, to all rights and obligations as Beneficial Holder thereof retroactive

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         to the date of transfer of such Certificate by such preceding transferee. Neither the Trust nor the Trustee shall be under any liability to any Person for making any payments due on such Certificate to such preceding transferee.

         (4) Any purported Beneficial Holder whose acquisition or holding of any
         Book-Entry Auction Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.01(h) shall indemnify and hold harmless the Company, the Trustee, the Delaware Trustee, the
         Master Servicer, the Trust and the Underwriters from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Section 5.02. Certificates Issuable in Classes; Distributions of Principal and
Interest; Authorized Denominations. The aggregate principal amount of the
Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Mortgage Loans as of the
Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to
Section 5.03. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum
Certificate Interest Rates, initial Class Principal Balances and Final Maturity
Dates as specified in the Preliminary Statement to this Agreement. The aggregate
Percentage Interest of each Class of Certificates of which the Class Principal
Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

Section 5.03. Registration of Transfer and Exchange of Certificates. The Trustee
shall cause to be maintained at one of its offices or at its designated agent, a
Certificate Register in which there shall be recorded the name and address of each Certificateholder. Subject to such reasonable rules and regulations as the
Trustee may prescribe, the Certificate Register shall be amended from time to time by the Trustee or its agent to reflect notice of any changes received by the Trustee or its agent pursuant to Section 10.06. The Trustee hereby appoints itself as the initial Certificate Registrar.

Upon surrender for registration of transfer of any Certificate to the Trustee at the office of the Trustee's agent at DTC Transfer Agent Services, 55 Water
Street, Jeanette Park Entrance, New York, New York 10041, or at DB Services
Tennessee, Inc., 648 Grassmere Park Road, Nashville, TN 37211, Attention:
Transfer Department, or such other address or agency as may hereafter be provided to the Master Servicer in writing by the Trustee, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of Authorized Denominations. At the option of the
Certificateholders, Certificates may be exchanged for other Certificates in
Authorized Denominations of like Certificate Principal Balance or Percentage
Interest, as applicable, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee on behalf of the Trust shall execute, and the Trustee, or any Authenticating Agent, shall authenticate and deliver, the Certificates which

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the Certificateholder making the exchange is entitled to receive. Every
Certificate presented or surrendered for transfer shall (if so required by the
Trustee or any Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any
Authenticating Agent and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

Upon notice by the Auction Administrator to the Trustee that the Holder of any
Auction Certificate not held in book-entry form has failed to surrender such
Certificate for registration of transfer on the Auction Distribution Date (as defined in the Auction Administration Agreement), the Trustee shall, upon request by the Auction Administrator, deem such Certificate cancelled and issue, authenticate and deliver, in the name of the transferee designated by the
Auction Administrator, a new Certificate in an Authorized Denomination of like
Certificate Principal Balance.

A reasonable service charge may be made for any such exchange or transfer of
Certificates, and the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange or transfer of Certificates.

All Certificates surrendered for exchange or transfer shall be cancelled by the
Trustee or any Authenticating Agent.

Section 5.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any
mutilated Certificate is surrendered to the Trustee or any Authenticating Agent, or (ii) the Trustee or any Authenticating Agent receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or any Authenticating Agent such security or indemnity as may be required by them to save each of them and the Trust harmless, then, in the absence of notice to the Trustee or any Authenticating Agent that such
Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Certificate Principal Balance or
Percentage Interest as applicable. Upon the issuance of any new Certificate under this Section 5.04, the Trustee or any Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any Authenticating Agent) connected therewith.
Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in REMIC II (or with respect to the Class R Certificates, the residual ownership interests in REMIC I and REMIC II) as if originally issued, whether or not the lost or stolen
Certificate shall be found at any time.

Section 5.05. Persons Deemed Owners. The Company, the Master Servicer, the
Trust, the Trustee, the Delaware Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and Section 4.04 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trust, the Trustee, the Delaware Trustee, the
Certificate Registrar nor any agent of the Company, the Master Servicer, the
Trust, the Trustee or the Delaware Trustee shall be affected by notice to the

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contrary.

Section 5.06. Temporary Certificates. Upon the initial issuance of the
Certificates, the Trustee on behalf of the Trust may execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, temporary Certificates which are printed, lithographed, typewritten or otherwise produced, in any
Authorized Denomination, of the tenor of the definitive Certificates in lieu of which they are issued and with such variations in form from the forms of the
Certificates set forth as Exhibits A, B and H hereto as the Trustee's officers executing such Certificates may determine, as evidenced by their execution of the Certificates. Notwithstanding the foregoing, the Certificates may remain in the form of temporary Certificates.

If temporary Certificates are issued, the Trustee shall cause definitive
Certificates to be prepared within ten Business Days after the Closing Date or as soon as practicable thereafter. After preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the
Trustee to be maintained as provided in Section 5.10 hereof, without charge to the holder. Any tax or governmental charge that may be imposed in connection with any such exchange shall be borne by the Master Servicer. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee on behalf of the Trust shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Certificates of Authorized Denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates.

Section 5.07. Book-Entry for Book-Entry Certificates. Notwithstanding the
foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates of Authorized Denomination representing the Book-Entry Certificates, to be delivered to DTC, the initial
Clearing Agency, by, or on behalf of, the Company. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede &
Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial
Holder shall receive a definitive certificate representing such Beneficial
Holder's interest in any Class of Book-Entry Certificate, except as provided above and in Section 5.09. Each Book-Entry Certificate shall bear the following legend:

         Unless this Certificate is presented by an authorized representative of
         The Depository Trust Company, a New York corporation ("DTC"), to the
         Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede &
         Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER,
         PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
         IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until definitive, fully registered Book-Entry Certificates (the
"Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 5.09:

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         (a) the provisions of this Section 5.07 shall be in full force and effect with respect to the Book-Entry Certificates;

         (b) the Master Servicer and the Trustee may deal with the Clearing
         Agency for all purposes with respect to the Book-Entry Certificates
         (including the making of distributions on the Book-Entry Certificates)
         as the sole Certificateholder;

         (c) to the extent that the provisions of this Section 5.07 conflict with any other provisions of this Agreement, the provisions of this
         Section 5.07 shall control; and

         (d) the rights of the Beneficial Holders shall be exercised only through the Clearing Agency and the DTC Participants and shall be limited to those established by law and agreements between such
         Beneficial Holders and the Clearing Agency and/or the DTC Participants.
         Pursuant to the Depositary Agreement, unless and until Definitive
         Certificates are issued pursuant to Section 5.09, the initial Clearing
         Agency will make book-entry transfers among the DTC Participants and receive and transmit distributions of principal and interest on the related Class of Book-Entry Certificates to such DTC Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing a specified Percentage Interest, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning
Book-Entry Certificates evidencing the requisite Percentage Interest represented by the Book-Entry Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

Section 5.08. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until
Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 5.09, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry
Certificates to the Clearing Agency which shall give such notices and communications to the related DTC Participants in accordance with its applicable rules, regulations and procedures.

Section 5.09. Definitive Certificates. If (a) the Clearing Agency or the Master
Servicer notifies the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depositary
Agreement with respect to the Book-Entry Certificates and the Trustee or the
Master Servicer is unable to locate a qualified successor, (b) the Master
Servicer, with the consent of the related DTC Participants, advises the Trustee in writing that it elects to terminate the book-entry system with respect to the
Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Certificateholders holding Book-Entry Certificates evidencing Percentage Interests aggregating not less than 66?% of the aggregate
Class Principal Balance of such Certificates advise the Trustee and the Clearing
Agency through DTC Participants in writing that the continuation of a book-entry system with respect to the Book-Entry Certificates through the Clearing Agency is no longer in the best interests of the Certificateholders with respect to such Certificates, the Trustee shall notify all Certificateholders of Book-Entry

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Certificates of the occurrence of any such event and of the availability of
Definitive Certificates. Upon surrender to the Trustee of the Book-Entry
Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee on behalf of the Trust shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver the Definitive Certificates. Neither the Company, the Master Servicer,
the Trust nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for all of the
Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such
Definitive Certificates, and the Trustee shall recognize the Holders of
Definitive Certificates as Certificateholders hereunder.

Each Definitive Certificate that is an Auction Certificate and is issued before the Distribution Date in March 2009 shall bear the following legend:

PURSUANT TO THE AUCTION ADMINISTRATION AGREEMENT AND THE SWAP AGREEMENT (EACH AS
DEFINED IN THE POOLING AGREEMENT), THE HOLDER OF THIS CERTIFICATE WILL BE
REQUIRED TO SURRENDER THIS CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN MARCH
2009 TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER TO A THIRD-PARTY
INVESTOR, AND IN EXCHANGE THEREFOR THE HOLDER OF THIS CERTIFICATE WILL RECEIVE,
TO THE EXTENT RECEIVED PURSUANT TO THE AUCTION ADMINISTRATION AGREEMENT AND THE
SWAP AGREEMENT, THE PAR PRICE (AS DEFINED IN THE AUCTION ADMINISTRATION
AGREEMENT) FOR THIS CERTIFICATE.

Section 5.10. Office for Transfer of Certificates. The Trustee shall maintain in
New York, New York an office or agency where Certificates may be surrendered for registration of transfer or exchange. The office of the Trustee's agent at DTC
Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New
York 10041, is initially designated for said purposes.

Section 5.11. Nature of Certificates. The Certificates shall be personal property giving only the rights specifically set forth therein and in this
Agreement. The Certificates shall have no preemptive or similar rights and when issued and delivered to the Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the
Certificates, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. THE RECEIPT AND ACCEPTANCE OF A CERTIFICATE OR ANY INTEREST THEREIN
BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR

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FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE
BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH CERTIFICATE OF
ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE
AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND
PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS
BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

                                   ARTICLE VI

                       The Company and the Master Servicer

Section 6.01. Liability of the Company and the Master Servicer. The Company and
the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company or the
Master Servicer, as applicable, herein.

Section 6.02. Merger or Consolidation of the Company, or the Master Servicer.
Any Corporation into which the Company or the Master Servicer may be merged or consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Company or the Master Servicer shall be a party, or any Corporation succeeding to the business of the Company or the Master
Servicer, shall be the successor of the Company or the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 6.03. Limitation on Liability of the Company, the Master Servicer and
Others. Neither the Company nor the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust, the Holders of the REMIC I Regular Interests,
the Holder of the Variable Servicing Interest or the Certificateholders for any
action taken by such Person or by a Servicer or for such Person's or Servicer's refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of duties and obligations hereunder. The Company, the Master
Servicer and any director, officer, employee or agent of the Company or the
Master Servicer may rely in good faith on any document of any kind properly executed and submitted by any Person respecting any matters arising hereunder.
The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any Mortgage Loan (other than as otherwise permitted in this Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties

                                       96

hereunder. The Company and the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the
Mortgage Loans, this Agreement, the Certificates or the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of the
Certificate Account, as provided by Section 3.05.

Section 6.04. The Company and the Master Servicer not to Resign. The Company
shall not resign from the obligations and duties (including, without limitation, its obligations and duties as initial Master Servicer) hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any successor Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or any successor Master
Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02 hereof.

If the Company is no longer acting as Master Servicer, then the successor Master
Servicer shall give prompt written notice to the Company of any information received by such successor Master Servicer which affects or relates to an ongoing obligation or right of the Company under this Agreement.

Section 6.05. Trustee Access. The Master Servicer shall afford the Company and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, in respect of the Mortgage Loans and in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the
Master Servicer, shall furnish the Company and the Trustee with its most recent financial statements (or, for so long as the Company is the Master Servicer, the most recent consolidated financial statements for the Company appearing in the audited financial statements of Washington Mutual, Inc., or the entity with whose financial statements the financial statements of the Company are consolidated) and such other information as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise.

                                  ARTICLE VII

                                     Default

Section 7.01. Events of Default. (a) In case one or more of the following Events of Default by the Master Servicer or by a successor  Master Servicer shall occur and be continuing, that is to say:

(i)      Any failure by the Master Servicer to deposit into the Certificate
         Account any payment required to be deposited therein by the Master
         Servicer under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master
         Servicer and the Trustee by the Holders of Certificates evidencing
         Percentage Interests aggregating not less than 25% of REMIC II; or

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(ii)     Failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this
         Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of
         Certificates evidencing Percentage Interests aggregating not less than
         25% of REMIC II; or

(iii)    A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv)     The Master Servicer shall consent to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)      The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)     Any failure of the Master Servicer to make any Monthly P&I Advance
         (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such
         Monthly P&I Advance was to have been made;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, either the Trustee or the Holders of Certificates evidencing
Percentage Interests aggregating not less than 25% of REMIC II, by notice in writing to the Company and the Master Servicer (and to the Trustee if given by the Certificateholders, in which case such notice shall set forth evidence reasonably satisfactory to the Trustee that such Event of Default has occurred and shall not have been remedied) may terminate all of the rights (other than its right to reimbursement for advances) and obligations of the Master Servicer, including its right to the Master Servicing Fee, under this Agreement and in and to the Mortgage Loans and the proceeds thereof, if any. Such determination shall be final and binding. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this
Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this
Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and

                                       98

endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be credited by the Master
Servicer to the Certificate Account or thereafter be received with respect to the Mortgage Loans.

Notwithstanding the foregoing, if an Event of Default described in clause (vi)
of this Section 7.01(a) shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a
Certificateholder or to reimbursement of Monthly P&I Advances and other advances of its own funds, and the Trustee shall act as provided in Section 7.02 to carry out the duties of the Master Servicer, including the obligation to make any
Monthly P&I Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 7.01(a). Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date. If the Master
Servicer shall within two Business Days following such suspension remit to the
Trustee the amount of any Monthly P&I Advance the nonpayment of which by the
Master Servicer was an Event of Default described in clause (vi) of this Section
7.01(a), the Trustee, subject to the last sentence of this paragraph, shall permit the Master Servicer to resume its rights and obligations as Master
Servicer hereunder. The Master Servicer agrees that it will reimburse the
Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to clause (vi) of this Section 7.01(a). The
Master Servicer agrees that if an Event of Default as described in clause (vi)
of this Section 7.01(a) shall occur more than two times in any twelve month period, the Trustee shall be under no obligation to permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder.

(b) In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

         (i) Failure on the part of the Company duly to observe or perform in any material respect any of the covenants or agreements on the part of the Company contained in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates evidencing Percentage
         Interests aggregating not less than 25% of REMIC II; or

         (ii) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (iii) The Company shall consent to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

                                       99

         (iv) The Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Holders of Certificates evidencing Percentage
Interests aggregating not less than 25% of REMIC II, by notice in writing to the
Company and the Trustee, may direct the Trustee in accordance with Section 10.03 to institute an action, suit or proceeding in its own name as Trustee hereunder to enforce the Company's obligations hereunder.

(c) In any circumstances in which this Agreement states that Certificateholders owning Certificates evidencing a certain Percentage Interest in REMIC II may take certain action, such action shall be taken by the Trustee, but only if the requisite percentage of Certificateholders required under this Agreement for taking like action or giving like instruction to the Trustee under this
Agreement shall have so directed the Trustee in writing.

Section 7.02.     Trustee to Act; Appointment of Successor.

(a) On and after the date on which the Master Servicer receives a notice of termination pursuant to Section 7.01 or the Master Servicer resigns pursuant to
Section 6.04, the Trustee shall be the successor in all respects to the Master
Servicer under this Agreement and under the Selling and Servicing Contracts with respect to the Mortgage Loans in the Mortgage Pool and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto arising on or after such date of termination or resignation placed on the Master Servicer by the terms and provisions hereof and thereof, and shall have the same limitations on liability herein granted to the Master
Servicer; provided, that the Trustee shall not under any circumstances be responsible for any representations and warranties or any Purchase Obligation of the Company or any liability incurred by the Master Servicer prior to such date of termination or resignation and the Trustee shall not be obligated to make a
Monthly P&I Advance if it is prohibited by law from so doing. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage
Loans which the Master Servicer would have been entitled to retain or to withdraw from the Certificate Account if the Master Servicer had continued to act hereunder, except for those amounts due to the Master Servicer as reimbursement for advances previously made or amounts previously expended and are otherwise reimbursable hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending any such appointment, the Trustee is obligated to act in such capacity. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such

                                      100

successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall, together with the compensation to the Trustee, be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) In connection with any termination or resignation of the Master Servicer hereunder, in the event that any of the Mortgage Loans are MERS Loans, either
(i) the successor Master Servicer (including the Trustee if the Trustee is acting as successor Master Servicer) shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in registering the transfer of servicing of the MERS Loans to the successor Master Servicer on the MERS(R) System in accordance with MERS' rules and procedures, or (ii) if the successor Master
Servicer is not a member of MERS, the predecessor Master Servicer shall cooperate with the successor Master Servicer in (A) de-registering the MERS
Loans from the MERS(R) System and (B) causing MERS to execute and deliver an assignment from MERS to the Trust of the Mortgage securing each MERS Loan in recordable form and in the form otherwise provided under clause (X)(iii) of the definition of "Mortgage File" herein and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect such de-registration and assignment. The predecessor Master Servicer shall bear any and all fees of MERS and all fees and costs of preparing and recording any assignments of Mortgages as required under this Section 7.02(b).

Section 7.03. Notification to Certificateholders. Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

                                  ARTICLE VIII

                             Concerning the Trustees

Section 8.01.     Duties of Trustees.

(a)      The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred
         (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)      The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such certificate, statement, opinion, report, or other order or instrument furnished by the Company or Master Servicer to the Trustee pursuant to this Agreement.

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(c)      No provision of this Agreement shall be construed to relieve the
         Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct;
         provided, however, that:

(i)      Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement,

(ii)     Neither the Trustee nor the Delaware Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Delaware Trustee, and, in the absence of bad faith on the part of the Trustee or the
         Delaware Trustee, such trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such trustee and conforming to the requirements of this Agreement; and

(iii)    Neither the Trustee nor the Delaware Trustee shall be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25% of REMIC II relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under this Agreement.

(d)      Within ten Business Days after the occurrence of any Event of Default known to the Trustee, the Trustee shall transmit by mail to the Rating
         Agencies notice of each Event of Default. Within 90 days after the occurrence of any Event of Default known to the Trustee, the Trustee shall transmit by mail to all Certificateholders (with a copy to the
         Rating Agencies) notice of each Event of Default, unless such Event of
         Default shall have been cured or waived; provided, however, the Trustee shall be protected in withholding such notice if and so long as a
         Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the best interests of the
         Certificateholders; and provided, further, that in the case of any
         Event of Default of the character specified in Section 7.01(i) and
         Section 7.01(ii) no such notice to Certificateholders or to the Rating
         Agencies shall be given until at least 30 days after the occurrence thereof.

(e)      The immediately following sentence shall constitute the Trustee's notice required by the U.S. Patriot Act. In order to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties to this
         Agreement including, but not limited to, each such party's name, address, and other identifying information.

Section  8.02.  Certain  Matters  Affecting  the  Trustees.  Except as otherwise provided in Section 8.01:

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         (i) Each of the Trustee and the Delaware Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) Each of the Trustee and the Delaware Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such
         Opinion of Counsel;

         (iii) Neither the Trustee nor the Delaware Trustee shall be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (iv) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Delaware Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing
         Percentage Interests aggregating not less than 25% of REMIC II;
         provided, however, that if the payment within a reasonable time to the
         Trustee or the Delaware Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such trustee, not reasonably assured to such trustee by the security, if any, afforded to it by the terms of this Agreement, such trustee may require reasonable indemnity against such expense or liability as a condition to proceeding;

         (v) Each of the Trustee and the Delaware Trustee may execute the trust or any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys selected by it with reasonable care or (as in the case of the Initial Custodian) designated by the Company;

         (vi) Neither the Trustee nor the Delaware Trustee shall be deemed to have knowledge or notice of any matter, including without limitation an
         Event of Default, unless actually known by a Responsible Officer, or unless written notice thereof referencing this Agreement or the
         Certificates is received at the Notice Address of such trustee;

         (vii) In no event shall the Trustee or the Delaware Trustee be held liable for acts or omissions of the Master Servicer (excepting the
         Trustee's own actions as Master Servicer). No provision of this
         Agreement shall require the Trustee or the Delaware Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (except for the giving of

                                      103

         required notices), or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

         (viii) When the Trustee is acting as Master Servicer pursuant to
         Section 7.02, and to the extent permitted under applicable law, the
         Trustee is hereby authorized, in making or disposing of any investment permitted hereunder, to deal with itself (in its individual capacity)
         or with any one or more of its affiliates, whether it or its affiliate is acting as an agent of the Trustee or of any third person or dealing as principal for its own account.

Section 8.03. Trustees Not Liable for Certificates or Mortgage Loans. The
recitals contained herein (other than those relating to the due organization, power and authority of the Trustee and the Delaware Trustee) and in the
Certificates (other than the execution of, and certificate of authentication on, the Certificates) shall be taken as the statements of the Company and neither the Trustee nor the Delaware Trustee assumes any responsibility for their correctness. Neither the Trustee nor the Delaware Trustee makes any representations as to the validity or sufficiency of this Agreement or of the
Certificates or any Mortgage Loan. Neither the Trustee nor the Delaware Trustee
shall be accountable for the use or application by the Company of any of the
Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer, the Servicers or the
Company in respect of the Mortgage Loans or deposited into the Custodial
Accounts for P&I, any Buydown Fund Account, or the Custodial Accounts for P&I by
any Servicer or into the Investment Account, or the Certificate Account by the
Master Servicer or the Company.

Section 8.04. Trustees May Own Certificates. The Trustee, the Delaware Trustee
or any agent or affiliate of such trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not trustee.

Section 8.05. The Master Servicer to Pay Trustees' Fees and Expenses. Subject to
separate written agreements with the Trustee and the Delaware Trustee, the
Master Servicer covenants and agrees to, and the Master Servicer shall, pay each of the Trustee and the Delaware Trustee from time to time, and such trustee shall be entitled to payment, for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of such trustee. Except as otherwise expressly provided herein, the Master Servicer shall pay or reimburse each of the Trustee and the Delaware Trustee upon such trustee's request for all reasonable expenses and disbursements incurred or made by such trustee in accordance with any of the provisions of this Agreement and indemnify such trustee from any loss, liability or expense incurred by it hereunder (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as may arise from its negligence or bad faith. Such obligation shall survive the termination of this
Agreement or resignation or removal of the Trustee or the Delaware Trustee. The
Tax Matters Person shall, at its expense, prepare or cause to be prepared all federal and state income tax and franchise tax and information returns relating to REMIC I or REMIC II required to be prepared or filed by the Trustee or the
Delaware Trustee and shall indemnify the Trustee and the Delaware Trustee for any liability of such trustees arising from any error in such returns.

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Section 8.06. Eligibility Requirements for Trustees. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a Corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) acceptable to the Rating Agencies. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any aforementioned supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Delaware Trustee hereunder shall at all times have its principal place of business in the State of Delaware and shall satisfy the applicable requirements under the laws of the State of Delaware authorizing it to act as the Delaware trustee of the Trust. In case at any time the Trustee or the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, such trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07. Resignation and Removal of Trustees. Each of the Trustee and the
Delaware Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicer. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee or the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Delaware Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of such trustee or of its property shall be appointed, or any public officer shall take charge or control of such trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove such trustee and appoint a successor trustee by written instrument, in duplicate, copies of which instrument shall be delivered to the trustee so removed, the trustee continuing in its capacity and the successor trustee.

The Holders of Certificates evidencing Percentage Interests aggregating more than 50% of REMIC II may at any time remove the Trustee or the Delaware Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.

Any resignation or removal of the Trustee or the Delaware Trustee and appointment of a successor trustee pursuant to any of the provisions of this
Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08. Any expenses associated with the resignation of the Trustee or the Delaware Trustee shall be borne by such

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trustee, and any expenses associated with the removal of the Trustee or the
Delaware Trustee shall be borne by the Master Servicer.

Section 8.08. Successor Trustee. Any successor trustee appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Delaware Trustee herein. The predecessor shall deliver to the successor trustee all Mortgage Files, related documents, statements and all other property held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 8.06.

Upon acceptance of appointment by a successor trustee as provided in this
Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to (i) all Certificateholders at their addresses as shown in the Certificate Register and (ii) the Rating Agencies. If the Master Servicer
fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed.

Section 8.09. Merger or Consolidation of Trustee. Any Corporation into which the
Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee or the Delaware Trustee shall be a party, or any Corporation succeeding to the corporate trust business of such trustee, shall be the successor of such trustee hereunder, provided such resulting or successor Corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any
other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the assets of the Trust may at the time be located, the Master Servicer and the Trustee or the Delaware
Trustee, as applicable, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by such trustee to act as co-trustee or co-trustees, jointly with such trustee, or separate trustee or separate trustees, of all or any part of the assets of the
Trust and to vest in such Person or Persons, in such capacity, such title to the assets of the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the
Master Servicer and the Trustee or the Delaware Trustee, as applicable, may consider necessary or desirable; provided, that the Trustee or the Delaware
Trustee, as applicable, shall remain liable for all of its obligations and duties under this Agreement. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the
Trustee or the Delaware Trustee, as applicable, alone shall have the power to make such appointment; provided, that such trustee shall remain liable for all

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of its obligations and duties under this Agreement. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to
Certificateholders of the appointment of co-trustee(s) or separate trustee(s)
shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee or the Delaware Trustee, as applicable, shall be conferred or imposed upon and exercised or performed by the Trustee or the
Delaware Trustee, as applicable, and such separate trustee or co-trustee jointly and severally, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee or the
Delaware Trustee, as applicable (whether as Trustee or Delaware Trustee hereunder or as successor to the Master Servicer hereunder), such trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the assets of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee or the Delaware Trustee, as applicable.

Any notice, request or other writing given to the Trustee or the Delaware
Trustee shall be deemed to have been given to each of the then related separate trustee(s) and co-trustee(s), as effectively as if given to each of them. Every instrument appointing any separate trustee(s) or co-trustee(s) shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or the Delaware Trustee, as applicable, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee or the
Delaware Trustee, as applicable. Every such instrument shall be filed with the
Trustee or the Delaware Trustee, as applicable.

Any separate trustee or co-trustee may, at any time, constitute the Trustee or the Delaware Trustee, as applicable, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and the trust shall vest in and be exercised by the Trustee or the Delaware Trustee, as applicable, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11. Authenticating Agents. The Trustee may appoint one or more
Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.
Each Authenticating Agent must be acceptable to the Master Servicer and must be a corporation, trust company or banking association organized and doing business under the laws of the United States of America or of any state, having a

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principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent so long as it shall be eligible in accordance with the provisions of the first paragraph of this Section 8.11 without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Master Servicer. The Trustee may, upon prior written approval of the Master Servicer, at any time terminate the agency of any
Authenticating Agent by giving written notice of termination to such
Authenticating Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 8.11, the Trustee may appoint, upon prior written approval of the Master Servicer, a successor Authenticating
Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all Certificateholders. Any successor
Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating
Agent. Any reasonable compensation paid to an Authenticating Agent shall be a reimbursable expense pursuant to Section 8.05 if paid by the Trustee.

Section 8.12. Paying Agents. The Trustee may appoint one or more Paying Agents which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account, and distributions to Certificateholders as provided in Section 4.01, Section 4.04(a) and Section 9.01(b) to the extent directed to do so by the Master Servicer. Wherever reference is made in this
Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to
Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent.
Each Paying Agent shall provide to the Trustee such information concerning the
Certificate Account as the Trustee shall request from time to time. Each Paying
Agent must be reasonably acceptable to the Master Servicer and must be a corporation, trust company or banking association organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent,

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shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 8.12.

Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Master Servicer; provided, that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Master Servicer, for all amounts it has withdrawn from the
Certificate Account. The Trustee may, upon prior written approval of the Master
Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 8.12, the Trustee may appoint, upon prior written approval of the Master Servicer, a successor Paying Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying
Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. Any reasonable compensation paid to any Paying Agent shall be a reimbursable expense pursuant to Section 8.05 if paid by the Trustee.

Section 8.13.     Duties of Delaware Trustee.

(a) The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of
Section 3807(a) of the Statutory Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Trustee.

(b) The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates with respect to the Trust required to be filed with the Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Statute and (iii) such other duties as are set forth in this
Article VIII. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the
Trust or the Holders of the REMIC I Regular Interests or the Certificates, it is
hereby understood and agreed by the parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.

Section 8.14. Amendment to Certificate of Trust. If at any time required by
Section 3810 of the Statutory Trust Statute, the Trustee, the Delaware Trustee
and any other trustee of the Trust shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State in accordance with the provisions of such Section 3810.

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                                   ARTICLE IX

                                   Termination

Section 9.01. Termination Upon Purchase by the Master Servicer or Liquidation of
All Mortgage Loans.

(a) Except as otherwise set forth in this Article IX, including, without limitation, the obligation of the Master Servicer to make payments to
Certificateholders as hereafter set forth, the Trust and the respective obligations and responsibilities of the Company, the Master Servicer, the
Trustee and the Delaware Trustee created hereby shall terminate in accordance with Section 3808 of the Statutory Trust Statute upon (i) the purchase by the
Master Servicer pursuant to the following paragraph of this Section 9.01(a) of all Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any Mortgage Loan remaining in the Trust and all other property included in any REMIC formed under this Agreement at a price equal, after the deduction of related advances, to the sum of (x) the excess of (A) 100% of the aggregate outstanding Principal Balance of such Mortgage Loans (other than
Liquidated Mortgage Loans) plus accrued interest at the applicable Pass-Through
Rate with respect to such Mortgage Loan (other than a Liquidated Mortgage Loan)
through the last day of the month of such purchase, over (B) with respect to any
Mortgage Loan which is not a Liquidated Mortgage Loan, the amount of the
Bankruptcy Loss incurred with respect to such Mortgage Loan as of the date of such purchase by the Master Servicer to the extent that the Principal Balance of such Mortgage Loan has not been previously reduced by such Bankruptcy Loss, and
(y) the appraised fair market value as of the effective date of the termination of the Trust of (A) all property in the Trust which secured a Mortgage Loan and which was acquired by foreclosure or deed in lieu of foreclosure after the
Cut-Off Date, including related Insurance Proceeds, and (B) all other property included in any REMIC formed under this Agreement, any such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the
Trustee, or (ii) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure in respect of any
Mortgage Loan, and the payment to the Certificateholders of all amounts required to be paid to them hereunder; provided, however, that in no event shall the
Trust continue beyond the expiration of 21 years from the death of the survivor of the issue of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

On any Distribution Date after the first date on which the aggregate Principal
Balance of the Mortgage Loans is less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, the
Master Servicer may purchase the outstanding Mortgage Loans (other than
Liquidated Mortgage Loans), all property acquired in respect of any Mortgage
Loan remaining in the Trust and all other property included in any REMIC formed under this Agreement at the price stated in clause (i) of the preceding paragraph; provided, that the Master Servicer may not so purchase the outstanding Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any Mortgage Loan remaining in the Trust and all other property included in any REMIC formed under this Agreement if the price stated
in clause (i) of the preceding paragraph exceeds the fair market value, determined in accordance with prudent industry practices, of all outstanding

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Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any Mortgage Loan remaining in the Trust and all other property included in any REMIC formed under this Agreement. If such right is exercised, the Master Servicer shall provide to the Trustee (and to the Company, if the
Company is no longer acting as Master Servicer) the written certification of an officer of the Master Servicer (which certification shall include a statement to the effect that all amounts required to be paid in order to purchase the
Mortgage Loans have been deposited in the Certificate Account) and the Trustee on behalf of the Trust shall promptly execute all instruments as may be necessary to release and assign to the Master Servicer the Mortgage Files and any foreclosed Mortgaged Property pertaining to the Trust.

In no event shall the Master Servicer be required to expend any amounts other than those described in the first paragraph of this Section 9.01(a) in order to terminate the Trust or purchase the Mortgage Loans under this Section 9.01, and in no event shall the Company be required to expend any amounts in connection with such termination or purchase.

(b) In the event that the Master Servicer elects to exercise its purchase option as provided in Section 9.01(a), the Master Servicer shall provide to the Trustee and the Delaware Trustee (and to the Company, if the Company is no longer acting as Master Servicer) notice thereof not less than 40 days prior to the date of the final distribution to Certificateholders. Notice of such purchase, specifying the date upon which the Certificateholders may surrender their
Certificates to the Trustee for payment and cancellation, shall be given promptly by letter from the Trustee to Certificateholders mailed not less than
30 days prior to such final distribution, specifying (i) the date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Certificate Registrar therein designated
(the "Termination Date"), (ii) the amount of such final payment (the
"Termination Payment") and (iii) that the Record Date otherwise applicable to the Distribution Date upon which the Termination Date occurs is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified. Upon any such notice, the Certificate Account shall terminate subject to the Master Servicer's obligation to hold all amounts payable to Certificateholders in trust without interest pending such payment.

In the event that all of the Certificateholders shall not surrender their
Certificates for cancellation within six months after the Termination Date, the
Master Servicer shall give a second written notice to the remaining
Certificateholders to surrender their Certificates for cancellation and receive the Termination Payment with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Master Servicer may take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

Upon the completion of winding up of the Trust, including the payment or the making reasonable provision for payment of all obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Statute, the Trustee, the
Delaware Trustee and any other trustee hereunder shall file a certificate of cancellation with the Secretary of State in accordance with Section 3810 of the
Statutory Trust Statute, at which time the Trust and this Agreement shall terminate. The Master Servicer shall act as the liquidator of the Trust and shall be responsible for taking all actions in connection with winding up the

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Trust, in accordance with the requirements of this Agreement (including Section
9.02) and applicable law.

Section 9.02.     Additional Termination Requirements.

(a)      In the event the Master Servicer exercises its purchase option as provided in Section 9.01, REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the
         Master Servicer, at its own expense, obtains for the Trustee an Opinion of Counsel to the effect that the failure of REMIC I and REMIC II to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of REMIC I and
         REMIC II as described in Section 860F of the Code, or (ii) cause REMIC
         I or REMIC II to fail to qualify as a REMIC at any time that any
         Certificates are outstanding:

(i)      Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.01, the Tax Matters Person shall prepare the documentation required and the Tax Matters Person and the Trustee shall adopt a plan of complete liquidation on behalf of
         REMIC I and REMIC II meeting the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer, on behalf of REMIC I and REMIC II; and

(ii)     At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Master Servicer on behalf of the Trust shall sell all of the assets of REMIC I and REMIC
         II to the Master Servicer for cash in the amount specified in Section
         9.01.

(b)      By its acceptance of any Residual Certificate, the Holder thereof hereby agrees to authorize the Tax Matters Person and the Trustee to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably necessary.

Section 9.03. Trust Irrevocable.  Except as expressly provided herein, the trust created hereby is irrevocable.

                                   ARTICLE X

                            Miscellaneous Provisions

Section 10.01.    Amendment.

(a) This Agreement may be amended from time to time by the Master Servicer, the
Company and the Trustee, without the consent of any of the Certificateholders:

         (i) to cure any ambiguity;

         (ii) to correct or supplement any provision herein which may be defective or inconsistent with any other provisions herein;

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         (iii) to comply with any requirements imposed by the Code or any regulations thereunder;

         (iv) to correct the description of any property at any time included in
         REMIC I or REMIC II, or to assure the conveyance to the Trust of any property included in REMIC I or REMIC II;

         (v) pursuant to Section 5.01(c)(v); and

         (vi) to add any provision to, or amend any provision in, this
         Agreement, provided that such amendment or addition does not adversely affect in any material respect the interests of any Certificateholder;

provided, however, that any such amendment which modifies the rights or obligations of the Delaware Trustee hereunder shall require the consent of the
Delaware Trustee. No such amendment (other than one entered into pursuant to clause (iii) of the preceding sentence) shall change the powers of the Master
Servicer. Prior to entering into any amendment (other than one entered into pursuant to clause (iii) of the second preceding sentence) without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an
Opinion of Counsel addressed to the Trust and the Trustee to the effect that such amendment is permitted under this Agreement and has no material adverse effect on the interests of the Certificateholders; provided, however, that no such Opinion of Counsel shall be required if the Company obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the
Certificates. Prior to entering into any amendment pursuant to clause (iii) of the third preceding sentence without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an Opinion of Counsel to the effect that such action is necessary or helpful to comply with the requirements imposed by the Code or any regulations thereunder and shall not cause any REMIC formed under this Agreement to fail to qualify as such under the Code.

(b) This Agreement may also be amended from time to time by the Master Servicer, the Company and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall, without the consent of the Holder of each Certificate affected thereby (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Certificateholder's Percentage Interest, the Certificate Interest Rate or
the Termination Payment with respect to any of the Certificates, (ii) reduce the percentage of Percentage Interests specified in this Section 10.01 which are required to amend this Agreement, (iii) create or permit the creation of any lien against any part of REMIC I or REMIC II, or (iv) modify any provision in any way which would permit an earlier retirement of the Certificates; provided, further, that any such amendment which modifies the rights or obligations of the
Delaware Trustee hereunder shall require the consent of the Delaware Trustee.

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Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to the Delaware Trustee and each Certificateholder. Any failure to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 10.02. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or the comparable jurisdictions in which any Mortgaged Property is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense only if such recordation is reasonably necessary or required to effectuate the duties and powers of the Master Servicer provided to it under this Agreement.

Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote or in any manner otherwise to control the operation and management of the Trust or the obligations of the parties hereto (except as provided in Section 5.09, Section 7.01, Section 8.01,
Section 8.02, Section 8.07, Section 10.01 and this Section 10.03), nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such
Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the
Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. However, the Trustee is under no obligation to exercise any of the extraordinary trusts or powers vested in it by this
Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at

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the request, order or direction of any of the Certificateholders unless such
Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all
Certificateholders. For the protection and enforcement of the provisions of this
Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04. Access to List of Certificateholders. The Certificate Registrar
shall furnish or cause to be furnished to the Trustee, within 30 days after receipt of a request by the Trustee in writing, a list, in such form as the
Trustee may reasonably require, of the names and addresses of the
Certificateholders as of the most recent Record Date for payment of distributions to such Certificateholders.

If three or more Certificateholders (hereinafter referred to as "applicants")
apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such list from the
Certificate Registrar, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate
Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

Every Certificateholder, by receiving and holding the same, agrees with the
Master Servicer, the Trust, the Trustee and the Delaware Trustee that none of the Master Servicer, the Trust, the Trustee or the Delaware Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 10.05. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws provisions.

Section 10.06. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered or certified mail to the applicable Notice
Address. Notices to the Rating Agencies shall also be deemed to have been duly given if mailed by first class mail, postage prepaid, to the above listed addresses of the Rating Agencies. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively

                                      115

presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.08. Counterpart Signatures. For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this
Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.09. Benefits of Agreement. Nothing in this Agreement or in any
Certificate, expressed or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder, any separate trustee or co-trustee appointed under Section 8.10 and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 10.10.    Notices and Copies to Rating Agencies.

(a) The Trustee shall notify the Rating Agencies of the occurrence of any of the following events, in the manner provided in Section 10.06:

         (i) the occurrence of an Event of Default pursuant to Section 7.01, subject to the provisions of Section 8.01(d); and

         (ii) the appointment of a successor Master Servicer pursuant to Section
7.02;

(b) The Master Servicer shall notify the Rating Agencies of the occurrence of any of the following events, or in the case of clauses (iii), (iv), (vii) and
(viii) promptly upon receiving notice thereof, in the manner provided in Section
10.06:

         (i) any amendment of this Agreement pursuant to Section 10.01;

         (ii) the appointment of a successor Trustee or successor Delaware
         Trustee pursuant to Section 8.08;

         (iii) the filing of any claim under or the cancellation or modification of any fidelity bond and errors and omissions coverage pursuant to
         Section 3.01 and Section 3.06 with respect to the Master Servicer or any Servicer;

         (iv) any change in the location of the Certificate Account, any
         Custodial Account for P&I or any Custodial Account for Reserves;

                                      116

         (v) the purchase of any Mortgage Loan pursuant to a Purchase Obligation or as permitted by this Agreement or the purchase of the outstanding
         Mortgage Loans pursuant to Section 9.01;

         (vi) the occurrence of the final Distribution Date or the termination of the trust pursuant to Section 9.01(a)(ii);

         (vii) the failure of the Master Servicer to make a Monthly P&I Advance following a determination on the Determination Date that the Master
         Servicer would make such advance pursuant to Section 4.02; and

         (viii) the failure of the Master Servicer to make a determination on the Determination Date regarding whether it would make a Monthly P&I
         Advance when a shortfall exists between (x) payments scheduled to be received in respect of the Mortgage Loans and (y) the amounts actually deposited in the Certificate Account on account of such payments, pursuant to Section 4.02.

The Master Servicer shall provide copies of the statements pursuant to Section
4.02, Section 4.05, Section 3.12, Section 3.13 or Section 3.15 or any other statements or reports to the Rating Agencies in such time and manner that such statements or determinations are required to be provided to Certificateholders.
With respect to the reports described in the second paragraph of Section 4.05, the Master Servicer shall provide such reports to the Rating Agencies in respect of each Distribution Date, without regard to whether any Certificateholder or the Trustee or the Delaware Trustee has requested such report for such
Distribution Date.

                                      117

IN WITNESS WHEREOF, the Company, the Trustee and the Delaware Trustee have caused their names to be signed hereto by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                              WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

                              By: /s/ Thomas G. Lehmann
                                   Name: Thomas G. Lehmann
                                   Title: First Vice President

                              DEUTSCHE BANK NATIONAL TRUST COMPANY,
                              as Trustee

                              By: /s/ Alan Sueda
                                   Name:  Alan Sueda
                                   Title: Associate

                              By: /s/ Ronaldo Reyes
                                   Name:  Ronaldo Reyes
                                   Title: Assistant Vice President

                              DEUTSCHE BANK TRUST COMPANY DELAWARE,
                              as Delaware Trustee

                              By: /s/ Elizabeth B. Ferry
                                   Name:  Elizabeth B. Ferry
                                   Title: Assistant Vice President

  [Signature page to Pooling and Servicing Agreement for WaMu Series 2004-AR7]

  Exhibit A
  CUSIP 92922F SW 9

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-1

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS A-1 CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN
  MARCH 2009 WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER'S
  CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(h) OF THE POOLING AGREEMENT
  AND (II) IF SO INDICATED IN SUCH OFFICER'S CERTIFICATE, AN OPINION OF COUNSEL
  ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE
  COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE
  PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A
  NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975
  OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR
  LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN
  ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF
  COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS A-1 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN MARCH
  2009 WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR
  HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH
  TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED
  TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON
  (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH
  PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS
  CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN INVESTOR") OR (B) THE
  ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE
  RELIEF AVAILABLE UNDER DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS
  EXEMPTION ("PTCE") 84-14, 90-1, 91-38, 95-60 OR 96-23; AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE (I) THAT IS NOT A PLAN INVESTOR OR (II) WHOSE ACQUISITION
  AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF
  AVAILABLE UNDER PTCE 84-14, 90-1, 91-38, 95-60 OR 96-23 SHALL BE RESTORED, TO
  THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL

  HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH
  PRECEDING TRANSFEREE. NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY
  LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO
  SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(h) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  Series 2004-AR7 Portion of the Class A-1 Principal Balance as of the Cut-Off
    Date Evidenced by this Certificate:
    $172,500,000.00

  Class A-1 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class A-1 Principal Balance
  as of the Cut-Off Date: $172,500,000.00

                                   Cede & Co.
                                Registered Owner

  Exhibit A
  CUSIP 92922F SX 7

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class A-2A

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS A-2A CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN
  MARCH 2009 WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER'S
  CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(h) OF THE POOLING AGREEMENT
  AND (II) IF SO INDICATED IN SUCH OFFICER'S CERTIFICATE, AN OPINION OF COUNSEL
  ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE
  COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE
  PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A
  NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975
  OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR
  LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN
  ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF
  COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS A-2A CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN MARCH
  2009 WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR
  HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH
  TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED
  TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON
  (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH
  PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS
  CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN INVESTOR") OR (B) THE
  ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE
  RELIEF AVAILABLE UNDER DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS
  EXEMPTION ("PTCE") 84-14, 90-1, 91-38, 95-60 OR 96-23; AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE (I) THAT IS NOT A PLAN INVESTOR OR (II) WHOSE ACQUISITION
  AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF
  AVAILABLE UNDER PTCE 84-14, 90-1, 91-38, 95-60 OR 96-23 SHALL BE RESTORED, TO

  THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL
  HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH
  PRECEDING TRANSFEREE. NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY
  LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO
  SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(h) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  Series 2004-AR7 Portion of the Class A-2A Principal Balance as of the Cut-Off
    Date Evidenced by this Certificate:
    $35,000,000.00

  Class A-2A Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class A-2A Principal Balance
  as of the Cut-Off Date: $35,000,000.00

                                   Cede & Co.
                                Registered Owner

  Exhibit A
  CUSIP 92922F TC 2

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class A-2B

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS A-2B CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN
  MARCH 2009 WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER'S
  CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(h) OF THE POOLING AGREEMENT
  AND (II) IF SO INDICATED IN SUCH OFFICER'S CERTIFICATE, AN OPINION OF COUNSEL
  ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE
  COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE
  PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A
  NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975
  OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR
  LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN
  ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF
  COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS A-2B CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN MARCH
  2009 WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR
  HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH
  TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED
  TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON
  (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH
  PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS
  CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN INVESTOR") OR (B) THE
  ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE
  RELIEF AVAILABLE UNDER DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS
  EXEMPTION ("PTCE") 84-14, 90-1, 91-38, 95-60 OR 96-23; AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE (I) THAT IS NOT A PLAN INVESTOR OR (II) WHOSE ACQUISITION
  AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF
  AVAILABLE UNDER PTCE 84-14, 90-1, 91-38, 95-60 OR 96-23 SHALL BE RESTORED, TO
  THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL
  HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH
  PRECEDING TRANSFEREE. NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY
  LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO
  SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(h) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  Series 2004-AR7 Portion of the Class A-2B Principal Balance as of the Cut-Off
    Date Evidenced by this Certificate:
    $46,000,000.00

  Class A-2B Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class A-2B Principal Balance
  as of the Cut-Off Date: $46,000,000.00

                                   Cede & Co.
                                Registered Owner

Exhibit A
CUSIP 92922F SY 5

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-3

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS A-3 CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN
  MARCH 2009 WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER'S
  CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(h) OF THE POOLING AGREEMENT
  AND (II) IF SO INDICATED IN SUCH OFFICER'S CERTIFICATE, AN OPINION OF COUNSEL
  ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE
  COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE
  PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A
  NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975
  OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR
  LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN
  ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF
  COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS A-3 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN MARCH
  2009 WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR
  HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH
  TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED
  TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON
  (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH
  PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS
  CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN INVESTOR") OR (B) THE
  ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE
  RELIEF AVAILABLE UNDER DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS
  EXEMPTION ("PTCE") 84-14, 90-1, 91-38, 95-60 OR 96-23; AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE (I) THAT IS NOT A PLAN INVESTOR OR (II) WHOSE ACQUISITION
  AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF
  AVAILABLE UNDER PTCE 84-14, 90-1, 91-38, 95-60 OR 96-23 SHALL BE RESTORED, TO

  THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL
  HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH
  PRECEDING TRANSFEREE. NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY
  LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO
  SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(h) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  Series 2004-AR7 Portion of the Class A-3 Principal Balance as of the Cut-Off
    Date Evidenced by this Certificate:
    $129,000,000.00

  Class A-3 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class A-3 Principal Balance
  as of the Cut-Off Date: $129,000,000.00

                                   Cede & Co.
                                Registered Owner

  Exhibit A
  CUSIP 92922F SZ 2

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-4

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS A-4 CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN
  MARCH 2009 WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER'S
  CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(h) OF THE POOLING AGREEMENT
  AND (II) IF SO INDICATED IN SUCH OFFICER'S CERTIFICATE, AN OPINION OF COUNSEL
  ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE
  COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE
  PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A
  NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975
  OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR
  LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN
  ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF
  COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS A-4 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN MARCH
  2009 WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR
  HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH
  TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED
  TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON
  (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH
  PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS
  CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN INVESTOR") OR (B) THE
  ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE
  RELIEF AVAILABLE UNDER DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS
  EXEMPTION ("PTCE") 84-14, 90-1, 91-38, 95-60 OR 96-23; AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE (I) THAT IS NOT A PLAN INVESTOR OR (II) WHOSE ACQUISITION
  AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF
  AVAILABLE UNDER PTCE 84-14, 90-1, 91-38, 95-60 OR 96-23 SHALL BE RESTORED, TO
  THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL
  HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH

  PRECEDING TRANSFEREE. NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY
  LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO
  SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(h) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  Series 2004-AR7 Portion of the Class A-4 Principal Balance as of the Cut-Off
    Date Evidenced by this Certificate:
    $103,500,000.00

  Class A-4 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class A-4 Principal Balance
  as of the Cut-Off Date: $103,500,000.00

                                   Cede & Co.
                                Registered Owner

  Exhibit A
  CUSIP 92922F TA 6

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-5

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS A-5 CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN
  MARCH 2009 WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER'S
  CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(h) OF THE POOLING AGREEMENT
  AND (II) IF SO INDICATED IN SUCH OFFICER'S CERTIFICATE, AN OPINION OF COUNSEL
  ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE
  COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE
  PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A
  NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975
  OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR
  LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN
  ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF
  COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS A-5 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN MARCH
  2009 WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR
  HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH
  TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED
  TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON
  (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH
  PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS
  CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN INVESTOR") OR (B) THE
  ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE
  RELIEF AVAILABLE UNDER DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS
  EXEMPTION ("PTCE") 84-14, 90-1, 91-38, 95-60 OR 96-23; AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE (I) THAT IS NOT A PLAN INVESTOR OR (II) WHOSE ACQUISITION
  AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF

  AVAILABLE UNDER PTCE 84-14, 90-1, 91-38, 95-60 OR 96-23 SHALL BE RESTORED, TO
  THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL
  HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH
  PRECEDING TRANSFEREE. NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY
  LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO
  SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(h) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  Series 2004-AR7 Portion of the Class A-5 Principal Balance as of the Cut-Off
    Date Evidenced by this Certificate:
    $88,451,000.00

  Class A-5 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class A-5 Principal Balance
  as of the Cut-Off Date: $88,451,000.00

                                   Cede & Co.
                                Registered Owner

  Exhibit A
  CUSIP 92922F TB 4

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-6

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS A-6 CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN
  MARCH 2009 WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER'S
  CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(h) OF THE POOLING AGREEMENT
  AND (II) IF SO INDICATED IN SUCH OFFICER'S CERTIFICATE, AN OPINION OF COUNSEL
  ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE
  COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE
  PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A
  NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975
  OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR
  LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN
  ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF
  COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE MASTER SERVICER
  OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS A-6 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN MARCH
  2009 WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR
  HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH
  TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED
  TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON
  (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH
  PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS
  CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN INVESTOR") OR (B) THE
  ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE
  RELIEF AVAILABLE UNDER DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS
  EXEMPTION ("PTCE") 84-14, 90-1, 91-38, 95-60 OR 96-23; AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE (I) THAT IS NOT A PLAN INVESTOR OR (II) WHOSE ACQUISITION
  AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF
  AVAILABLE UNDER PTCE 84-14, 90-1, 91-38, 95-60 OR 96-23 SHALL BE RESTORED, TO
  THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL
  HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH
  PRECEDING TRANSFEREE. NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY
  LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO
  SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(h) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  Series 2004-AR7 Portion of the Class A-6 Principal Balance as of the Cut-Off
    Date Evidenced by this Certificate:
    $294,600,000.00

  Class A-6 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class A-6 Principal Balance
  as of the Cut-Off Date: $294,600,000.00

                                   Cede & Co.
                                Registered Owner

  Exhibit A
  CUSIP 92922F TF 5

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-1

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS B-1 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS
  RECEIVED (I) AN OFFICER'S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g)
  OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER'S
  CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE
  SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE
  AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT
  CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406
  OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE
  TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY TO ANY
  OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION
  406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN
  THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
  TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS B-1 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY
  VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN),
  THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN
  SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF
  THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR
  A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR
  PURCHASING THIS CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN
  INVESTOR"), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS
  TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN "INSURANCE COMPANY
  GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED
  TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND THE CONDITIONS IN SECTIONS I
  AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS
  CLAUSE (B), A "COMPLYING INSURANCE COMPANY") OR (C) THIS CERTIFICATE WAS RATED
  "BBB-" OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT
  THE TIME OF SUCH TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE (OR INTEREST
  HEREIN); AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A
  COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN
  THIS CERTIFICATE WAS RATED "BBB-" OR BETTER (OR ITS EQUIVALENT) BY AT LEAST
  ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW,

  TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE
  DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE. NEITHER THE
  TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING
  ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  The Class B-1 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the
  Pooling Agreement.

  Series 2004-AR7 Portion of the Class B-1 Principal Balance as of the Cut-Off
  Date Evidenced by this Certificate: $11,689,000.00

  Class B-1 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class B-1 Principal Balance
  as of the Cut-Off Date: $11,689,000.00

                                   Cede & Co.
                                Registered Owner

  Exhibit A
  CUSIP 92922F TG 3

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-2

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS B-2 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS
  RECEIVED (I) AN OFFICER'S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g)
  OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER'S
  CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE
  SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE
  AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT
  CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406
  OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE
  TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY TO ANY
  OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION
  406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN
  THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
  TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS B-2 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY
  VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN),
  THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN
  SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF
  THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR
  A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR
  PURCHASING THIS CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN
  INVESTOR"), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS
  TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN "INSURANCE COMPANY
  GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED
  TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND THE CONDITIONS IN SECTIONS I
  AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS
  CLAUSE (B), A "COMPLYING INSURANCE COMPANY") OR (C) THIS CERTIFICATE WAS RATED
  "BBB-" OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT
  THE TIME OF SUCH TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE (OR INTEREST
  HEREIN); AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A
  COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN

  THIS CERTIFICATE WAS RATED "BBB-" OR BETTER (OR ITS EQUIVALENT) BY AT LEAST
  ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW,
  TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE
  DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE. NEITHER THE
  TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING
  ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  The Class B-2 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the
  Pooling Agreement.

  Series 2004-AR7 Portion of the Class B-2 Principal Balance as of the Cut-Off
  Date Evidenced by this Certificate: $8,092,000.00

  Class B-2 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class B-2 Principal Balance
  as of the Cut-Off Date: $8,092,000.00

                                   Cede & Co.
                                Registered Owner

  Exhibit A
  CUSIP 92922F TH 1

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-3

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date of this Certificate is June 24, 2004.

  Unless this Certificate is presented by an authorized representative of The
  Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any
  Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
  OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  NO TRANSFER OF THIS CLASS B-3 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS
  RECEIVED (I) AN OFFICER'S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g)
  OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER'S
  CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE
  SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE
  AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT
  CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406
  OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE
  TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY TO ANY
  OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION
  406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN
  THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
  TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY.

  NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS
  CLASS B-3 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT
  TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE
  IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER'S CERTIFICATE
  (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING
  PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
  APPLY:

  1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY
  VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN),
  THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN
  SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF
  THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR
  A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR
  PURCHASING THIS CERTIFICATE WITH "PLAN ASSETS" OF ANY SUCH PLAN (A "PLAN
  INVESTOR"), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS
  TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN "INSURANCE COMPANY
  GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED
  TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND THE CONDITIONS IN SECTIONS I
  AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS
  CLAUSE (B), A "COMPLYING INSURANCE COMPANY") OR (C) THIS CERTIFICATE WAS RATED
  "BBB-" OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT
  THE TIME OF SUCH TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE (OR INTEREST
  HEREIN); AND

  2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN
  VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST
  PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A
  COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN
  THIS CERTIFICATE WAS RATED "BBB-" OR BETTER (OR ITS EQUIVALENT) BY AT LEAST
  ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW,

  TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE
  DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE. NEITHER THE
  TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING
  ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

  ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS
  CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS
  IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS
  THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, THE TRUST AND THE UNDERWRITERS
  FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED
  BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

  The Class B-3 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the
  Pooling Agreement.

  Series 2004-AR7 Portion of the Class B-3 Principal Balance as of the Cut-Off
  Date Evidenced by this Certificate: $4,495,000.00

  Class B-3 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class B-3 Principal Balance
  as of the Cut-Off Date: $4,495,000.00

                                   Cede & Co.
                                Registered Owner

  Exhibit A
  CUSIP 92922F TT 5

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-4

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date of this Certificate is June 24, 2004.

  NO TRANSFER OF THIS CLASS B-4 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS
  RECEIVED (I) AN OFFICER'S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d)
  OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER'S
  CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE
  SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE
  AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT
  CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406
  OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE
  TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY TO ANY
  OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION
  406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN
  THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
  TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD,
  TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE
  AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF
  1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

  The Class B-4 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the
  Pooling Agreement.

  Series 2004-AR7 Portion of the Class B-4 Principal Balance as of the Cut-Off
  Date Evidenced by this Certificate: $1,798,000.00

  Class B-4 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class B-4 Principal Balance
  as of the Cut-Off Date: $1,798,000.00

                              ---------------------
                                Registered Owner

  Exhibit A
  CUSIP 92922F TU 2

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-5

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date of this Certificate is June 24, 2004.

  NO TRANSFER OF THIS CLASS B-5 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS
  RECEIVED (I) AN OFFICER'S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d)
  OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER'S
  CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE
  SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE
  AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT
  CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406
  OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE
  TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY TO ANY
  OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION
  406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN
  THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
  TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD,
  TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE
  AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF
  1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

  The Class B-5 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the
  Pooling Agreement.

  Series 2004-AR7 Portion of the Class B-5 Principal Balance as of the Cut-Off
  Date Evidenced by this Certificate: $1,348,000.00

  Class B-5 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class B-5 Principal Balance
  as of the Cut-Off Date: $1,348,000.00

                              ---------------------
                                Registered Owner

   Exhibit A
  CUSIP 92922F TV 0

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-6

  Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. This Certificate represents ownership of a "regular interest"
  in a "real estate mortgage investment conduit," as those terms are defined in
  Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date of this Certificate is June 24, 2004.

  NO TRANSFER OF THIS CLASS B-6 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS
  RECEIVED (I) AN OFFICER'S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d)
  OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER'S
  CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE
  SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE
  AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT
  CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406
  OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE
  TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY TO ANY
  OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION
  406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN
  THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
  TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR THE COMPANY.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD,
  TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE
  AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF
  1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

  The Class B-6 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the
  Pooling Agreement.

  Series 2004-AR7 Portion of the Class B-6 Principal Balance as of the Cut-Off
  Date Evidenced by this Certificate: $2,700,280.28

  Class B-6 Certificate Interest Rate: Variable

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class B-6 Principal Balance
  as of the Cut-Off Date: $2,700,280.28

                              ---------------------
                                Registered Owner

  Exhibit B
  CUSIP 92922F TD 0

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

                                     Class R

  Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY
  IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE COMPANY AND
  THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY
  STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY
  INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE
  FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION
  521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE
  UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE
  CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY
  SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING
  HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF
  A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE
  THE TRANSFER TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT
  SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE
  PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE
  REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R
  CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED
  ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
  EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
  CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO,
  THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R
  CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE
  CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

  IN THE CASE OF ANY CLASS R CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME
  OF ANY PERSON, THE TRUSTEE SHALL REQUIRE (I) AN OFFICER'S CERTIFICATE IN THE
  FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO
  INDICATED IN SUCH OFFICER'S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO
  AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE
  EFFECT THAT THE PURCHASE AND HOLDING OF A CLASS R CERTIFICATE ARE PERMISSIBLE
  UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED
  TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT
  OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT
  SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE MASTER SERVICER OR
  THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR
  LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN
  ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF
  COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE
  TRUSTEE, THE MASTER SERVICER OR THE COMPANY.

  This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series
  2004-AR7 Trust. Solely for U.S. federal income tax purposes, this Certificate represents "residual interests" in "real estate mortgage investment conduits,"
  as those terms are defined in Sections 860G and 860D, respectively, of the
  Internal Revenue Code of 1986, as amended.

  Series 2004-AR7 Percentage Interest evidenced by this Class R Certificate in the distributions to be made with respect to the Class R Certificates: %

  Class   R    Certificate    Interest    Rate:    3.963%.
  Additionally  the Class R  Certificates  are entitled to
  Excess    Liquidation    Proceeds   and   the   Residual
  Distribution   Amount   as   defined   in  the   Pooling
  Agreement.

  Cut-Off Date: June 1, 2004

  First Distribution Date: July 26, 2004

  Last Scheduled Distribution Date: July 25, 2034

  Class R Principal Balance as of the Cut-Off Date: $100.00

                               ------------------
                                Registered Owner

                               Certificate No. ___

  This Certificate does not represent an obligation of or interest in Washington
  Mutual Mortgage Securities Corp. or any of its affiliates. Neither this
  Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

  This certifies that the above-named Registered Owner is the registered owner of certain interests in (i) a pool of assets ("REMIC I") consisting of, among other things, conventional one- to four-family mortgage loans (the "Mortgage
  Loans"), formed and administered by Washington Mutual Mortgage Securities
  Corp. (the "Company"), which term includes any successor entity under the
  Pooling Agreement referred to below, and (ii) a pool of assets ("REMIC II")
  consisting of interests in REMIC I. REMIC I and REMIC II were created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-Off Date stated
  above (the "Pooling Agreement"), among the Company, Deutsche Bank National
  Trust Company, as Trustee (the "Trustee"), and Deutsche Bank Trust Company
  Delaware, as Delaware Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling
  Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the
  Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

  Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first
  Distribution Date specified above, to the Person in whose name this
  Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution
  (the "Record Date"), to the extent of such Certificateholder's Percentage
  Interest represented by this Certificate in the portions (if any) then distributable on the Certificates of this Class of (i) the REMIC I Available
  Distribution Amount for such Distribution Date, as specified in Section 4.01 of the Pooling Agreement and (ii) the REMIC II Available Distribution Amount
  for such Distribution Date, as specified in Section 4.04 of the Pooling
  Agreement.

  Distributions on this Certificate will be made by the Trustee by wire transfer or check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

  Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

  IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

  WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-AR7 TRUST

  By:    DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

  By:
      --------------------------------------------------------

                    (TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

  This is one of the Certificates referred to in the within-mentioned Pooling
Agreement.

  DEUTSCHE BANK NATIONAL TRUST COMPANY,
  as Trustee

  By:
      --------------------------------------

  Dated:
         -----------------------------------

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

  This Certificate is one of a duly authorized issue of Certificates designated as WaMu Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the "Certificates") and representing certain interests in REMIC I and REMIC II.

  The Certificates do not represent an obligation of, or an interest in, the
  Company or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement. In the event funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer from the related recoveries on such Mortgage Loan or from other cash deposited in the Certificate Account to the extent that such advance is not otherwise recoverable.

  As provided in the Pooling Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to
  Certificateholders, such purposes including reimbursement to the Master
  Servicer of advances made, or certain expenses incurred, by it.

  The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
  Company and the rights of the Certificateholders under the Pooling Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

  As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
  Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar or the office maintained by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized
  Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

  The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth,
  Certificates are exchangeable for new Certificates of Authorized Denominations
  of like Certificate Principal Balance or Percentage Interest, as applicable, as requested by the Holder surrendering the same.

  A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The Company, the Trustee and the Certificate Registrar and any agent of the
  Company, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee, the Certificate Registrar nor
  any such agent shall be affected by notice to the contrary.

  The obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon (i) the later of the maturity or other liquidation
  (including purchase by the Master Servicer) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the payment to Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Pooling Agreement. In the event that the
  Company or the Master Servicer purchases any Mortgage Loan pursuant to the
  Pooling Agreement, the Pooling Agreement generally requires that the Trustee distribute to the Certificateholders in the aggregate an amount equal to 100%
  of the unpaid Principal Balance of such Mortgage Loan, plus unpaid accrued interest thereon at the applicable Pass-Through Rate to the last day of the month in which such purchase occurs. The Pooling Agreement permits, but does not require, the Master Servicer to purchase from the Trust all Mortgage Loans at the time subject thereto and all property acquired in respect of any
  Mortgage Loan upon payment to the Certificateholders of the amounts specified in the Pooling Agreement. The exercise of such right will effect early retirement of the Certificates, the Master Servicer's right to purchase being subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being less than the Clean-Up Call Percentage of the aggregate
  Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                   ASSIGNMENT

     FOR VALUE  RECEIVED  the  undersigned  hereby  sell(s)  and  assign(s)  and transfer(s)  unto ____________________________________________________________
(Please print or typewrite name and address,  including postal zip code of assignee.  Please insert social security or other identifying number of assignee.)

the within WaMu Mortgage  Pass-Through  Certificate and hereby irrevocably constitutes and appoints _____________________________________________________
Attorney to transfer said  Certificate on the  Certificate  Register,  with full power of substitution in the premises.

Dated: ______________________ ________________________________________________
                              Signature Guaranteed

    __________________________________________________________________________
    NOTICE: The signature to this  assignment  must  correspond  with the name as  written  upon  the  face of the  within  instrument  in  every particular,  without  alteration  or  enlargement  or  any  change whatever.  This  Certificate  does not  represent an obligation of or an interest in Washington  Mutual Mortgage  Securities Corp. or
            any  of  its   affiliates.   Neither  this   Certificate  nor  the
            underlying   Mortgage  Loans  are  guaranteed  by  any  agency  or
            instrumentality of the United States.

                                    Exhibit C

                      ANTI-PREDATORY LENDING CATEGORIZATION

  I.     High-Cost Loan Categorization

                                                    Category under Applicable Anti-
             State/Jurisdiction                          Predatory Lending Law
       -----------------------------------------    ----------------------------------
       Arkansas                                      High Cost Home Loan
       Cleveland Heights, OH                         Covered Loan
       Colorado                                      Covered Loan
       Connecticut                                   High Cost Home Loan
       District of Columbia                          Covered Loan
       Florida                                       High Cost Home Loan
       Georgia (Oct 1, 2002 - Mar 6, 2003)           High Cost Home Loan
       Georgia as amended (Mar 7, 2003 - current)    High Cost Home Loan
       HOEPA Section 32                              High Cost Loan
       Illinois                                      High Risk Home Loan
       Kansas                                        High Loan to Value Consumer Loan and;
                                                     High APR Consumer Loan
       Kentucky                                      High Cost Home Loan
       Los Angeles, CA                               High Cost Refinance Home Loan
       Maine                                         High Rate High Fee Mortgage
       Massachusetts                                 High Cost Home Loan
       Nevada                                        Home Loan
       New Jersey                                    High Cost Home Loan
       New York                                      High Cost Home Loan
       New Mexico                                    High Cost Home Loan
       North Carolina                                High Cost Home Loan
       Oakland, CA                                   High Cost Home Loan
       Ohio                                          Covered Loan
       Oklahoma                                      Subsection 10 Mortgage
       South Carolina                                High Cost Home Loan
       West Virginia                                 West Virginia Mortgage Loan Act Loan

  II.    Covered Loan Categorization              Category under Applicable Anti-
              State/Jurisdiction                   Predatory Lending Law
       -----------------------------------        --------------------------------
       Georgia (Oct 1, 2002 - Mar 6, 2003)           Covered Loan
       New Jersey                                    Covered Home Loan

                                    Exhibit D

                             Mortgage Loan Schedule

Copies of the Mortgage Loan Schedule (which has been intentionally omitted from this filing) may be obtained from Washington Mutual Mortgage Securities Corp. or
Deutsche Bank National Trust Company by contacting:

in the case of Washington Mutual Mortgage Securities Corp.,

Laura Kelsey
Master Servicing Department
Washington Mutual Mortgage Securities Corp.
75 N. Fairway Drive, VHF2A01
Vernon Hills, IL 60061
Telephone:        (847) 393-5198
Facsimile:        (847) 549-2997

in the case of Deutsche Bank National Trust Company,

Alan Sueda
Trust Administrator
Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, CA   15197: 92705
Telephone:        (714) 247-6315
Facsimile:        (714) 247-6329

                                    Exhibit E

                              SELLING AND SERVICING

                                    CONTRACT

  This Selling and Servicing Contract (this "Agreement") is made and entered into by Washington Mutual Mortgage Securities Corp. and its successors and assigns ("Washington Mutual Mortgage") and the entity identified below and its successors and assigns (the "Company").

                                   WITNESSETH:

         WHEREAS, this Company wishes to sell first lien residential mortgage loans to, and service first lien residential mortgage loans on behalf of,
  Washington Mutual Mortgage; and

         WHEREAS, the Company has submitted a Seller Application to Washington
  Mutual Mortgage and has been approved by Washington Mutual Mortgage for participation in the Washington Mutual Mortgage Purchase Programs; and

         WHEREAS, the Company has received and reviewed the Washington Mutual
  Mortgage Purchase Programs Seller Guide (the "Seller Guide"), as well as the
  Washington Mutual Mortgage Servicing Guide (the "Servicing Guide" and,
  together with the Seller Guide, the "Guides"), and understands each and every provision thereof;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, Washington Mutual Mortgage and the Company hereby agree as follows:

         1. Guides. The Guides, which set forth the terms and conditions under which Washington Mutual Mortgage may elect to purchase mortgage loans from the
  Company, and the Company shall service mortgage loans on behalf of Washington
  Mutual Mortgage, are a supplement to this Agreement and such Guides, as may be amended or supplemented from time to time by Washington Mutual Mortgage, are incorporated into this Agreement in full by reference and made a part hereof as fully as if set forth at length herein. All capitalized terms used and not defined herein have the meanings ascribed to them in the Guides.

         2. Company's Duties. The Company shall diligently perform all duties incident to the origination, sale and servicing of the mortgage loans subject to this Agreement. In the performance of its servicing duties, the Company shall exercise the same degree of care it exercises when servicing mortgage loans for its own account, but in no event shall the Company exercise less care than a reasonable prudent servicer would exercise under similar circumstances. In addition, the Company shall comply with all of the provisions of the Guides and with all other requirements and instructions of
  Washington Mutual Mortgage. The Company shall perform such duties at its sole expense, except as otherwise expressly provided in the Guides.

         3. Representations, Warranties and Covenants of the Company; Remedies
  of Washington Mutual Mortgage. With respect to each mortgage loan sold by the
  Company to Washington Mutual Mortgage pursuant to the terms of this Agreement, the Company shall make all of the representations, warranties and covenants set forth in the Guide and, in the event of the breach of any of such representations, warranties and covenants, Washington Mutual Mortgage shall have all of the remedies available at law or in equity, as well as all of the remedies set forth in the Guide, including, but not limited to, repurchase and indemnification. The representations and warranties made by the Company with respect to any mortgage loan subject to this Agreement, as well as the remedies available to Washington Mutual Mortgage upon the breach thereof, shall survive: (a) any investigation regarding the mortgage loan conducted by
  Washington Mutual Mortgage, its assignees or designees, (b) the liquidation of the mortgage loan, (c) the purchase of the mortgage loan by Washington Mutual
  Mortgage, its assignee or designee, (d) the repurchase of the mortgage loan by the Company and (e) the termination of this Agreement.

         4. Compensation. The Company shall be compensated for its services hereunder as specified in the Guides.

         5. No Assignment. This Agreement may not be assigned by the Company without the prior written consent of Washington Mutual Mortgage. The Company hereby consents to the assignment by Washington Mutual Mortgage of all or any part of its rights and obligations under this Agreement to any affiliate designated by Washington Mutual Mortgage. Any other transfer by Washington
  Mutual Mortgage will be allowed and be effective upon written notice by
  Washington Mutual Mortgage to the Company.

         6. Prior Agreements. This Agreement supersedes any prior agreements and understandings between Washington Mutual Mortgage and the Company governing the subject matter hereof; provided, however, the Company shall not be released from any responsibility or liability that may have arisen under such agreements and understanding.

         7. Effective Date of Agreement. This Agreement is not effective until it is executed and accepted by Washington Mutual Mortgage at its home office in Illinois.

         8. Notices. All notices, requests, demands or other communications that are to be given under this Agreement shall be in writing, addressed to the appropriate parties, and shall be sent by certified mail, return receipt requested, postage prepaid, if to the Company, at the address below and, if to
  Washington Mutual Mortgage, to the appropriate address or facsimile number specified in the Guides. Any such notice, request, demand or other communication shall be deemed effective upon receipt.

         9. Independent Contractor. At no time shall the Company represent that it is acting as an agent, partner or joint venturer of Washington Mutual
  Mortgage. The Company shall at all times act as an independent contracting party.

         10. Amendment. This Agreement may not be amended or modified orally, and no provision of this Agreement may be waived or amended, except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Agreement. However, by their terms the Guides may be amended or supplemented by Washington Mutual Mortgage from time to time. Any such amendment(s) to the Guides shall be in writing and be binding upon the parties hereto on and after the effective date specified therein.

         11. Miscellaneous. This Agreement, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this
  Agreement. All section headings contained herein are for convenience only and shall not be construed as part of this Agreement. Any provision of this
  Agreement that is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end, the provisions hereof are severable. This
  Agreement shall be governed by, and construed and enforced in accordance with, applicable federal laws and laws of the State of Illinois, without reference to conflict of laws principles. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement by proper officials duly authorized on the dates hereinafter set forth. This Agreement shall take effect as of the date of its execution in original or facsimile signature by a duly authorized officer of Washington Mutual Mortgage.

_______________________                 _______________________________
Name of the  Company                    Company  I.D.  Number
_______________________                 _______________________________
Type of organization                    Organized under laws of
____________________________            _____________________________________
Principal place of business:            street address, city, state, zip code
________________________________________________________
Typed name and title of the Company's authorized officer
_______________________________________________________  _______________________
Signature of the Company's authorized officer            Date

Agreed to and accepted by Washington Mutual Mortgage Securities Corp.
________________________________________________________________________________
Typed name and title of authorized representative
_______________________________________________________   ______________________
Signature of authorized representative                    Date

                                    Exhibit F

                       FORM OF TRANSFEROR CERTIFICATE FOR
                         JUNIOR SUBORDINATE CERTIFICATES

                                     [Date]

  Deutsche Bank National Trust Company, as Trustee
  1761 East St. Andrew Place
  Santa Ana, CA 92705
  Attn: Trust Administration WA04A7

Re:  Purchase of  Washington  Mutual  Mortgage  Securities  Corp.  WaMu Mortgage
Pass-Through Certificates Series 2004-AR7, Class [ ] (the "Certificates")

  Ladies and Gentlemen:

  In connection with our disposition of the above Certificates we certify that
  (a) we understand the Certificates have not been registered under the
  Securities Act of 1933, as amended (the "Act") and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, and (b) we have not offered or sold any certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act.

  Very truly yours,

  [Name of Transferor]

  By:
     ---------------------------------------
          Authorized Officer

                                    Exhibit G

                       FORM OF TRANSFEREE'S AGREEMENT FOR
                         JUNIOR SUBORDINATE CERTIFICATES

                                     [Date]

  Deutsche Bank National Trust Company, as Trustee
  1761 East St. Andrew Place
  Santa Ana, CA 92705
  Attn: Trust Administration WA04A7

  Washington Mutual Mortgage Securities Corp.
  75 N. Fairway Drive
  Vernon Hills, Illinois  60061

The  undersigned  (the  "Purchaser")  proposes  to  purchase  Washington  Mutual
Mortgage  Securities  Corp.  WaMu  Mortgage  Pass-Through  Certificates,  Series
2004-AR7,  Class [ ] (the "Purchased  Certificates")  in the principal amount of
$______________.  In doing so, the Purchaser  hereby  acknowledges and agrees as follows:

  Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and
  Servicing Agreement, dated as of June 1, 2004 (the "Pooling Agreement"), by and among Washington Mutual Mortgage Securities Corp. ("Washington Mutual"),
  Deutsche Bank National Trust Company, as trustee (the "Trustee"), and Deutsche
  Bank Trust Company Delaware, as Delaware trustee, of the Washington Mutual
  Mortgage Securities Corp. WaMu Mortgage Pass-Through Certificates, Series
  2004-AR7.

  Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to Washington
  Mutual, the Trustee and the Trust that:

  (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Purchased Certificates, and to enter into this
  Agreement, and duly executed and delivered this Agreement;

  (b) The Purchaser is acquiring the Purchased Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part;

  (c) The Purchaser is an "accredited investor" as such term is defined in paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Section 501 of
  Regulation D under the Securities Act of 1933, as amended (the "Act"), has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment;

  (d) The Purchaser is not affiliated with the Trustee;

  (e) The Purchaser confirms that Washington Mutual has made available to the
  Purchaser the opportunity to ask questions of, and receive answers from
  Washington Mutual concerning the trust created pursuant to the Pooling
  Agreement (the "Trust"), the purchase by the Purchaser of the Purchased
  Certificates and all matters relating thereto that Washington Mutual possesses or can acquire without unreasonable effort or expense; and

  (f) If applicable, the Purchaser has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 13a issued April 23, 1998, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

  Section 3.Transfer of Purchased Certificates.

  (a) The Purchaser understands that the Purchased Certificates have not been registered under the Act, or any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither Washington Mutual nor the Trust is under any obligation to register the Purchased Certificates or make an exemption available. In the event that such a transfer is to be made within two years from the Closing Date without registration under the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee each certify to Washington Mutual, the Trustee and the Trust as to
  the factual basis for the registration or qualification exemption relied upon, and (ii) the Trustee or Washington Mutual may require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the
  Trust, the Trustee or Washington Mutual. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Trustee and Washington Mutual against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

  (b) No transfer of a Purchased Certificate shall be made unless the transferee provides Washington Mutual and the Trustee with (i) a Transferee's Agreement, substantially in the form of this Agreement, (ii) an affidavit substantially in the form of Exhibit N to the Pooling Agreement and (iii) if so indicated in such affidavit, a Benefit Plan Opinion (as defined in Section 1.01 of the
  Pooling Agreement).

  (c) The Purchaser acknowledges that its Purchased Certificates bear a legend setting forth the applicable restrictions on transfer.

  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                          [Purchaser]

                          By:
                              -----------------------------------------------
                              Its:

                                    Exhibit H

                   FORM OF ADDITIONAL MATTER INCORPORATED INTO
       THE FORM OF THE CERTIFICATES (OTHER THAN THE CLASS R CERTIFICATES)

  This Certificate does not represent an obligation of or interest in Washington
  Mutual Mortgage Securities Corp. or any of its affiliates. Neither this
  Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

  This certifies that the above-named Registered Owner is the registered owner of certain interests in a pool of assets ("REMIC II") consisting of interests in another pool of assets ("REMIC I") consisting of, among other things, conventional one- to four-family mortgage loans (the "Mortgage Loans"), formed and administered by Washington Mutual Mortgage Securities Corp. (the
  "Company"), which term includes any successor entity under the Pooling
  Agreement referred to below. REMIC I and REMIC II were created pursuant to a
  Pooling and Servicing Agreement, dated as of the Cut-Off Date stated above
  (the "Pooling Agreement"), among the Company, Deutsche Bank National Trust
  Company, as Trustee (the "Trustee"), and Deutsche Bank Trust Company Delaware,
  as Delaware Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

  Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first
  Distribution Date specified above, to the Person in whose name this
  Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution
  (the "Record Date"), to the extent of such Certificateholder's Percentage
  Interest represented by this Certificate in the portion of the REMIC II
  Available Distribution Amount for such Distribution Date then distributable on the Certificates of this Class, as specified in Section 4.04 of the Pooling
  Agreement.

  Distributions on this Certificate will be made by the Trustee by wire transfer or check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

  Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

  IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

  WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-AR7 TRUST

                          By:    DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

                          By:
                              --------------------------------------------------------

                    (TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

  This is one of the Certificates referred to in the within-mentioned Pooling
Agreement.

  DEUTSCHE BANK NATIONAL TRUST COMPANY,
  as Trustee

  By:
      --------------------------------------

  Dated:
         -----------------------------------

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                     WaMu MORTGAGE PASS-THROUGH CERTIFICATE

  This Certificate is one of a duly authorized issue of Certificates designated as WaMu Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the "Certificates") and representing certain interests in REMIC II.

  The Certificates do not represent an obligation of, or an interest in, the
  Company or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement. In the event funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer from the related recoveries on such Mortgage Loan or from other cash deposited in the Certificate Account to the extent that such advance is not otherwise recoverable.

  As provided in the Pooling Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to
  Certificateholders, such purposes including reimbursement to the Master
  Servicer of advances made, or certain expenses incurred, by it.

  The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
  Company and the rights of the Certificateholders under the Pooling Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

  As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
  Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar or the office maintained by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized
  Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

  [to be used only in the case of the Junior Subordinate Certificates:] [No transfer of a Certificate will be made unless such transfer is exempt from or is made in accordance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws. In the event that a transfer is to be made without registration or qualification under applicable laws, (i) in the event such transfer is made pursuant to Rule 144A under the Securities Act, the Company and the Trustee shall require the transferee to execute an investment letter in substantially the form attached as Exhibit L to the Pooling Agreement, which investment letter shall not be an expense of the Company, the Master Servicer, the Trust or the Trustee and (ii) in the event that such a transfer is not made pursuant to Rule 144A under the Securities Act, the Trustee may require an Opinion of
  Counsel satisfactory to the Trustee that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Company, the Master Servicer, the Trust or the Trustee. Neither
  the Company nor the Trust will register the Certificate under the Securities
  Act, qualify the Certificate under any state securities law or provide registration rights to any purchaser. Any Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Trustee, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

  [to be used only in the case of the Auction Certificates:] [Pursuant to the
  Auction Administration Agreement and the Swap Agreement (each as defined in the Pooling Agreement), this Certificate will be transferred to a third-party investor on the Auction Distribution Date (as defined in the Auction
  Administration Agreement), and in exchange therefor the Holder of this
  Certificate will receive, to the extent received pursuant to the Auction
  Administration Agreement and the Swap Agreement, the Par Price (as defined in the Auction Administration Agreement) for this Certificate.]

  The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth,
  Certificates are exchangeable for new Certificates of Authorized Denominations
  of like Certificate Principal Balance or Percentage Interest, as applicable, as requested by the Holder surrendering the same.

  A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The Company, the Trustee and the Certificate Registrar and any agent of the
  Company, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee, the Certificate Registrar nor
  any such agent shall be affected by notice to the contrary.

  The obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon (i) the later of the maturity or other liquidation
  (including purchase by the Master Servicer) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the payment to Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Pooling Agreement. In the event that the
  Company or the Master Servicer purchases any Mortgage Loan pursuant to the
  Pooling Agreement, the Pooling Agreement generally requires that the Trustee distribute to the Certificateholders in the aggregate an amount equal to 100%
  of the unpaid Principal Balance of such Mortgage Loan, plus unpaid accrued interest thereon at the applicable Pass-Through Rate to the last day of the month in which such purchase occurs. The Pooling Agreement permits, but does not require, the Master Servicer to purchase from the Trust all Mortgage Loans at the time subject thereto and all property acquired in respect of any
  Mortgage Loan upon payment to the Certificateholders of the amounts specified in the Pooling Agreement. The exercise of such right will effect early retirement of the Certificates, the Master Servicer's right to purchase being subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being less than the Clean-Up Call Percentage of the aggregate
  Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                   ASSIGNMENT

     FOR VALUE  RECEIVED  the  undersigned  hereby  sell(s)  and  assign(s)  and transfer(s)  unto ____________________________________________________________
(Please print or typewrite name and address,  including postal zip code of assignee.  Please insert social security or other identifying number of assignee.)

the within WaMu Mortgage  Pass-Through  Certificate and hereby irrevocably constitutes and appoints _____________________________________________________
Attorney to transfer said  Certificate on the  Certificate  Register,  with full power of substitution in the premises.

Dated: ______________________ ________________________________________________
                              Signature Guaranteed

    __________________________________________________________________________
    NOTICE: The signature to this  assignment  must  correspond  with the name as  written  upon  the  face of the  within  instrument  in  every particular,  without  alteration  or  enlargement  or  any  change whatever.  This  Certificate  does not  represent an obligation of or an interest in Washington  Mutual Mortgage  Securities Corp. or
            any  of  its   affiliates.   Neither  this   Certificate  nor  the
            underlying   Mortgage  Loans  are  guaranteed  by  any  agency  or
            instrumentality of the United States.

                                    Exhibit I

                             TRANSFEROR CERTIFICATE

                                     [Date]

  Deutsche Bank National Trust Company, as Trustee
  1761 East St. Andrew Place
  Santa Ana, CA 92705
  Attn: Trust Administration WA04A7

  Re:    Washington Mutual Mortgage Securities Corp. WaMu Mortgage Pass-Through
  Certificates, Series 2004-AR7, Class R

  Ladies and Gentlemen:

  This letter is delivered to you in connection with the sale from (the
  "Seller") to (the "Purchaser") of $____________________ initial Certificate
  Principal Balance of WaMu Mortgage Pass-Through Certificates, Series 2004-AR7,
  Class R (the "Certificate"), pursuant to Section 5.01 of the Pooling and
  Servicing Agreement (the "Pooling Agreement"), dated as of June 1, 2004 among
  Washington Mutual Mortgage Securities Corp., as depositor and master servicer
  (the "Company"), Deutsche Bank National Trust Company, as trustee (the
  "Trustee"), and Deutsche Bank Trust Company Delaware, as Delaware trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Trust that:

  1. No purpose of the Seller relating to the sale of the Certificate by the
  Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of tax.

  2. The Seller understands that the Purchaser has delivered to the Trustee and the Company a transferee affidavit and agreement in the form attached to the
  Pooling Agreement as Exhibit J. The Seller does not know or believe that any representation contained therein is false.

  3. The Seller has no actual knowledge that the proposed Transferee is not a
  Permitted Transferee.

  4. The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the
  Certificates.

  5. The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

  6. The Purchaser has represented to the Seller that, if the Certificates constitute a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

                                        Very truly yours,

                                        [Seller]

                                        By:
                                               --------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
                                               --------------------------------

                                    Exhibit J

                       TRANSFEREE AFFIDAVIT AND AGREEMENT

  STATE OF                 )
                           )   ss:
  COUNTY OF                )

  [NAME OF OFFICER], being first duly sworn, deposes and says:

  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Class R Certificate (the "Owner")), a [savings institution]
  [corporation] duly organized and existing under the laws of [the State of ]
  [the United States], on behalf of which he makes this affidavit and agreement.

  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal
  Revenue Code of 1986, as amended (the "Code") and will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (ii) is acquiring the Class R
  Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a disqualified organization" means the United States, any state or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity), or any foreign government or international organization, or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers'
  cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

  3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middle-man) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be a
  "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

  4. That the Owner is aware of the tax imposed on a "pass-through entity"
  holding the Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

  5. That the Owner is aware that the Trustee will not register the Transfer of the Class R Certificates unless the transferee, or the transferees' agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

  6. That the Owner has reviewed the restrictions set forth on the face of the
  Class R Certificates and the provisions of Section 5.01 of the Pooling
  Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.01(c) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.01). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

  8. The Owner's Taxpayer Identification Number is .

  9. That no purpose of the Owner relating to the purchase of the Class R
  Certificates by the Owner is or will be to enable the transferor to impede the assessment or collection of tax, and that in making this representation, the
  Owner warrants that the Owner is familiar with Treasury Regulation 1.860E-1(c)
  and with the preamble to the adoption of amendments to that regulation as of
  July 19, 2002, attached hereto as Exhibit 1.

  10. That the Owner anticipates that it will, so long as it holds the Class R
  Certificates, have sufficient assets to pay any taxes owed by the holder of such Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates. That the Owner has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Class R Certificates to permit the transferor to assess the financial capability of the Owner to pay such taxes.

  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Class R
  Certificates remain outstanding.

  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the
  Class R Certificates remain outstanding.

  13. That the Owner is familiar with Treasury Regulation 1.860E-1(c) and with the preamble to the adoption of amendments to that regulation as of July 19,
  2002, attached hereto as Exhibit 1, and that no purpose of the Owner relating to any sale of the Class R Certificates by the Owner will be to impede the assessment or collection of tax.

  14. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity treated as a partnership or corporation for U.S.
  federal income tax purposes created or organized in, or under the laws of, the
  United States or any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

  15. The Owner hereby agrees that it will not cause income from the Class R
  Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

  16. The Owner hereby agrees to cooperate with the Company and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of REMIC I and REMIC II (the "REMICs").

  17. The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the REMICs or result in the imposition of tax on the REMICs unless counsel for, or acceptable to, the Company has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

  18. The Owner as transferee of the Class R Certificates has represented to the transferor that, if the Class R Certificates constitute a noneconomic residual interest, the Owner (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the
  Class R Certificates as they become due.

         19. That the Owner satisfies the condition in the paragraph marked below [mark one paragraph only]:

  ___ The Owner is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security
  Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986,
  as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of, or purchasing the Class R Certificates with "plan assets" of, any
  Plan within the meaning of the Department of Labor ("DOL") regulation at 29
  C.F.R. Section 2510.3-101.

  ___ The Owner has delivered a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling Agreement under which the Class R Certificates were issued).

  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of
  Officer] and its corporate seal to be hereunto attached, attested by its
  [Assistant] Secretary, this day of , 20 __ .

                                        [Name of Owner]

                                        By:
                                          [Name of Officer]
                                          [Title of Officer]

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the
[Title of Officer] of the Owner, and Acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ___ day of __________________, 20__.

                                        NOTARY PUBLIC

                                        COUNTY OF
                                        STATE OF
                                        My Commission expires the _____day
                                        of _________, 20__

                        Exhibit 1 to Transferee Affidavit

  DEPARTMENT OF THE TREASURY
  Internal Revenue Service
  26 CFR Parts 1 and 602
  [TD 9004]
  RIN 1545-AW98

  Real Estate Mortgage Investment Conduits

  AGENCY: Internal Revenue Service (IRS), Treasury.

  ACTION: Final regulations.

  -----------------------------------------------------------------------

  SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

  DATES: Effective Date: These regulations are effective July 19, 2002.
  Applicability Date: For dates of applicability, see Sec. 1.860E-
  (1)(c)(10).

  FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940
  (not a toll-free number).

  SUPPLEMENTARY INFORMATION:

  Paperwork Reduction Act

  The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of
  Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number
  1545-1675. The collection of information in this regulation is in Sec.
  1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

  Comments on the collection of information should be sent to the Office of
  Management and Budget, Attn: Desk Officer for the Department of the Treasury,
  Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer,
  W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:

  Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

  The accuracy of the estimated burden associated with the collection of information (see below);

  How the quality, utility, and clarity of the information to be collected may be enhanced;

  How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and

  Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

  An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

  The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

  Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

  Background

  This document contains final regulations regarding the proposed amendments to
  26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

  Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income.

  Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied:
  (1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

  The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

  The notice of proposed rulemaking also contained rules for FASITs. Section
  1.860H-6(g) of the proposed regulations provides requirements for transfers of
  FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.

  In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two-prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

  Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of
  U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections
  860E(a)(1), (b), (e) and 860G(b) of the Code.

  The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S.
  taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

  Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section
  1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

  Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable
  Federal short-term rate prescribed by section 1274(d). This is a change from the proposed regulation and Rev. Proc. 2001-12. In those publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party."
  The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.

  It is anticipated that when final regulations are adopted with respect to
  FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

  Effect on Other Documents

  Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19,
  2002.

  Special Analyses

  It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory
  Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6)
  is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C.
  chapter 5) do not apply to these regulations.

  Drafting Information

  The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

  List of Subjects

  26 CFR Part 1

  Income taxes, Reporting and record keeping requirements.

  26 CFR Part 602

  Reporting and record keeping requirements.

  Adoption of Amendments to the Regulations

  Accordingly, 26 CFR parts 1 and 602 are amended as follows:

  PART 1--INCOME TAXES

  Paragraph 1. The authority citation for part 1 continues to read in part as follows:

      Authority: 26 U.S.C. 7805 * * *

                                    Exhibit K

                                   [Reserved]

                                    Exhibit L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

             Description of Rule 144A Securities, including numbers:

                          ____________________________
                          ____________________________
                          ____________________________
                          ____________________________

  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer
  (the "Buyer").

  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the
  Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the
  Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule
  144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

  2. The Buyer warrants and represents to, and covenants with, the Seller, the
  Trustee, the Trust and the Master Servicer (as defined in Section 1.01 of the
  Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 2004 among Washington Mutual Mortgage Securities Corp., as Depositor and Master
  Servicer, Deutsche Bank National Trust Company, as Trustee, and Deutsche Bank
  Trust Company Delaware, as Delaware Trustee) pursuant to Section 5.01(f) of the Agreement, as follows:

  a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

  b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

  c. The Buyer has received and reviewed the Private Placement Memorandum dated as of June 24, 2004 relating to the Rule 144A Securities and has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee, the Company or the Master Servicer.

  d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule
  144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule
  144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

  e. The Buyer is a "qualified institutional buyer" as that term is defined in
  Rule 144A under the 1933 Act and has (1) completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, or (2)
  obtained the waiver of the Company with respect to Annex 1 and Annex 2 pursuant to Section 5.01(f) of the Agreement. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule
  144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii)
  pursuant to another exemption from registration under the 1933 Act.

  f. The Buyer is not affiliated with (i) the Trustee or (ii) any Rating Agency that rated the Rule 144A Securities.

  g. If applicable, the Buyer has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 13a issued April 23, 1998, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

  3. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

______________________                        ____________________________
 Print Name of Seller                           Print Name of Buyer

By: ___________________                      By: ______________________
    Name:                                        Name:
    Title:                                       Title:

Taxpayer Identification:________            Taxpayer Identification: __________
No._____________________________            No.________________________________
Date:___________________________            Date:______________________________

                              Annex 1 to Exhibit L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

  The undersigned hereby certifies as follows in connection with the Rule 144A
  Investment Representation to which this Certification is attached:

  1. As indicated below, the undersigned is the President, Chief Financial
  Officer, Senior Vice President or other executive officer of the Buyer.

  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
  Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ (the Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless the Buyer is a dealer, and, in that case, the Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
  144A) and (ii) the Buyer satisfies the criteria in the category marked below.

  ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section
  501(c)(3) of the Internal Revenue Code.

  ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

  ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

  ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

  ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

  ___ State or Local Plan. The Buyer is a plan established and maintained by a
  State, its political subdivisions, or any agency or instrumentality of the
  State or its political subdivisions, for the benefit of its employees.

  ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of
  Section 3(3) of the Employee Retirement Income Security Act of 1974, as
  amended ("ERISA") and is subject to the fiduciary responsibility provisions of
  ERISA.

  ___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

  ___ SBIC. The Buyer is a Small Business Investment Company licensed by the
  U.S. Small Business Administration under Section 301(c) or (d) of the Small
  Business Investment Act of 1958.

  ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

  ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
  (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the
  Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the
  Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                                  Will the Buyer be purchasing the Rule 144A
    ---------         ---------
     Yes                  No      Securities only for the Buyer's own account?

  6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of
  "qualified institutional buyer" set forth in Rule 144A.

  7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                           _________________________
                               Print Name of Buyer

                          By:
                          Name:
                          Title:

                          Date:

                              Annex 2 to Exhibit L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

  The undersigned hereby certifies as follows in connection with the Rule 144A
  Investment Representation to which this Certification is attached:

  1. As indicated below, the undersigned is the President, Chief Financial
  Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
  Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment
  Companies (as defined below), is such an officer of the Adviser.

  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and
  (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment
  Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

  ____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
  144A).

  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit,
  (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the
  Buyer's own account.

  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                      ___________________________________
                                      Print Name of Buyer

                                      By:
                                      Name:
                                      Title:

                                      Date:_______________________________

                                       IF AN ADVISER:

                                      ____________________________________
                                      Print Name of Buyer

                                      By:
                                      Name:
                                      Title:

                                      Date: ______________________________
(SEAL)

                                    Exhibit M

                                     [Date]

  [Company]

Re:  Pooling  and  Servicing  Agreement  dated as of June 1,  2004 by and  among
     Washington  Mutual  Mortgage  Securities  Corp.,  as  Depositor  and Master
     Servicer,  Deutsche Bank National Trust Company,  as Trustee,  and Deutsche
     Bank Trust Company Delaware,  as Delaware  Trustee,  relating to Washington
     Mutual Mortgage Securities Corp. WaMu Mortgage  Pass-Through  Certificates,
     Series 2004-AR7

  Ladies and Gentlemen:

  In accordance with Section 2.07 of the above-captioned Pooling and Servicing
  Agreement, the undersigned, as [Trustee] [Initial Custodian], hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.04 of the Pooling and Servicing
  Agreement and has determined that (i) all documents required (in the case of instruments described in clauses (X)(ii), (X)(iv) and (Y)(ix) of the definition of "Mortgage File," known by it to be required) pursuant to the definition of "Mortgage File" and Section 2.05 of the Pooling and Servicing
  Agreement to have been executed and received as of the date hereof are in its possession and (ii) all such documents have been executed and relate to the
  Mortgage Loans identified in the Mortgage Loan Schedule. The [Trustee]
  [Initial Custodian] has made no independent examination of such documents beyond the review specifically required in the above referenced Pooling and
  Servicing Agreement and has relied upon the purported genuineness and due execution of any such documents and upon the purported genuineness of any signature thereon. The [Trustee] [Initial Custodian] makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                             ________________________________
                                             as [Trustee] [Initial Custodian]

                                             By:_________________________
                                                  Name:
                                                  Title:

                                    Exhibit N

                             BENEFIT PLAN AFFIDAVIT

  Deutsche Bank National Trust Company, as Trustee (the "Trustee")
  1761 East St. Andrew Place
  Santa Ana, CA 92705
  Attn: Trust Administration WA04A7

  Washington Mutual Mortgage Securities Corp. ("Washington Mutual")
  75 North Fairway Drive
  Vernon Hills, IL  60061

RE:  CLASS [B-4][B-5][B-6] CERTIFICATES (THE "PURCHASED CERTIFICATES") ISSUED BY
     WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-AR7 TRUST (THE "TRUST")

  Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

  1. That I am the _______________ of __________________ (the "Purchaser"),
  whose taxpayer identification number is ___________, and on behalf of which I have the authority to make this affidavit.

  2. That the Purchaser is acquiring a Purchased Certificate representing an interest in the assets of the Trust.

  3. That the Purchaser satisfies the condition in the paragraph marked below
  [mark one paragraph only]:

  ___ The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security
  Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986,
  as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of, or purchasing any of the Purchased Certificates with "plan assets"
  of, any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. Section 2510.3-101.

  ___ The Purchaser is an insurance company, the source of funds to be used by it to acquire or hold the Purchased Certificate is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class
  Exemption ("PTCE") 95-60), and the conditions in Sections I and III of PTCE
  95-60 have been satisfied.

  ___ The Purchaser has delivered to Washington Mutual and the Trustee a Benefit
  Plan Opinion (as defined in Section 1.01 of the Pooling and Servicing
  Agreement, dated as of June 1, 2004, by and among Washington Mutual, the
  Trustee and the Delaware Trustee thereunder, and relating to the Trust).

  IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of
  __________________, 20__.

  [Purchaser]

  By:
      --------------------------------------
        Its:

  Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a
  ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the
  Purchaser.

  SUBSCRIBED and SWORN to before me this day of ____________, 20__.

         Notary Public

                                    Exhibit O

                             BENEFIT PLAN AFFIDAVIT

  Deutsche Bank National Trust Company, as Trustee (the "Trustee")
  1761 East St. Andrew Place
  Santa Ana, CA 92705
  Attn: Trust Administration WA04A7

  Washington Mutual Mortgage Securities Corp. ("Washington Mutual")
  75 North Fairway Drive
  Vernon Hills, IL  60061

RE:  CLASS [B-1][B-2][B-3] CERTIFICATES (THE "PURCHASED CERTIFICATES") ISSUED BY
     WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-AR7 TRUST (THE "TRUST")

  Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

  1. That I am the _______________ of __________________ (the "Purchaser"),
  whose taxpayer identification number is ___________, and on behalf of which I have the authority to make this affidavit.

  2. That the Purchaser is acquiring a Purchased Certificate representing an interest in the assets of the Trust.

  3. That the Purchaser satisfies the condition in the paragraph marked below
  [mark one paragraph only]:

  ___ The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security
  Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue
  Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any such Plan) acting, directly or indirectly, on behalf of or purchasing the Purchased Certificate with "plan assets" of, any Plan within the meaning of the Department of Labor
  ("DOL") regulation at 29 C.F.R. Section 2510.3-101.

  ___ The Purchaser is an insurance company, the source of funds to be used by it to acquire or hold the Purchased Certificate is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class
  Exemption ("PTCE") 95-60), and the conditions in Sections I and III of PTCE
  95-60 have been satisfied.

  ___ The Purchased Certificate was rated "BBB-" or better (or its equivalent)
  by at least one of the Rating Agencies (as defined in Section 1.01 of the
  Pooling and Servicing Agreement (the "the Pooling and Servicing Agreement"),
  dated as of June 1, 2004, by and among Washington Mutual, the Trustee and the
  Delaware Trustee thereunder, and relating to the Trust) at the time of
  Purchaser's acquisition of the Purchased Certificate (or interest therein).

  ___ The Purchaser has delivered to Washington Mutual and the Trustee a Benefit
  Plan Opinion (as defined in Section 1.01 of the Pooling and Servicing
  Agreement).

  IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of
  __________________, 20__.

  [Purchaser]

  By:
      --------------------------------------
        Its:

  Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a
  ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the
  Purchaser.

  SUBSCRIBED and SWORN to before me this day of ____________, 20__.

         Notary Public

                                    Exhibit P

                             BENEFIT PLAN AFFIDAVIT

  Deutsche Bank National Trust Company, as Trustee (the "Trustee")
  1761 East St. Andrew Place
  Santa Ana, CA 92705
  Attn: Trust Administration WA04A7

  Washington Mutual Mortgage Securities Corp. ("Washington Mutual")
  75 North Fairway Drive
  Vernon Hills, IL  60061

RE:  CLASS  [A-1] [A-2 [A-3]  [A-4] [A-5]  [A-6]  CERTIFICATES  (THE  "PURCHASED
     CERTIFICATES")  ISSUED BY WaMu MORTGAGE  PASS-THROUGH  CERTIFICATES  SERIES
     2004-AR7 TRUST (THE "TRUST")

  Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

  1. That I am the _______________ of __________________ (the "Purchaser"),
  whose taxpayer identification number is ___________, and on behalf of which I have the authority to make this affidavit.

  2. That the Purchaser is acquiring a Purchased Certificate representing an interest in the assets of the Trust.

  3. That the Purchaser satisfies the condition in the paragraph marked below
  [mark one paragraph only]:

  ___ The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security
  Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue
  Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any such Plan) acting, directly or indirectly, on behalf of or purchasing the Purchased Certificate with "plan assets" of, any Plan within the meaning of the Department of Labor
  ("DOL") regulation at 29 C.F.R. Section 2510.3-101.

  ___ The acquisition and holding of the Purchased Certificate are eligible for the exemptive relief available under DOL Prohibited Transaction Class
  Exemption 84-14, 91-38, 90-1, 95-60 or 96-23.

  ___ The Purchaser has delivered to Washington Mutual and the Trustee a Benefit
  Plan Opinion (as defined in Section 1.01 of the Pooling and Servicing
  Agreement, dated as of June 1, 2004, by and among Washington Mutual, the
  Trustee and the Delaware Trustee thereunder, and relating to the Trust).

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of
__________________, 20__.

  [Purchaser]

  By:
      --------------------------------------
        Its:

  Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a
  ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the
  Purchaser.

  SUBSCRIBED and SWORN to before me this day of ____________, 20__.

         Notary Public